Filed Pursuant to Rule 424(b)(3)
Registration Rile No. 333-260571

PROSPECTUS

OTONOMO TECHNOLOGIES LTD.

PRIMARY OFFERING OF

13,825,000 ORDINARY SHARES

SECONDARY OFFERING OF

98,631,650 ORDINARY SHARES,

5,200,000 WARRANTS TO PURCHASE ORDINARY SHARES AND

5,200,000 ORDINARY SHARES UNDERLYING WARRANTS

OF

OTONOMO TECHNOLOGIES LTD.

This prospectus relates to the issuance from time to time by Otonomo Technologies Ltd., a company organized under the laws of the State of Israel (“we,” “our,” the “Company” or “Otonomo”) of up to 13,825,000 ordinary shares, no par value per share (the “ordinary shares”), including (a) 8,625,000 ordinary shares issuable upon the exercise of warrants of the Company (“warrants”) that were issued in exchange for the public warrants of Software Acquisition Group Inc. II, a Delaware corporation (“SWAG”) (the “public warrants”), at the closing of the Business Combination (as defined herein), and (b) 5,200,000 ordinary shares issuable upon the exercise of the warrants that were issued in exchange for the private warrants of SWAG (the “private warrants”) at the closing of the Business Combination.

This prospectus also relates to the resale, from time to time, by the selling securityholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest, of (a) up to 98,631,650 ordinary shares, (b) up to 5,200,000 warrants and (c) up to 5,200,000 ordinary shares issuable upon exercises of warrants we issued to certain of the Selling Securityholders, as described below.

Each warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share commencing on September 12, 2021 and will expire on August 13, 2026, at 5:00 p.m., New York City time, or earlier upon redemption of the warrants or liquidation of the Company. We may redeem the outstanding public warrants at a price of  $0.01 per warrant if the last reported sales price of our ordinary shares equals or exceeds $18.00 per ordinary share (subject to adjustment in accordance with the terms of the warrants) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders, as described herein. The private warrants have terms and provisions that are identical to those of the public warrants, except as described herein.

We are registering these securities for resale by the Selling Securityholders named in this prospectus, or their transferees, pledgees, donees or assignees or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer and sell any of the securities from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the securities. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section entitled “Plan of Distribution” elsewhere in this prospectus. We do not know when or in what amounts the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all or none of the securities offered by this prospectus.

All of the ordinary shares and warrants (including ordinary shares issuable upon the exercise of such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of any securities by the Selling Securityholders. We will receive up to an aggregate of $159.0 million from the exercise of the warrants, assuming the exercise in full of all the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes.

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC under the trading symbols “OTMO” and “OTMOW,” respectively. On November 2, 2021, the closing prices for our ordinary shares and warrants on the Nasdaq Stock Market LLC were $4.70 per ordinary share and $0.70 per warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission, the Israeli Securities Authority nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2021.

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Otonomo” refer to Otonomo Technologies Ltd., a company organized under the laws of the State of Israel. In this prospectus:

“Class A Stock” means each share of Class A Common Stock of SWAG, par value of $0.0001 per share, outstanding immediately prior to the Effective Time to be exchanged for one Otonomo ordinary share.

“Class B Stock” means each share of Class B Common Stock of SWAG, par value of $0.0001 per share, outstanding immediately prior to the Effective Time to be exchanged for one Otonomo ordinary share.

“Closing” means the closing of the Transactions contemplated by this Agreement.

“Effective Time” means the effective time of the Business Combination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Shares” means the 4,312,500 shares of Class B Stock held by the Sponsor, which were acquired for an aggregate purchase price of $25,000 prior to the SWAG IPO.

“GAAP” means accounting principles generally accepted in the United States of America.

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation, order, judgment, injunction, ruling, award, decree, writ or other binding directive or guidance issued, promulgated or enforced by a governmental entity having jurisdiction over a given matter. Unless explicitly stated herein, “Law” does not include COVID-19 Measures.

“Otonomo Articles” means the amended and restated articles of association of Otonomo Technologies Ltd.

“Otonomo preferred shares” means, collectively, the Series Seed preferred shares of Otonomo, no par value (“Series Seed Preferred Shares”), series A preferred shares of Otonomo, no par value (“Series A Preferred Shares”), series B preferred shares of Otonomo, no par value (“Series B Preferred Shares”), series C preferred shares of Otonomo, no par value (“Series C Preferred Shares”) and series C-1 preferred shares of Otonomo, no par value (“Series C-1 Preferred Shares”).

“PCAOB” means the Public Company Accounting Oversight Board.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Software Acquisition Holdings II LLC, a Delaware limited liability company.

“Subscription Agreements” means the subscription agreements entered into by the PIPE Investors providing for the purchase by the PIPE Investors at the Effective Time of an aggregate of 14,250,000 PIPE Shares at a price per share of $10.00.

“SWAG IPO” means the initial public offering of SWAG, which was consummated on September 17, 2020.

“units” means the 15,000,000 units sold as part of the SWAG IPO and the 2,250,000 units sold to the underwriter following the exercise of its over-allotment option, each consisting of one share of Class A Stock and one-half of one redeemable SWAG warrant.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding Otonomo’s future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, Otonomo’s expectations concerning the outlook for its business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of Otonomo as set forth in this prospectus.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

•	Otonomo has a limited operating history and may be unable to achieve or sustain profitability or accurately predict its future results;

•	Otonomo has a history of losses and expects to incur significant expenses and continuing losses for the foreseeable future;

•

Otonomo expects to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for Otonomo;

•

If Otonomo does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected;

•	If Otonomo is unsuccessful at investing in growth opportunities, its business could be materially and adversely affected;

•

Otonomo may need to raise additional funds in the future in order to execute its business plan and these funds may not be available to Otonomo when it needs them. If Otonomo cannot raise additional funds when it needs them, its business, prospects, financial condition and operating results could be negatively affected;

•	Otonomo has experienced rapid growth, and if Otonomo fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected;

•

Otonomo relies, in part, on partnerships to grow its business. The partnerships may not produce the expected financial or operating results Otonomo expects. In addition, if Otonomo is unable to enter into partnerships or successfully maintain them, its growth may be adversely impacted;

•

Otonomo’s business depends on expanding its base of data consumers and data consumers increasing their use of its services, and its inability to expand its base of data consumers or any loss of data consumers or decline in their use of its services could materially and adversely affect its business, results of operations and financial condition;

•

If Otonomo fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements or preferences, its products may become less competitive;

•

The market for Otonomo’s services and platform is new and unproven, may decline or experience limited growth and is dependent in part on consumers continuing to adopt its platform and use its services;

•

Otonomo relies on the ability to access data from external providers at reasonable terms and prices. Otonomo’s data providers might restrict its use of or refuse to license data, which could lead to its inability to access certain data or provide certain services and, as a result, materially and adversely affect its operating results and financial condition;

•

If Otonomo is unable to expand its relationships with existing OEMs and vehicle fleet operators and add new OEMs and vehicle fleet operators and data providers, its business, results of operations and financial condition could be adversely affected; and

•	The other matters described in the section titled “Risk Factors” beginning on page 8.

Otonomo cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. Otonomo does not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that Otonomo will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in Otonomo’s public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information” beginning on page 139.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of Otonomo’s management, which in turn are based upon Otonomo’s management’s review of internal surveys, independent industry surveys and publications, and other third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While Otonomo is not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Otonomo” refer to Otonomo Technologies Ltd., a company organized under the laws of the State of Israel, and its consolidated subsidiaries.

Overview

Otonomo is a leading one-stop shop for vehicle data. Since its founding in 2015, Otonomo has built a Vehicle Data Platform (the “Otonomo Vehicle Data Platform”) and marketplace that fuels an ecosystem powered by data from 19 vehicle manufacturer (OEM) agreements, fleets, and other data providers, and enables the licensing of data to approximately 145 service providers. The platform securely ingests over 4.3 billion data points per day from over 40 million connected vehicles worldwide and then reshapes and enriches the data in order to accelerate the time to market for new services that improve the in-and-around car experience. Otonomo’s platform provides OEMs the opportunity to create new revenue streams and facilitates an open ecosystem of services around the vehicle. This enables the utilization of vast amounts of data that vehicles generate daily and that OEMs store and maintain.

As part of its proprietary data platform, Otonomo has developed a robust suite of software-as-a-service (“SaaS”) offerings that provide both OEMs and service providers with additional capabilities, and that incorporate vertically specific applications to meet different privacy, regulation, storage, visualization and data insight needs.

Privacy by design and neutrality are at the core of Otonomo’s platform, which enables compliance with regulations such as GDPR, CCPA, and other vehicle specific regulations, such as the EU requirement/directive that OEMs share connected car data with third parties or the Massachusetts’ Right to Repair Act allowing access to vehicle data for maintenance and repair purposes.

The Otonomo Vehicle Data Platform is utilized by organizations and businesses across diverse areas, including, but not limited to smart cities, transportation companies, fleet services, insurance companies, financial institutions and dealerships. Otonomo’s headquarters and research and development center are based in Herzliya, Israel. Otonomo delivers near-real-time and historical data, accelerates time to market and paves the way for new applications and services that make transportation safer, more convenient and truly rewarding.

Recent Developments

Consummation of the Business Combination

On January 31, 2021, we entered into that certain Business Combination Agreement with Software Acquisition Group Inc. II (“SWAG”) and Butterbur Merger Sub Inc. (“Merger Sub”) (the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, Merger Sub merged with and into SWAG, with SWAG surviving the merger (the “Business Combination”). On August 13, 2021 (the “Closing Date”), upon the consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), SWAG became a wholly owned subsidiary of Otonomo.

Concurrently with the execution of the Business Combination Agreement, Otonomo and certain accredited investors (the “PIPE Investors”) entered into a series of subscription agreements (“Subscription Agreements”). On the Closing Date, the PIPE Investors purchased an aggregate of 14,250,000 ordinary shares (“PIPE Shares”) at a price per share of $10.00 for gross proceeds to Otonomo of $142,500,000 (collectively, the “PIPE Investment”).

In addition, concurrently with the execution of the Business Combination Agreement, Otonomo, certain Otonomo shareholders (the “Selling Shareholders”) and certain accredited investors (the “Secondary PIPE Investors”) entered into a share purchase agreement (“Share Purchase Agreement”). On the Closing Date, providing the Secondary PIPE Investors purchased an aggregate of 3,000,000 ordinary shares (“Secondary PIPE Shares”) from the Selling Shareholders at a price per share of $10.00 for gross proceeds to the Selling Shareholders of $30,000,000 (collectively, the “Secondary PIPE”).

Partnership and Collaboration Announcements

During June, July and August 2021, Otonomo announced several new partnerships and other collaborations to make automotive data available through the Otonomo Vehicle Data Platform. These partnerships and collaborations include (i) a collaboration with Amazon Web Services (“AWS”) to accelerate vehicle data-based innovation through the integration of the Otonomo Vehicle Data Platform with AWS’s Connection Mobility Solution, (ii) an agreement with Mercedes-Benz Connectivity Services, a subsidiary of Mercedes-Benz AG, to make available fleet data across 25 countries throughout Europe to fleet management companies, (iii) a partnership with WeatherOptics to provide ground-truth vehicle data to verify and predict the impact of weather on shipment delays, and (iv) a partnership with OBI+ provide access to multi-layered OEM vehicle data from the Otonomo Vehicle Data Platform.

Financial and Operational Update

During the three months ended September 30, 2021, we added approximately 2.5 million connected cars to our addressable installed base, giving us a total of approximately 50 million connected cars as of September 30, 2021.

We expect our revenue for the nine months ended September 30, 2021 will total approximately $657,000, an increase of approximately $475,000, or 261%, as compared to our revenue of $182,000 for the nine months ended September 30, 2020.

However, we have not yet performed certain closing procedures and are in the process of finalizing our results for the nine months ended September 30, 2021. This estimated revenue is based only on currently available information, does not present all necessary information for an understanding of our results of operations for the nine months ended September 30, 2021, and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with GAAP. The estimated revenue has been prepared by and is the responsibility of our management, and neither our independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed or performed any procedures with respect to this preliminary financial data or the accounting treatment thereof. Our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. There can be no assurance that final revenue for the nine months ended September 30, 2021 will not differ materially from this estimate. Readers are cautioned not to place undue reliance on this preliminary unaudited result, which constitutes a forward-looking statement, and this preliminary estimate is not necessarily indicative of any future period and should be read together with “Risk Factors”, “Forward-Looking Statements”, and our consolidated financial statements and related notes included herein.

Neura Acquisition

On October 4, 2021, pursuant to that certain Agreement and Plan of Merger, dated as of October 4, 2021, by and among Otonomo, Neura, Inc. (“Neura”) and the other parties thereto (the “Neura Merger Agreement”), Otonomo acquired Neura, a leader in Artificial Intelligence (AI)-powered mobility intelligence (the “Neura Acquisition”). Otonomo acquired 100% of Neura’s outstanding equity interests for transaction consideration of approximately $50 million, including the issuance of ordinary shares (the “Neura Shares”). Otonomo expects its newly expanded mobility intelligence platform to leverage Neura’s advanced analytics powered by patented AI and Machine Learning technologies and diverse multi-layered data.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the JOBS Act. For as long as we are deemed an emerging growth company, we are permitted to and intend to take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies, including:

•

an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and

•

an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act. However, if certain events occur prior to the end of such five year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay such adoption of new or revised accounting standards. As a result, our financial statements may not be comparable to companies that comply with the public company effective date.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, that are applicable to “foreign private issuers,” and under those requirements we file reports with the Securities and Exchange Commission, or the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies. We intend to continue to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an emerging growth company.

Our Corporate Information

We were incorporated in the state of Israel on December 8, 2015 under the Israeli Companies Law, 5759-1999 (the “Companies Law”), and our principal executive office is located at 6 Abba Eban Blvd., Herzliya Pituach 467256, Israel. Our legal and commercial name is Otonomo Technologies Ltd. We are registered with the Israeli Registrar of Companies. Our registration number is 51-53528-13. Our website address is www.otonomo.io, and our telephone number is +(972) 52-432-9955. Information contained on, or that can be accessed through, our website does not constitute a part of this Annual Report and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Summary Risk Factors

Investing in our securities involves risks. You should carefully consider all of the information contained in this prospectus, including the risks described in “Risk Factors,” before making a decision to invest in our securities. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:

•	Otonomo has a limited operating history and may be unable to achieve or sustain profitability or accurately predict its future results;

•	Otonomo has a history of losses and expects to incur significant expenses and continuing losses for the foreseeable future;

•

Otonomo expects to invest substantially in research and development (“R&D”) for the purpose of developing and commercializing new services, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for Otonomo;

•

If Otonomo does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected;

•	If Otonomo is unsuccessful at investing in growth opportunities, its business could be materially and adversely affected;

•

Otonomo may need to raise additional funds in the future in order to execute its business plan and these funds may not be available to Otonomo when it needs them. If Otonomo cannot raise additional funds when it needs them, its business, prospects, financial condition and operating results could be negatively affected;

•	Otonomo has experienced rapid growth, and if Otonomo fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected;

•

Otonomo relies, in part, on partnerships to grow its business. The partnerships may not produce the expected financial or operating results Otonomo expects. In addition, if Otonomo is unable to enter into partnerships or successfully maintain them, its growth may be adversely impacted;

•

Otonomo’s business depends on expanding its base of data consumers and data consumers increasing their use of its services, and its inability to expand its base of data consumers or any loss of data consumers or decline in their use of its services could materially and adversely affect its business, results of operations and financial condition;

•

If Otonomo fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements or preferences, its products may become less competitive;

•

The market for Otonomo’s services and platform is new and unproven, may decline or experience limited growth and is dependent in part on consumers continuing to adopt its platform and use its services;

•

Otonomo relies on the ability to access data from external providers at reasonable terms and prices. Otonomo’s data providers might restrict its use of, or refuse to license, data, which could lead to its inability to access certain data or provide certain services and, as a result, materially and adversely affect its operating results and financial condition;

•

If Otonomo is unable to expand its relationships with existing OEMs and vehicle fleet operators and add new OEMs and vehicle fleet operators and data providers, its business, results of operations and financial condition could be adversely affected; and

•	The other matters described in the section titled “Risk Factors” beginning on page 8;

THE OFFERING

Ordinary shares issuable by us upon exercise of the warrants	13,825,000 ordinary shares.

Securities that may be offered and sold from time to time by the Selling Securityholders	Up to 98,631,650 ordinary shares, up to 5,200,000 warrants and up to 5,200,000 ordinary shares issuable upon exercise of the warrants.

Terms of warrants	Each warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share. Our warrants expire on August 13, 2026 at 5:00 p.m., New York City time.

Offering prices	The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Ordinary shares issued and outstanding prior to any exercise of warrants	132,214,733 ordinary shares (as of October 4, 2021).

Warrants issued and outstanding	13,825,000 warrants (as of October 4, 2021).

Ordinary shares to be issued and outstanding assuming exercise of all warrants	146,039,733 ordinary shares (as of October 4, 2021).

Use of proceeds	We will receive up to an aggregate of $159.0 million from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the warrants. See “Use of Proceeds.”

All of the ordinary shares and warrants (including shares issuable upon the exercise of such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Dividend Policy	We have never declared or paid any cash dividend on our ordinary shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Market for our ordinary shares and warrants	Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “OTMO” and “OTMOW,” respectively.

Risk factors	Prospective investors should carefully consider the “Risk Factors” beginning on page 8 herein for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to Otonomo’s Business and Industry

Otonomo has a limited operating history and may be unable to achieve or sustain profitability or accurately predict its future results.

Otonomo has been focused on developing a platform to provide vehicle data services since its formation in 2015. Otonomo’s limited operating history makes it difficult to evaluate its current business and future prospects and may increase the risk of its investment. Further, because Otonomo has limited historical financial data and operates in a rapidly evolving market, any predictions about its future revenue and expenses may not be as accurate as they would be if it had a longer operating history or operated in a more predictable market.

Otonomo’s losses in prior periods and accumulated deficit reflect the investments it has made to date to grow its business. Otonomo expects to have significant operating expenses in the future to further support and grow its business, including expanding the range of integrations between its platform and third-party applications and platforms, expanding its direct and indirect sales capabilities, investing in its infrastructure and R&D, and as a result it may be unable to achieve or sustain profitability or accurately predict its future results. You should not consider Otonomo’s recent growth in revenue as indicative of its future performance. Otonomo cannot assure you that it will achieve profitability in the future, or that if Otonomo does become profitable, that Otonomo will sustain profitability.

If Otonomo fails to address the risks and difficulties that it faces, including those described elsewhere in this “Risk Factors” section, its business, financial condition and results of operations could be adversely affected. Otonomo has encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If Otonomo’s assumptions regarding these risks and uncertainties, which it uses to plan and operate its business, are incorrect or change, or if it does not address these risks successfully, its results of operations could differ materially from its expectations and its business, financial condition and results of operations could be adversely affected.

Otonomo has a limited operating history with a history of losses and expects to incur significant expenses and continuing losses for the foreseeable future.

Otonomo has incurred net losses on an annual basis since its inception. Otonomo incurred net losses of approximately $13.1 million, $19.1 million and $20.0 million for the six months ended June 30, 2021 and the years ended December 31, 2019 and 2020, respectively. Otonomo believes that it will continue to incur operating and net losses each quarter for the foreseeable future.

Otonomo expects to continue to expend substantial financial and other resources on, among other things:

•	investments in its engineering team, the development of new products, features and functionality and enhancements to its platform;

•	expansion of its operations and infrastructure;

•	increases in its investment in research and development;

•	increases in its sales and marketing activities and expanding its sales force to cover additional geographies, including outside the U.S.; and

•	general administration, including legal, accounting and other expenses related to being a public company.

These investments may not result in increased revenue or growth of its business. Otonomo also expects that its revenue growth rate will decline over time. Accordingly, Otonomo may not be able to generate sufficient revenue to offset its expected cost increases, and achieve and sustain profitability. If Otonomo fails to achieve and sustain profitability, then its business, results of operations and financial condition would be adversely affected.

Otonomo expects to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for Otonomo.

Otonomo’s future growth depends on its ability to enhance its services and introduce new services that achieve market acceptance and penetrate new markets. Therefore, Otonomo plans to incur substantial research and development costs as part of its efforts to develop and commercialize new services and enhance existing services. Otonomo’s research and development expenses were approximately $4.8 million, $8.2 million and $8.6 million during the six months ended June 30, 2021 and the years ended December 31, 2019 and 2020, respectively, and are likely to grow in the future. Future research and development expenses will adversely affect Otonomo’s future results of operations. In addition, Otonomo’s research and development program may not produce successful results, and even if it does successfully produce new services, those services may not achieve market acceptance, create additional revenue or become profitable.

If Otonomo does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected.

Otonomo’s ability to attract new data consumers and increase revenue from existing data consumers depends in part on its ability to enhance and improve its existing services, increase adoption and usage of its services, and introduce new services. The success of any enhancements or new services depends on several factors, including timely completion, adequate quality testing, actual performance quality, market accepted pricing levels and overall market acceptance.

Enhancements, such as additional technology features, and new services, such as software licenses and data services, that Otonomo develops may not be introduced in a timely or cost-effective manner, may contain errors or defects, may have interoperability difficulties with its platform or other services or may not achieve the broad market acceptance necessary to generate significant revenue. Furthermore, Otonomo’s ability to increase the usage of its services depends, in part, on the development of new uses for its services, which may be outside of its control. Its ability to generate usage of additional services by its data consumers may also require increasingly sophisticated and more costly sales efforts and result in a longer sales cycle. If Otonomo is unable to successfully enhance its existing services to meet evolving data consumer requirements, increase adoption and usage of its services, develop new services, or if its efforts to increase the usage of its services are more expensive than Otonomo expects, then its business, results of operations and financial condition would be adversely affected.

If Otonomo is unsuccessful at investing in growth opportunities, its business could be materially and adversely affected.

Otonomo continues to invest significantly in growth opportunities, including the development of new technologies and services to meet its clients’ needs. For example, Otonomo is expanding its service offerings by providing additional services along the data value chain in the form of data storage, enrichment and visualization, and adding additional technology features for licensing to OEM’s and data consumers. Otonomo also continues to invest significantly in growth opportunities outside the U.S., and in particular Latin America and the Asia-Pacific. Otonomo considers its presence in these markets to be an important component of its growth strategy.

There is no assurance that Otonomo’s growth strategy will be successful or will produce a sufficient or any return on its investments. Further, if Otonomo is unable to develop new technologies and services, data consumers do not use or license its new technologies and services, its new technologies and services do not work as intended or there are delays in the availability or adoption of its new technologies and services, then Otonomo may not be able to grow its business or growth may occur slower than anticipated. Additionally, although Otonomo expects continued growth in the vehicle data market, such growth may occur more slowly or not at all, and Otonomo may not benefit from its investments.

Otonomo plans to fund growth opportunities with cash from operations or from future financings. There can be no assurance that those sources will be available in sufficient amounts to fund future growth opportunities when needed.

Any of the foregoing could have a material and adverse effect on its operating results and financial condition.

Otonomo may need to raise additional funds in the future in order to execute its business plan and these funds may not be available to Otonomo when it needs them. If Otonomo cannot raise additional funds when it needs them, its business, prospects, financial condition and operating results could be negatively affected.

Otonomo may require additional capital in the future in order to fund its growth strategy or to respond to technological advancements, competitive dynamics or technologies, data consumer demands, business opportunities, challenges, acquisitions or unforeseen circumstances. It may also determine to raise equity or debt financing for other reasons. For example, in order to further enhance business relationships with current or potential customers or partners, Otonomo may issue equity or equity-linked securities to such current or potential customers or partners.

Otonomo may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If Otonomo raises additional funds through the issuance of equity or convertible debt or other equity-linked securities, its existing shareholders could experience significant dilution. In addition, any debt financing obtained by Otonomo in the future, whether in the form of a credit facility or otherwise, could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for Otonomo to obtain additional capital and to pursue business opportunities, including potential acquisitions. If Otonomo is unable to obtain adequate financing or financing on terms satisfactory to Otonomo when Otonomo requires it, Otonomo’s ability to continue to grow or support its business and to respond to business challenges could be significantly limited. In addition, because Otonomo’s decision to issue debt or equity in the future will depend on market conditions and other factors beyond its control, it cannot predict or estimate the amount, timing, nature or success of its future capital raising efforts.

Otonomo has experienced rapid growth, and if Otonomo fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected.

Otonomo has experienced substantial growth in its business since inception. For example, Otonomo has experienced significant growth in the number of data consumers, usage and amount of data that its platform and associated infrastructure support. This growth has placed and may continue to place significant demands on its corporate culture, operational infrastructure and management. Any failure to manage its anticipated growth and organizational changes in a manner that preserves the key aspects of its culture could hurt its chance for future success, including its ability to recruit and retain personnel, and effectively focus on and pursue its corporate objectives. This, in turn, could adversely affect its business, results of operations and financial condition.

In addition, Otonomo’s ability to manage its operations and future growth will require Otonomo to continue to improve its operational, financial and management controls, compliance programs and reporting systems. Otonomo is currently in the process of strengthening its compliance programs, including its compliance programs related to export controls, privacy and cybersecurity and anti-corruption. Otonomo may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have an adverse effect on its business, reputation and financial results.

Otonomo relies, in part, on partnerships to grow its business. The partnerships may not produce the expected financial or operating results Otonomo expects. In addition, if Otonomo is unable to enter into partnerships or successfully maintain them, its growth may be adversely impacted.

Historically, Otonomo has relied, in part, on a variety of partnerships covering different focus areas and data to grow its business. The majority of the partnerships allow Otonomo to provide data or data services as part of services provided by the partners, thereby increasing Otonomo’s customer base without the need to address the customers directly.

Any partnerships Otonomo enters into may not be on favorable terms, and the expected benefits and growth from these partnerships may not materialize as planned. Otonomo may have difficulty assimilating new partnerships and their services, technologies, IT systems and personnel into its operations. IT and data security profiles of partners may not meet its technological standards and may take longer to integrate and remediate than planned. This may result in significantly greater transaction and integration costs for future partnerships than Otonomo has experienced historically, or it could mean that Otonomo will not pursue certain partnerships where the costs of integration and remediation are too significant. These difficulties could disrupt its ongoing business, increase its expenses and adversely affect its operating results and financial condition.

Despite its past experience, opportunities to grow its business through partnerships may not be available to Otonomo in the future.

Historically, a single customer has accounted for a material portion of Otonomo’s revenues and, therefore, the loss of that customer could materially and adversely affect its business, results of operations and financial condition.

One of Otonomo’s customers, Mitsubishi Motors Corporation (“Mitsubishi”), accounted for approximately 30% of its revenue in 2020. The loss of this customer could result in a significant reduction of Otonomo’s anticipated revenues, which could materially and adversely affect its business, results of operations and financial condition.

Otonomo’s business depends on expanding its base of data consumers and data consumers increasing their use of its services, and its inability to expand its base of data consumers or any loss of data consumers or decline in their use of its services could materially and adversely affect its business, results of operations and financial condition.

Otonomo’s ability to grow and generate revenue growth depends, in part, on its ability to expand its base of data consumers and maintain and grow its relationships with existing data consumers and to have them increase their usage of its platform. If Otonomo is not successful in attracting new data consumers or its existing data consumers do not increase their use of its services, then its revenue growth may decline, and its results of operations may be harmed. Data consumers are charged based on the usage of its services. Many of Otonomo’s data consumers do not have long-term contractual financial commitments to Otonomo and, therefore, most of its data consumers may reduce or cease their use of its services at any time without penalty or termination charges. Data consumers may terminate or reduce their use of its services for any number of reasons, including if they are not satisfied with its services, the value proposition of its services or its ability to meet their needs and expectations. Otonomo cannot accurately predict data consumers’ usage levels and its inability to attract new data consumers or the loss of data consumers or reductions in their usage levels of its services may each have a negative impact on its business, results of operations and financial condition and may slow its growth in the future if customers are not satisfied with its products, the value proposition of its products or its ability to meet their needs and expectations. If a significant number of data consumers cease using, or reduce their usage of its services, then Otonomo may be required to spend significantly more on sales and marketing than it currently plans to spend in order to maintain or increase revenue from data consumers. Such additional sales and marketing expenditures could adversely affect its business, results of operations and financial condition.

If Otonomo fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements or preferences, its products may become less competitive.

The market for communications in general, and vehicle data, is subject to rapid technological change, evolving industry standards, changing regulations, as well as changing customer needs, requirements and preferences. The success of Otonomo’s business will depend, in part, on its ability to adapt and respond effectively to these changes on a timely basis. If Otonomo is unable to develop new services that satisfy its data consumers and provide enhancements and new features for its existing services that keep pace with rapid technological and industry change, its business, results of operations and financial condition could be adversely affected. If new technologies emerge that are able to deliver competitive services at lower prices, more efficiently, more conveniently or more securely, such technologies could adversely impact its ability to compete effectively.

Its platform must integrate with a variety of network, hardware, mobile and software platforms and technologies, and Otonomo needs to continuously modify and enhance its services and platform to adapt to changes and innovation in these technologies. If data providers, partners or data consumers adopt new software platforms or infrastructure, Otonomo may be required to develop new or enhanced versions of its services to work with those new platforms or infrastructure. This development effort may require significant resources, which would adversely affect its business, results of operations and financial condition. Any failure of its services and platform to operate effectively with evolving or new platforms and technologies could reduce the demand for its services. If Otonomo is unable to respond to these changes in a cost-effective manner, its services may become less marketable and less competitive or obsolete, and its business, results of operations and financial condition could be adversely affected.

The market for Otonomo’s services and platform is new and unproven, and may decline or experience limited growth and is dependent in part on data consumers continuing to adopt its platform and use its services.

Otonomo has been developing and providing a cloud based platform, through which it serves as a vehicle data marketplace, and which enables car manufacturers, drivers and service providers to be part of a connected ecosystem. This market is relatively new and unproven and is subject to a number of risks and uncertainties. Otonomo believes that its future success will significantly depend in large part on the growth, if any, of this market. The utilization of a data marketplace to obtain data on vehicles, drivers and the environment is still relatively new, and consumers may not recognize the need for, or benefits of, its services and platform. Moreover, if they do not recognize the need for and benefits of its services and platform, they may decide to adopt alternative services to satisfy some portion of their business needs. In order to grow its business and extend its market position, Otonomo intends to focus on educating potential customers about the benefits of its services and platform, expanding the range of Otonomo’s services and bringing new technologies to market to increase market acceptance and use of its platform. Otonomo’s ability to expand the market that its services and platform address depends upon a number of factors, including the cost, performance and perceived value associated with such services and platform. The market for its services and platform could fail to grow significantly or there could be a reduction in demand for its services as a result of a lack of acceptance, technological challenges, competing services, decreases in spending by current and prospective customers, weakening economic conditions and other causes. If Otonomo’s market does not experience significant growth, or demand for its services decreases, then its business, results of operations, and financial condition could be adversely affected.

Otonomo relies on the ability to access data from external providers at reasonable terms and prices. Otonomo’s data providers might restrict its use of, or refuse to license, data, which could lead to its inability to access certain data or provide certain services and, as a result, materially and adversely affect its operating results and financial condition.

Otonomo relies extensively upon vehicle data from a variety of external providers to provide its services, including data from vehicle manufacturers (“OEMs”), vehicle fleet operators and telematics service providers (“TSPs”). Otonomo’s data providers could increase restrictions on its use of such data, increase the price they charge Otonomo for data, or refuse altogether to license the data to Otonomo. In addition, during the term of any data supply contract, providers may fail to adhere to its data quality control standards or fail to deliver data. Further, although no single individual data provider is material to Otonomo’s business, if a number of providers collectively representing a significant amount of data that it uses for one or more of its services were to impose additional contractual restrictions on its use of or access to data, fail to adhere to its quality-control standards, repeatedly fail to deliver data or refuse to provide data, now or in the future, its ability to provide those services to its clients could be materially adversely impacted, which may harm its operating results and financial condition. In addition, if a number of providers collectively representing a significant amount of data that Otonomo uses are no longer able or are unwilling to provide Otonomo with certain data, it may need to find alternative providers.

If Otonomo is unable to identify and contract with suitable alternative data providers and efficiently and effectively integrate these data sources into its service offerings, Otonomo could experience service disruptions, increased costs, and reduced quality and availability of its services. Moreover, some of Otonomo’s data providers compete with it in certain service offerings, which may make it vulnerable to unpredictable price increases from them and they may elect to stop providing data to us. Significant price increases could have a material adverse effect on Otonomo’s operating margins and its financial position, in particular if Otonomo is unable to arrange for substitute replacement data suppliers on favorable economic terms. There can be no assurance that Otonomo would be able to obtain data from alternative suppliers if its current suppliers become unavailable. Loss of such access or the availability of data in the future on commercially reasonable terms, or at all, may reduce the quality and availability of its services, which could have a material adverse effect on its business, financial condition, and results of operations.

Some of Otonomo’s data suppliers face similar regulatory requirements as Otonomo does and, consequently, they may cease to be able to provide data to Otonomo or may substantially increase the fees they charge Otonomo for this data, which may make it financially burdensome or impossible for Otonomo to acquire data that is necessary to offer services. Many consumer advocates, privacy advocates, and government regulators believe that existing laws and regulations do not adequately protect privacy or ensure the accuracy of personal data. As a result, such advocates and regulators are seeking further restrictions on the dissemination or commercial use of personal information to the public and private sectors, as well as contemplating requirements relative to data accuracy and the ability of consumers to opt to have their personal data removed from databases such as Otonomo’s. Any future laws, regulations, or other restrictions limiting the dissemination or use of personal information may reduce the quality and availability of the data necessary for its products and services, which could have a material adverse effect on its business, financial condition, and results of operations.

If Otonomo is unable to expand its relationships with existing OEMs and vehicle fleet operators and add new OEMs and vehicle fleet operators and data providers, its business, results of operations and financial condition could be adversely affected.

Otonomo believes that the continued growth of its business depends in part upon developing and expanding strategic relationships with OEM’s and vehicle fleet operators and other data providers. OEM’s and vehicle fleet operators provide much of the data Otonomo provides as part of its services. As demand grows for data-driven products and services and customer groups join the ecosystem and expand their usage of external data, Otonomo will need to be able to provide the data in order to meet increasing market needs. Its strategy also includes contracting with other data providers to provide commercial vehicle, environmental and micro-mobility data.

If Otonomo fails to expand its relationships with existing OEM’s and vehicle fleet operators or establish relationships with new OEM’s and vehicle fleet operators and other data providers in a timely and cost effective manner, or at all, Otonomo will be unable to grow its business and meet its customers’ needs, which would adversely affect its business, results of operations and financial condition.

Any failure to offer high quality data user support may adversely affect Otonomo’s relationships with its data consumers and prospective data consumers, and adversely affect its business, results of operations and financial condition.

Many of Otonomo’s customers depend on its customer support team to assist them in deploying its services effectively to help them to resolve post-deployment issues quickly, and to provide ongoing support. If Otonomo does not devote sufficient resources or is otherwise unsuccessful in assisting its data consumers effectively, it could adversely affect its ability to retain existing data consumers and could prevent prospective data consumers from adopting its services. Otonomo may be unable to respond quickly enough to accommodate short-term increases in demand for customer support. It also may be unable to modify the nature, scope and delivery of its customer support to compete with changes in the support services provided by its competitors. Increased demand for customer support, without corresponding revenue, could increase costs and adversely affect its business, results of operations and financial condition. Otonomo’s revenues are highly dependent on its business reputation. Any failure to maintain high quality customer support, or a market perception that it does not maintain high quality customer support, could erode customer trust and adversely affect its reputation, business, results of operations and financial condition.

Adverse conditions in the automotive industry or the global economy more generally could have adverse effects on Otonomo’s results of operations.

Otonomo’s business is directly affected by, and significantly dependent on, business cycles and other factors affecting the global automobile industry and global economy generally. Automotive production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences, changes in interest rates and credit availability, consumer confidence, fuel costs, fuel availability, environmental impact, governmental incentives and regulatory requirements and political volatility, especially in energy-producing countries and growth markets. In addition, automotive production and sales can be affected by Otonomo’s automotive OEM customers’ ability to continue operating in response to challenging economic conditions and in response to regulatory requirements and other factors. The volume of automotive production in North America, Europe and the rest of the world has fluctuated, sometimes significantly, from year to year.

Otonomo expects any such fluctuations to give rise to fluctuations in the demand for its products. Reductions in automotive sales could slow the increasing connectivity of vehicles, as new vehicles have greater connectivity that older ones, and would slow the demand for data-driven products and services. In addition, a reduction in the number of vehicles would reduce the potential number of data consumers for Otonomo’s services. Any significant adverse change in automotive production and sales could have a material adverse effect on Otonomo’s business, results of operations and financial condition.

The market in which Otonomo participates is intensely competitive, and if Otonomo does not compete effectively, its business, results of operations and financial condition could be harmed.

The market for vehicle data is rapidly evolving and highly competitive, with relatively low barriers to entry in some areas. Otonomo’s future success will depend on its ability to maintain its lead by continuing to develop and protect from infringement advanced technology in a timely manner and to stay ahead of existing and new competitors. Otonomo currently faces competition from a range of companies seeking to establish and develop relationships with OEMs and other data providers. Its competitors are also working to advance technology, performance and innovation in their development of new and improved solutions.

Otonomo’s direct competitors focus on data provision, services to manage and structure data and consent management. Its indirect competitors include service providers and personal use case companies, which focus on enabling services via APIs and connecting service providers with customers’ personally identifiable information (“PII”), as well as industry-specific data and service providers for location-based services, fleet management and repair and maintenance. Additionally, technology companies, such as Google and Alibaba, and vehicle operating system providers, such as Huawei and Baidu, are potential competitors to its platform, as are companies providing cloud computing platforms and APIs, such as Amazon Web Services and Microsoft. In addition, Otonomo faces potential competition from its vertically integrated data providers which may elect to directly provide more data-related services as part of their business.

The principal competitive factors in its market include completeness of offering, ease of integration and programmability, product features, platform scalability, and performance and cost.

Some of its competitors and potential competitors are larger and have greater name recognition, longer operating histories, more established customer relationships, larger budgets and significantly greater resources than Otonomo does. In addition, some have the operating flexibility to bundle competing products and services at little or no perceived incremental cost, including offering them at a lower price as part of a larger sales transaction. As a result, its competitors may be able to respond more quickly and effectively than Otonomo can to new or changing opportunities, technologies, standards or customer requirements.

With the introduction of new services and new market entrants, Otonomo expects competition to intensify in the future. Increased competition may result in pricing pressure and reduced margins and may impede Otonomo’s ability to increase the sales of its products or cause it to lose market share, any of which will adversely affect its business, results of operations and financial condition.

Otonomo expects its results of operations to fluctuate on a quarterly and annual basis, which could cause the price of its securities to fluctuate or decline.

Otonomo’s quarterly results of operations have fluctuated in the past and may vary significantly in the future. As such, historical comparisons of its operating results may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Otonomo’s quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of its control and may not fully reflect the underlying performance of Otonomo’s business. These fluctuations could adversely affect Otonomo’s ability to meet its expectations or those of securities analysts or investors. If Otonomo does not meet these expectations for any period, the value of its business and its securities could decline significantly. Factors that may cause these quarterly fluctuations include, without limitation, those listed below:

•	The timing of revenues generated in any quarter;

•	Pricing changes Otonomo may adopt to drive market adoption or in response to competitive pressure;

•	Otonomo’s ability to retain its existing customers and attract new customers;

•	Otonomo’s ability to develop, introduce and sell services and products in a timely manner that meet customer requirements;

•	Disruptions in Otonomo’s sales channels or termination of its relationship with partners;

•	Delays in customers’ purchasing cycles or deferments of customers’ purchases in anticipation of new services or updates from Otonomo or its competitors;

•	Fluctuations in demand pressures for Otonomo’s products;

•	The mix of services sold in any quarter;

•	The duration of the global COVID-19 pandemic and the time it takes for economic recovery;

•	The timing and rate of broader market adoption of Otonomo’s data service platform;

•	Market acceptance of Otonomo’s services and further technological advancements by Otonomo’s competitors and other market participants;

•	Any change in the competitive dynamics of Otonomo’s markets, including consolidation of competitors, regulatory developments and new market entrants;

•	Changes in the source, cost, availability of and regulations pertaining to materials Otonomo uses;

•	Adverse litigation, judgments, settlements or other litigation-related costs, or claims that may give rise to such costs; and

•	General economic, industry and market conditions, including trade disputes.

Changes in tax laws or exposure to additional income tax liabilities could affect Otonomo’s future profitability.

Factors that could materially affect Otonomo’s future, effective tax rates, include but are not limited to:

•	Changes in tax laws or the regulatory environment;

•	Changes in accounting and tax standards or practices;

•	Changes in the composition of operating income by tax jurisdiction; and

•	Otonomo’s operating results before taxes.

Because Otonomo does not have a long history of operating at its present scale and it has significant expansion plans, Otonomo’s effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under U.S. GAAP, changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws.

Changes in Otonomo’s product mix may impact its financial performance.

Otonomo’s financial performance can be affected by the mix of services it sells during a given period. If Otonomo’s sales include more of the lower gross margin services than higher gross margin products, its results of operations and financial condition may be adversely affected. There can be no guarantees that Otonomo will be able to successfully alter its service mix so that it is selling more of its high gross margin products. In addition, Otonomo’s earnings forecasts and guidance are expected to include assumptions about product sales mixes. If actual results vary from this projected product mix of sales, Otonomo’s results of operations and financial condition could be adversely affected.

Otonomo is highly dependent on the services of its CEO and founder, Ben Volkow.

Otonomo is highly dependent on its CEO and founder, Ben Volkow. Mr. Volkow has acted as Otonomo’s Chief Executive Officer since its inception, and as such, is deeply involved in all aspects of Otonomo’s business, including product development. The loss of Mr. Volkow would adversely affect Otonomo’s business because this could make it more difficult to, among other things, compete with other market participants, manage Otonomo’s R&D activities and retain existing customers or cultivate new ones. Negative public perception of, or negative news related to, any of Mr. Volkow may adversely affect Otonomo’s brand, relationship with customers or standing in the industry.

Otonomo’s management team has limited experience managing a public company.

Otonomo’s management team has limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies.

Otonomo’s management team may not successfully or efficiently manage their new roles and responsibilities. Otonomo being a public company subjects it to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from Otonomo’s senior management and could divert their attention away from the day-to-day management of Otonomo’s business, which could adversely affect Otonomo’s business, financial condition and operating results.

Otonomo’s business depends on its ability to attract and retain highly skilled personnel and senior management.

Competition for highly-skilled personnel is often intense, especially in Israel, where Otonomo’s principal office is located, and it may incur significant costs to attract them. Otonomo may face challenges in attracting or retaining qualified personnel to fulfill its current or future needs. Otonomo has, from time to time, experienced, and it expects to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. In addition, job candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. If the perceived value of Otonomo’s equity or equity awards declines, it may adversely affect Otonomo’s ability to retain highly skilled employees. The success of Otonomo depends in part on the attraction, retention and motivation of executive personnel critical to the business and operations of Otonomo. If Otonomo fails to attract new personnel or fails to retain and motivate its current personnel, Otonomo could face disruptions in its operations, strategic relationships, key information, expertise or know-how and unanticipated recruitment and onboarding costs, and its business and future growth prospects could be adversely affected.

Otonomo’s sales and operations in international markets expose it to operational, financial and regulatory risks.

A core component of Otonomo’s growth strategy is international expansion. While it has committed resources to expanding its international operations and sales channels, these efforts may not be successful. International operations are subject to a number of other risks, including:

•	Exchange rate fluctuations;

•	Political and economic instability, international terrorism and anti-American sentiment, particularly in emerging markets;

•	Global or regional health crises, such as the COVID-19 pandemic;

•	Potential for violations of anti-corruption laws and regulations, such as those related to bribery and fraud;

•	Preference for locally branded products, and laws and business practices favoring local competition;

•	Potential consequences of, and uncertainty related to, the “Brexit” process in the United Kingdom, which could lead to additional expense and complexity in doing business there;

•	Increased difficulty in managing inventory;

•	Delayed revenue recognition;

•	Less effective protection of intellectual property;

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Stringent regulation of the autonomous or other systems, or products using Otonomo’s products and rigorous consumer protection and product compliance regulations, including but not limited to General Data Protection Regulation in the European Union, European competition law, the Restriction of Hazardous Substances directive, the Waste Electrical and Electronic Equipment directive and the European Ecodesign directive that are costly to comply with, and may vary from country to country;

•	Difficulties and costs of staffing and managing foreign operations;

•	Import and export laws and the impact of tariffs; and

•	Changes in local tax and customs duty laws or changes in the enforcement, application or interpretation of such laws.

As a result of these and other factors, international expansion may be more difficult, take longer and not generate the results Otonomo anticipates, which could negatively impact its growth and business.

Otonomo’s business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, global pandemics, and interruptions by man-made problems, such as network security breaches, computer viruses or terrorism. Material disruptions of Otonomo’s business or information systems resulting from these events could adversely affect its operating results.

A significant natural disaster, such as an earthquake, fire, flood or significant power outage or other similar events, such as infectious disease outbreaks or pandemic events, including the COVID-19 pandemic, could have an adverse effect on Otonomo’s business and operating results. The COVID-19 pandemic has produced meaningful operational challenges and Otonomo expects to continue to experience disruptions in its business during the second half of 2021. COVID-19 has heightened many of the other risks described herein, such as the demand for Otonomo’s products, its ability to achieve or maintain profitability and its ability to raise additional capital in the future. Despite the implementation of network security measures, Otonomo’s networks also may be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with its solutions. In addition, natural disasters, acts of terrorism or war could cause disruptions in Otonomo’s remaining business operations, Otonomo’s or its customers’ or partners’ businesses, Otonomo’s data providers or the economy as a whole. Otonomo also relies on information technology systems to communicate among its workforce and with third parties. Any disruption to Otonomo’s communications, whether caused by a natural disaster or by man-made problems, such as power disruptions, could adversely affect its business. Otonomo does not have a formal disaster recovery plan or policy in place and does not currently require that its suppliers’ partners have such plans or policies in place. To the extent that any such disruptions result in delays or cancellations of orders or impede its suppliers’ ability to timely deliver product components, or the deployment of its products, Otonomo’s business, operating results and financial condition would be adversely affected.

Otonomo has been, and may in the future be, adversely affected by the global COVID-19 pandemic, the duration and economic, governmental and social impact of which is difficult to predict, which may significantly harm Otonomo’s business, prospects, financial condition and operating results.

The ongoing COVID-19 pandemic as well as other possible health epidemics and outbreaks could result in a material adverse impact on Otonomo’s or its customers’ business operations including reduction or suspension of operations in the U.S. or certain parts of the world. Otonomo’s engineering operations, among others, cannot all be conducted in a remote working structure and often require on-site access to materials and equipment.

Otonomo has customers with international operations in varying industries. Depending upon the duration of the ongoing COVID-19 pandemic and the associated business interruptions, its data consumers, data suppliers and partners may suspend or delay their engagement with Otonomo, which could result in a material adverse effect on its financial condition. Otonomo’s response to the ongoing COVID-19 pandemic may prove to be inadequate and it may be unable to continue its operations in the manner it had prior to the outbreak, and may endure interruptions, reputational harm, delays in its product development and shipments, all of which could have an adverse effect on its business, operating results, and financial condition. In addition, when the pandemic subsides, Otonomo cannot assure you as to the timing of any economic recovery, which could continue to have a material adverse effect on its target markets and its business.

Breaches of Otonomo’s networks or systems, or those of its data providers or partners, could degrade Otonomo’s ability to conduct its business, compromise the integrity of its products, platform and data, result in significant data losses and the theft of its intellectual property, damage its reputation, expose it to liability to third parties and require it to incur significant additional costs to maintain the security of its networks and data.

Otonomo depends upon its IT systems to conduct virtually all of its business operations, ranging from its internal operations and research and development activities to its marketing and sales efforts and communications with its customers and business partners. Individuals or entities may attempt to penetrate Otonomo’s network security, or that of its platform, and to cause harm to its business operations, including by misappropriating proprietary information or that of its data suppliers, data consumers, partners and employees or to cause interruptions of its products and platform. In general, cyberattacks and other malicious internet-based activity continue to increase in frequency and magnitude, and cloud-based companies have been targeted in the past and are likely to continue to be targeted in the future. In addition to threats from traditional computer hackers, malicious code (such as malware, viruses, worms, and ransomware), employee theft or misuse, password spraying, phishing, credential stuffing, and denial-of-service attacks, Otonomo also faces threats from sophisticated organized crime, nation-state, and nation-state supported actors who engage in attacks (including advanced persistent threat intrusions) that add to the risk to its systems (including those hosted on AWS or other cloud services), internal networks, its customers’ systems and the information that they store and process.

While Otonomo devotes significant financial and personnel resources to implement and maintain security measures, because the techniques used by such individuals or entities to access, disrupt or sabotage devices, systems and networks change frequently and may not be recognized until launched against a target, Otonomo may be required to make further investments over time to protect data and infrastructure as cybersecurity threats develop, evolve and grow more complex over time. Otonomo may also be unable to anticipate these techniques, and Otonomo may not become aware in a timely manner of security breaches, which could exacerbate any damage Otonomo experiences. Additionally, Otonomo depends upon its employees and contractors to appropriately handle confidential and sensitive data, including customer data, and to deploy its IT resources in a safe and secure manner that does not expose its network systems to security breaches or the loss of data. Any data security incidents, including internal malfeasance or inadvertent disclosures by its employees or a third party’s fraudulent inducement of its employees to disclose information, unauthorized access or usage, introduction of a virus or similar breach or disruption of Otonomo or its service providers, such as AWS, could result in loss of confidential information, damage to its reputation, erosion of customer trust, loss of customers, litigation, regulatory investigations, fines, penalties and other liabilities. Accordingly, if Otonomo’s cybersecurity measures or its service providers, fail to protect against unauthorized access, attacks (which may include sophisticated cyberattacks), or the mishandling of data by its employees and contractors, then its reputation, business, results of operations and financial condition could be adversely affected. While Otonomo maintains errors, omissions, and cyber liability insurance policies covering certain security and privacy damages, Otonomo cannot be certain that its existing insurance coverage will continue to be available on acceptable terms or will be available in sufficient amounts to cover the potentially significant losses that may result from a security incident or breach or that the insurer will not deny coverage as to any future claim.

Any disruption of service at the Cloud Service Providers that host our platform could harm our business.

Otonomo currently hosts its platform primarily using AWS, Microsoft Azure and Google Cloud, referred to as its Cloud Service Providers. Its continued growth depends on the ability of its customers to access its platform at any time and within an acceptable amount of time.

Although Otonomo has disaster recovery plans, including the use of multiple Cloud Service Provider locations, any incident affecting its Cloud Service Provider infrastructure that may be caused by fire, flood, severe storm, earthquake or other natural disasters, cyber-attacks, terrorist or other attacks, and other similar events beyond its control could negatively affect Otonomo’s platform and its ability to deliver its services to its customers. A prolonged Cloud Service Provider disruption affecting Otonomo’s platform for any of the foregoing reasons would negatively impact its ability to serve its customers and could damage its reputation with current and potential customers, expose it to liability, cause Otonomo to lose customers or otherwise harm its business. Otonomo may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage the Cloud Service Providers Otonomo use.

In the event that its Cloud Service Provider service agreements are terminated, or there is a lapse of service, Otonomo would experience interruptions in access to its platform as well as significant delays and additional expense in arranging new facilities and services and/or re-architecting its solutions for deployment on a different cloud infrastructure, which would adversely affect its business, operating results and financial condition.

Risks Related to Otonomo’s Intellectual Property

Otonomo may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its solutions. Otonomo’s efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.

The success of Otonomo’s services and its business depends in part on Otonomo’s ability to obtain patents and other intellectual property rights and maintain adequate legal protection for its products in the United States and other international jurisdictions. Otonomo relies on a combination of patent, copyright, service mark, and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect its proprietary rights, all of which provide only limited protection. Otonomo cannot assure you that any patents will be issued with respect to its currently pending patent applications, including in a manner that gives Otonomo adequate defensive protection or competitive advantages, if at all, or that any of Otonomo’s patents will not be challenged, invalidated or circumvented. Otonomo has filed for patents in the United States and in certain international jurisdictions, but such protections may not be available in all countries in which it operates or in which Otonomo seeks to enforce its intellectual property rights or may be difficult to enforce in practice. Otonomo cannot be certain that the steps it has taken will prevent unauthorized use of its technology or the reverse engineering of its technology. Moreover, others may independently develop technologies that are competitive to Otonomo or infringe Otonomo’s intellectual property.

Protecting against the unauthorized use of Otonomo’s intellectual property, products and other proprietary rights is expensive and can be difficult, particularly with respect to international jurisdictions. Unauthorized parties may attempt to copy or reverse engineer Otonomo’s solutions or certain aspects of Otonomo’s solutions that are considered proprietary. Litigation may be necessary in the future to enforce or defend Otonomo’s intellectual property rights, to prevent unauthorized parties from copying or reverse engineering its solutions, to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the U.S. Any such litigation, regardless of merit, could be costly, divert the attention of management and may not ultimately be resolved in Otonomo’s favor.

Effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which Otonomo’s products are available and competitors based in other countries may sell infringing products in one or more markets. An inability to adequately protect and enforce Otonomo’s intellectual property and other proprietary rights or an inability to prevent authorized parties from copying or reverse engineering its smart vision solutions or certain aspects of its solutions that Otonomo considers proprietary could adversely affect its business, operating results, financial condition and prospects.

In addition to patented technology, Otonomo relies on its unpatented proprietary technology, trade secrets, processes and know-how.

Otonomo relies on proprietary information (such as trade secrets, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that Otonomo believes is best protected by means that do not require public disclosure.

Otonomo generally seeks to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with its employees, consultants, contractors and third parties. However, Otonomo may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of its proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. Otonomo has limited control over the protection of trade secrets used by its current or future manufacturing partners and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, Otonomo’s proprietary information may otherwise become known or be independently developed by its competitors or other third parties. To the extent that its employees, consultants, contractors, advisors and other third parties use intellectual property owned by others in their work for Otonomo, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of Otonomo’s proprietary rights, and failure to obtain or maintain protection for its proprietary information could adversely affect its competitive business position. Furthermore, laws regarding trade secret rights in certain markets where Otonomo operates may afford limited or no protection to its trade secrets.

Otonomo also relies on physical and electronic security measures to protect its proprietary information, but it cannot provide assurance that these security measures will not be breached or that these measures will provide adequate protection. There is a risk that third parties may obtain and improperly utilize Otonomo’s proprietary information to its competitive disadvantage. Otonomo may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce its intellectual property rights.

Third-party claims that Otonomo is infringing intellectual property, whether successful or not, could subject it to costly and time-consuming litigation or expensive licenses, and its business could be adversely affected.

Although Otonomo has pending patents related to its products, a number of companies, both within and outside of the vehicle data service industry, hold other patents covering systems and methods for processing vehicle requests. In addition to these patents, participants in this industry typically also protect their technology, especially embedded software, through copyrights and trade secrets. As a result, there is frequent litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. Otonomo may receive, in the future inquiries, from other intellectual property holders and may become subject to claims that it infringes their intellectual property rights, particularly as Otonomo expands its presence in the market. In addition, third parties may claim that the names and branding of Otonomo’s products infringe their trademark rights in certain countries or territories. If such a claim were to prevail, Otonomo may be liable for damages, be forced to change the branding of its products in the affected territories, or may be required to pay royalties for a license (if a license is available at all).

Otonomo currently has a number of agreements in effect pursuant to which it has agreed to defend, indemnify and hold harmless its customers, suppliers, and partners from damages and costs which may arise from the infringement by Otonomo’s products of third-party patents or other intellectual property rights. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Otonomo’s insurance may not cover all intellectual property infringement claims. A claim that its products infringe a third party’s intellectual property rights, even if without merit, could adversely affect Otonomo’s relationships with its customers, may deter future customers from purchasing its products and could expose Otonomo to costly litigation and settlement expenses. Even if Otonomo is not a party to any litigation between a customer and a third party relating to infringement by its products, an adverse outcome in any such litigation could make it more difficult for Otonomo to defend its products against intellectual property infringement claims in any subsequent litigation in which it is a named party. Any of these results could adversely affect Otonomo’s brand and operating results.

Otonomo’s defense of intellectual property rights claims brought against it or its customers, suppliers and channel partners, with or without merit, could be time-consuming, expensive to litigate or settle, divert management resources and attention and force Otonomo to acquire intellectual property rights or licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms or at all. Further, a party making such a claim, if successful, could secure a judgment that requires Otonomo to pay substantial damages or obtain an injunction. An adverse determination also could invalidate Otonomo’s intellectual property rights and adversely affect its ability to offer its products to its customers and may require that Otonomo procure or develop substitute products that do not infringe, which could require significant effort and expense. Any of these events could adversely affect Otonomo’s business, operating results, financial condition and prospects.

Legal and Regulatory Risks Related to Otonomo’s Business

Otonomo’s operations and platform are subject to a variety of U.S. and international laws and regulations, including those regarding privacy, data protection and information security, and its data consumers may be subject to regulations related to the handling and transfer of certain types of sensitive and confidential information. Any failure of Otonomo’s platform and operations to comply with or enable data consumers to comply with applicable laws and regulations would harm its business, results of operations and financial condition.

Privacy is at the core of Otonomo’s technology. As a result, the platform and marketplace were designed to take into consideration the requirements of the General Data Protection Regulation 2016/679 (“GDPR”) and CCPA. Otonomo has and continues to invest time and resources, including the review of its technology and systems to ensure its taking into consideration the requirements of applicable data privacy laws.

Otonomo and its data providers and data consumers may be subject to privacy and data protection-related laws and regulations that impose obligations in connection with the collection, processing and use of personal data. The U.S. federal and various state and foreign governments have adopted or proposed limitations on, or requirements regarding, the collection, distribution, use, security and storage of personal data of individuals. The U.S. Federal Trade Commission and numerous state attorneys general are applying federal and state consumer protection laws to impose standards on the online collection, use and dissemination of data, and to the security measures applied to such data.

Similarly, many foreign countries and governmental bodies, including the EU member states, have laws and regulations concerning the collection and use of personal data obtained from EU residents or by businesses operating within their jurisdiction. For example, from 1 January 2021, we are subject to the GDPR and also the UK GDPR, which, together with the amended UK Data Protection Act 2018, retains the GDPR in UK national law. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure and security of personal data that identifies or may be used to identify an individual, such as names, telephone numbers, email addresses, vehicle identification number, GPS location and, in some jurisdictions, IP addresses and other online identifiers.

For example, the GDPR, and national implementing legislation in the European Economic Area (“EEA”) member states and the United Kingdom, impose a strict data protection compliance regime including: providing detailed disclosures about how personal data is collected and processed (in a concise, intelligible and easily accessible form); demonstrating that an appropriate legal basis is in place or otherwise exists to justify data processing activities; granting new rights for data subjects in regard to their personal data (including the right to be “forgotten” and the right to data portability), as well as enhancing current rights (e.g., data subject access requests); introducing the obligation to notify data protection regulators or supervisory authorities (and in certain cases, affected individuals) of significant data breaches; defining for the first time pseudonymized (i.e., key-coded) data; imposing limitations on retention of personal data; maintaining a record of data processing; and complying with the principal of accountability and the obligation to demonstrate compliance through policies, procedures, training and audit.

Noncompliance with GDPR and the UK GDPR can respectively trigger fines equal to or greater of €20 million or 4% of global annual revenues. In addition to the foregoing, a breach of the GDPR or UK GDPR could result in regulatory investigations, reputational damage, orders to cease/ change our processing of our data, enforcement notices, and/ or assessment notices (for a compulsory audit). We may also face civil claims including representative actions and other class action type litigation (where individuals have suffered harm), potentially amounting to significant compensation or damages liabilities, as well as associated costs, diversion of internal resources, and reputational harm. Although Otonomo believes that its Otonomo Vehicle Data Platform currently meets the material requirements of GDPR, to the extent the requirements of GDPR change or are expanded, Otonomo may need to invest significant time and resources, including a review of its technology and systems currently in use against such changed or expanded requirements of GDPR. There are also additional EU laws and regulations (and member states implementations thereof) which govern the protection of consumers and of electronic communications. If Otonomo’s efforts to comply with GDPR or other applicable EU laws and regulations are not successful, Otonomo may be subject to penalties and fines, as well as the other action as noted above, that would adversely impact Otonomo’s business and results of operations, and its ability to conduct business in the EU could be significantly impaired.

We are also subject to European Union rules with respect to cross-border transfers of personal data out of the EEA and the United Kingdom. Recent legal developments in Europe have created complexity and compliance uncertainty regarding certain transfers of information from the EU to the United States. On July 16, 2020, the Court of Justice of the European Union (the “CJEU”) invalidated the EU-US Privacy Shield Framework. The CJEU also imposed substantial requirements upon the continued use of standard contractual clauses for data transfers from the EU to the United States, which may make the use of standard contractual clauses difficult or impossible to use under some circumstances. These recent developments may require us to review and amend the legal mechanisms by which we make and/ or receive personal data transfers to/ in the United States. As supervisory authorities issue further guidance on personal data export mechanisms, including circumstances where the standard contractual clauses cannot be used, and/or start taking enforcement action, we could suffer additional costs, complaints and/or regulatory investigations or fines, and/or if we are otherwise unable to transfer personal data between and among countries and regions in which we operate, it could affect the manner in which we provide our services, the geographical location or segregation of our relevant systems and operations, and could adversely affect our financial results. We and our customers are at risk of enforcement actions taken by European regulators until such point in time that we are able to ensure that all data transfers to the United States (and other countries deemed to be “third countries”) from the EU are legitimized.

In addition, we also may encounter additional complexity with respect to data privacy and data transfers in relation to the U.K. Following the U.K.’s withdrawal from the EU, the U.K. will become a “third country” for the purposes of data transfers from the EU to the United Kingdom following the expiration of the four to six-month personal data transfer grace period (from 1 January 2021) set out in the EU and UK Trade and Cooperation Agreement, unless a relevant adequacy decision is adopted in favor of the U.K. (which would allow data transfers without additional measures). If we are unable to transfer personal data between and among countries and regions in which we operate or may operate in the future, it could affect the manner in which we provide our services or could adversely affect our financial results.

We are also subject to evolving EU and U.K. privacy laws on cookies and e-marketing. In the EU and the U.K., regulators are increasingly focusing on compliance with requirements in the online behavioral advertising ecosystem, and current national laws that implement the European Directive 2002/58/EC, (the “ePrivacy Directive”) are highly likely to be replaced by an EU regulation known as the ePrivacy Regulation which will significantly increase fines for non-compliance. In the EU and the UK, informed consent is required for the placement of a cookie or similar technologies on a user’s device and for direct electronic marketing. The GDPR also imposes conditions on obtaining valid consent, such as a prohibition on pre-checked consents and a requirement to ensure separate consents are sought for each type of cookie or similar technology. While the text of the ePrivacy Regulation is still under development, a recent European court decision and regulators’ recent guidance are driving increased attention to cookies and tracking technologies. If regulators start to enforce the strict approach in recent guidance, this could lead to substantial costs, require significant systems changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, adversely affect our margins, increase costs and subject us to additional liabilities. Regulation of cookies and similar technologies, and any decline of cookies or similar online tracking technologies as a means to identify and potentially target users, may lead to broader restrictions and impairments on our marketing and personalization activities and may negatively impact our efforts to understand users.

Furthermore, outside of the EU, Otonomo continues to see increased regulation of data privacy and security, including the adoption of more stringent subject matter specific state laws in the United States. For example, on July 8, 2019, Brazil enacted the General Data Protection Law (Lei Geral de Proteção de Dados Pessoais) (Law No. 13,709/2018) (“LGPD”) regulating the processing of personal data, which was enacted in August 2020. Also, on June 28, 2018, California enacted the California Consumer Privacy Act (“CCPA”), which took effect on January 1, 2020. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. Although Otonomo believes that its Otonomo Vehicle Data Platform currently meets the requirements of the CCPA, to the extent the requirements of CCPA change or are expanded may increase Otonomo’s compliance costs and potential liability. Some observers have noted that the CCPA could mark the beginning of a trend toward more stringent state privacy legislation in the U.S., which could increase Otonomo’s potential liability and adversely affect its business. Furthermore, California voters approved the California Privacy Rights Act (“CPRA”) on November 3, 2020, which will amend and expand the CCPA, including by providing consumers with additional rights with respect to their personal data. The CPRA will come into effect on January 1, 2023, applying to information collected by businesses on or after January 1, 2022. Otonomo continues to invest time and resources in reviewing our technology and systems to meet the evolving data privacy regulations, be they GDPR, CCPA or others. Restrictions on the collection, use, sharing or disclosure of personal data or additional requirements and liability for security and data integrity may require us to modify our business practices, limit our ability to develop new products and features and subject us to increased compliance obligations and regulatory scrutiny.

In addition, additional jurisdictions may impose data localization laws, which require personal information, or certain subcategories of personal information to be stored in the jurisdiction of origin. These regulations may inhibit Otonomo’s ability to expand into those markets or prohibit Otonomo from continuing to offer its marketplace in those markets without significant additional costs.

The uncertainty and changes in the requirements of multiple jurisdictions may increase the cost of compliance, delay or reduce demand for Otonomo’s platform, restrict its ability to offer its marketplace in certain locations, limit its ability to transfer data between jurisdictions or subject Otonomo to sanctions, by national data protection regulators, all of which could harm its business, financial condition and results of operations. Any such regulations may also restrict OEMs or other data providers from collecting, processing and sharing vehicle data which may adversely impact Otonomo’s business. Additionally, although Otonomo endeavors to have its platform and operations comply with applicable laws and regulations, Otonomo expects that there will continue to be new proposed laws, rules of self-regulatory bodies, regulations and industry standards concerning privacy, data protection and information security in the United States, the European Union and other jurisdictions, and Otonomo cannot yet determine the impact such future laws, rules, regulations and standards may have on its business or that of its data providers and data consumers, which may indirectly impact Otonomo. Furthermore, these and other obligations may be modified, they may be interpreted and applied in an inconsistent manner from one jurisdiction to another, and they may conflict with one another, other regulatory requirements, contractual commitments or its internal practices. As a result, it is possible that Otonomo or its platform or operations or the businesses of its data providers and data consumers, may not be, or may not have been, compliant with each such applicable law, regulation and industry standard and compliance with such new laws or to changes to existing laws may impact Otonomo’s business and practices, require Otonomo to expend significant resources to adapt to these changes and modify its platform and business, or to stop offering its platform in certain countries. These developments could adversely affect Otonomo’s business, results of operations and financial condition.

Otonomo also may be bound by contractual obligations relating to its collection, use and disclosure of personal and other data or may find it necessary or desirable to join industry or other self-regulatory bodies or other privacy or data protection-related organizations that require compliance with their rules pertaining to privacy and data protection.

Any failure or perceived failure by Otonomo, its platform or operations, or Otonomo’s data providers and data consumers, to comply with new or existing U.S., EU or other applicable privacy or data security laws, regulations, policies, industry standards or legal obligations, or any security incident that results in the unauthorized access to, or acquisition, share or transfer of, personal data or other customer data may result in governmental investigations, inquiries, enforcement actions and prosecutions, private litigation, fines and penalties, adverse publicity or potential loss of business.

Risks Related to Being a Public Company

Otonomo incurs increased costs as a result of operating as a public company, and its management devotes substantial time to new compliance initiatives.

Otonomo is a new public company subject to reporting requirements in the United States, and it incurs significant legal, accounting and other expenses that it did not incur as a private company, and these expenses may increase even more after Otonomo is no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, Otonomo is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq. Otonomo’s management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, Otonomo expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase Otonomo’s net loss. For example, Otonomo expects these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance and it may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. Otonomo cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for Otonomo to attract and retain qualified persons to serve on its board of directors, its board committees or as executive officers.

A market for Otonomo’s securities may be sustained, which would adversely affect the liquidity and price of Otonomo’s securities.

The price of Otonomo’s securities may fluctuate significantly due to, among other things, general market and economic conditions. An active trading market for Otonomo’s securities may not be sustained. In addition, the price of Otonomo’s securities can vary due to general economic conditions and forecasts, Otonomo’s general business condition and the release of Otonomo’s financial reports. Additionally, if Otonomo’s securities become delisted from Nasdaq and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange) or Otonomo’s securities are not listed on Nasdaq and are quoted on the OTC Bulletin Board, the liquidity and price of Otonomo’s securities may be more limited than if Otonomo was quoted or listed on the NYSE, Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Otonomo’s internal controls over financial reporting may not be effective and its independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on Otonomo’s business and reputation.

Otonomo is subject to the reporting requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. Otonomo expects that the requirements of these rules and regulations will continue to increase its legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on its personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that Otonomo maintain effective disclosure controls and procedures and internal control over financial reporting. Otonomo is continuing to develop and refine its disclosure controls, internal control over financial reporting and other procedures that are designed to ensure that information required to be disclosed by it in the reports that it files with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to Otonomo’s principal executive and financial officers.

Otonomo’s current controls and any new controls that it develops may become inadequate because of changes in conditions in its business. Further, weaknesses in Otonomo’s internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could adversely affect Otonomo’s operating results or cause it to fail to meet its reporting obligations and may result in a restatement of Otonomo’s financial statements for prior periods. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of Otonomo’s internal control over financial reporting that it is required to include in the reports Otonomo files with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in Otonomo’s reported financial and other information.

In order to maintain and improve the effectiveness of its disclosure controls and procedures and internal control over financial reporting, Otonomo has expended and anticipates that it will continue to expend significant resources, including accounting-related costs, and provide significant management oversight. Any failure to maintain the adequacy of its internal controls, or consequent inability to produce accurate financial statements on a timely basis, could increase Otonomo’s operating costs and could materially and adversely affect its ability to operate its business. In the event that Otonomo’s internal controls are perceived as inadequate or that it is unable to produce timely or accurate financial statements, investors may lose confidence in Otonomo’s operating results and the price of Otonomo’s securities could decline. In addition, if Otonomo is unable to continue to meet these requirements, the company may not be able to obtain or maintain listing on Nasdaq.

Otonomo’s independent registered public accounting firm is not required to formally attest to the effectiveness of its internal control over financial reporting until after Otonomo is no longer an emerging growth company and becomes an accelerated filer. At such time, the Otonomo’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which Otonomo’s controls are documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on the company’s business and operating results.

Risks Related to Ownership of Otonomo’s Securities

The Otonomo Articles and Israeli law could prevent a takeover that shareholders consider favorable and could also reduce the market price of Otonomo’s securities.

Certain provisions of Israeli law and the Otonomo Articles could have the effect of delaying or preventing a change in control and may make it more difficult for a third party to acquire Otonomo or for Otonomo’s shareholders to elect different individuals to its board of directors, even if doing so would be beneficial to its shareholders, and may limit the price that investors may be willing to pay in the future for the ordinary shares. For example, Israeli corporate law regulates mergers and requires that a tender offer be effected when certain thresholds of percentage ownership of voting power in a company are exceeded (subject to certain conditions). Further, Israeli tax considerations may make potential transactions undesirable to Otonomo or to some of its shareholders whose country of residence does not have a tax treaty with Israel granting tax relief to such shareholders from Israeli tax.

Otonomo does not intend to pay dividends for the foreseeable future. Accordingly, you may not receive any return on investment unless you sell your ordinary shares for a price greater than the price you paid for your ordinary shares.

Otonomo has never declared or paid any cash dividends on its shares. It currently intends to retain all available funds and any future earnings for use in the operation of its business and does not anticipate paying any dividends on the ordinary shares in the foreseeable future. Consequently, you may be unable to realize a gain on your investment except by selling sell such shares after price appreciation, which may never occur.

Otonomo’s board of directors has sole discretion whether to pay dividends. If Otonomo’s board of directors decides to pay dividends, the form, frequency, and amount will depend upon its future, operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that its directors may deem relevant. The Israeli Companies Law, 1999 (the “Companies Law”) imposes restrictions on Otonomo’s ability to declare and pay dividends. See the section titled “Description of ordinary shares—Dividend and Liquidation Rights” for additional information. Payment of dividends may also be subject to Israeli withholding taxes. See the section titled “Certain Material Israeli Tax Considerations” for additional information.

The market price and trading volume of the ordinary shares may be volatile.

The stock markets, including Nasdaq on which Otonomo lists the ordinary shares and warrants under the symbols “OTMO,” and “OTMOW,” respectively, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market is sustained for the ordinary shares and warrants, the market price of the ordinary shares and warrants may be volatile and could decline significantly. In addition, the trading volume in the ordinary shares and warrants may fluctuate and cause significant price variations to occur. If the market price of the ordinary shares and warrants declines significantly, you may be unable to resell your shares or warrants at or above the market price of the ordinary shares and warrants. Otonomo cannot assure you that the market price of the ordinary shares and warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this prospectus;

•

actual or anticipated differences in Otonomo’s estimates, or in the estimates of analysts, for Otonomo’s revenues, Adjusted EBITDA, results of operations, level of indebtedness, liquidity or financial condition;

•	additions and departures of key personnel;

•	failure to comply with the requirements of Nasdaq;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of Otonomo’s securities including due to the expiration of contractual lock-up agreements;

•	publication of research reports about Otonomo;

•	the performance and market valuations of other similar companies;

•

failure of securities analysts to initiate or maintain coverage of Otonomo, changes in financial estimates by any securities analysts who follow Otonomo or Otonomo’s failure to meet these estimates or the expectations of investors;

•	new laws, regulations, subsidies, or credits or new interpretations of existing laws applicable to Otonomo;

•	commencement of, or involvement in, litigation involving Otonomo;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

•

other events or factors, including those resulting from infectious diseases, health epidemics and pandemics (including the ongoing COVID-19 public health emergency), natural disasters, war, acts of terrorism or responses to these events.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert Otonomo’s management’s attention and resources, which could have a material adverse effect on us.

Otonomo’s quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond its control, resulting in a decline in its stock price.

Otonomo’s quarterly operating results may fluctuate significantly because of several factors, including:

•	labor availability and costs for hourly and management personnel;

•	profitability of Otonomo’s products, especially in new markets and due to seasonal fluctuations;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both internationally and locally;

•	changes in consumer preferences and competitive conditions;

•	expansion to new markets; and

•	fluctuations in commodity prices.

If securities or industry analysts do not publish or cease publishing research or reports about Otonomo, its business, or its market, or if they change their recommendations regarding the ordinary shares adversely, then the price and trading volume of Otonomo’s securities could decline.

The trading market for Otonomo’s securities is and will be influenced by the research and reports that industry or financial analysts publish about its business. Otonomo does not control these analysts, or the content and opinions included in their reports. As a new public company, Otonomo may be slow to attract research coverage and the analysts who publish information about Otonomo’s securities will have had relatively little experience with Otonomo, which could affect their ability to accurately forecast Otonomo’s results and make it more likely that Otonomo fails to meet their estimates. In the event Otonomo obtains industry or financial analyst coverage, if any of the analysts who cover Otonomo issues an inaccurate or unfavorable opinion regarding it, the price of Otonomo’s securities would likely decline. In addition, the share prices of many companies in the technology industry have declined significantly after those companies have failed to meet, or significantly exceed, the financial guidance publicly announced by the companies or the expectations of analysts. If Otonomo’s financial results fail to meet, or significantly exceed, its announced guidance or the expectations of analysts or public investors, analysts could downgrade Otonomo’s securities or publish unfavorable research about it. If one or more of these analysts cease coverage of Otonomo or fail to publish reports on it regularly, Otonomo’s visibility in the financial markets could decrease, which in turn could cause the price of its securities or trading volume to decline.

Otonomo’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of its securities.

If Otonomo fails to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist its securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, Otonomo can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its securities to become listed again, stabilize the market price or improve the liquidity of its securities, prevent its securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if Otonomo’s securities become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of Otonomo’s securities may be more limited than if it were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Otonomo qualifies as an emerging growth company within the meaning of the Securities Act, and Otonomo takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, which makes Otonomo’s securities less attractive to investors and makes it more difficult to compare Otonomo’s performance with other public companies.

Otonomo is eligible to be treated as an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised financial accounting standards until such time as those standards apply to private companies. Otonomo intends to take advantage of this extended transition period under the JOBS Act for adopting new or revised financial accounting standards.

For as long as Otonomo continues to be an emerging growth company, it may also take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including presenting only limited selected financial data and not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result, its shareholders may not have access to certain information that they may deem important. Otonomo could be an emerging growth company for up to five years, although circumstances could cause it to lose that status earlier, including if its total annual gross revenue exceeds $1.07 billion, if it issues more than $1.0 billion in non-convertible debt securities during any three-year period, or if before that time it is a “large accelerated filer” under U.S. securities laws.

Otonomo cannot predict if investors find its securities less attractive because it relies on these exemptions. If some investors find its securities less attractive as a result, there may be a less active trading market for its securities and the price of Otonomo’s securities may be more volatile. Further, there is no guarantee that the exemptions available to Otonomo under the JOBS Act will result in significant savings. To the extent that Otonomo chooses not to use exemptions from various reporting requirements under the JOBS Act, it will incur additional compliance costs, which may impact Otonomo’s financial condition.

Otonomo is a foreign private issuer and, as a result, it is not subject to U.S. proxy rules and is subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Otonomo reports under the Exchange Act as a non-U.S. company with foreign private issuer status. Because Otonomo qualifies as a foreign private issuer under the Exchange Act, it is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, although it is subject to Israeli laws and regulations with regard to certain of these matters and intend to furnish comparable quarterly information on Form 6-K. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

Otonomo may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, Otonomo is a foreign private issuer, and therefore is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to Otonomo on June 30, 2022. In the future, Otonomo would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, or it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If Otonomo loses its foreign private issuer status, it will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. Otonomo would also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, it would lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, Otonomo would incur significant additional legal, accounting and other expenses that it will not incur as a foreign private issuer.

As Otonomo is a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

As a foreign private issuer, Otonomo has the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that it discloses the requirements it is not following and describes the home country practices it is following. Otonomo intends to rely on this “foreign private issuer exemption” with respect to the Nasdaq rules for shareholder meeting quorums and Nasdaq rules requiring shareholder approval. Otonomo may in the future elect to follow home country practices with regard to other matters. As a result, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

Otonomo may issue additional ordinary shares or other equity securities without seeking approval of its shareholders, which would dilute your ownership interests and may depress the market price of the ordinary shares.

Otonomo has warrants outstanding to purchase up to an aggregate of 13,825,000 ordinary shares. Further, Otonomo may choose to seek third party financing to provide additional working capital for the Otonomo business, in which event Otonomo may issue additional equity securities. Otonomo may also issue additional ordinary shares or other equity securities of equal or senior rank in the future for any reason or in connection with, among other things, future acquisitions, the redemption of outstanding warrants or repayment of outstanding indebtedness, without shareholder approval, in a number of circumstances.

The issuance of additional ordinary shares or other equity securities of equal or senior rank would have the following effects:

•	Otonomo’s shareholders’ proportionate ownership interest in Otonomo will decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding ordinary share may be diminished; and

•	the market price of the ordinary shares may decline.

As a result of the Business Combination, the IRS may not agree that Otonomo should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes if it is created or organized in the United States or under the law of the United States or of any State. Accordingly, under generally applicable U.S. federal income tax rules, Otonomo, which is incorporated and tax resident in Israel, would generally be classified as a non-U.S. corporation for U.S. federal income tax purposes. Section 7874 of the Code and the Treasury regulations promulgated thereunder, however, contain specific rules that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that Otonomo is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury regulations promulgated thereunder, Otonomo would be liable for U.S. federal income tax on its income in the same manner as any other U.S. corporation and certain distributions made by Otonomo to Non-U.S. Holders (as defined in “Certain Material U.S. Federal Income Tax Considerations”) of Otonomo may be subject to U.S. withholding tax.

Based on the terms of the Business Combination and certain factual assumptions, Otonomo does not currently expect to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code after the Business Combination. However, the application of Section 7874 of the Code is complex, subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. Treasury regulations with possible retroactive effect) and subject to certain factual uncertainties, some of which are finally determined after the completion of the Business Combination. Accordingly, there can be no assurance that the IRS will not challenge the status of Otonomo as a non-U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Section 7874 of the Code Otonomo’s status as a non-U.S. corporation for U.S. federal income tax purposes, Otonomo and certain Otonomo shareholders may be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Otonomo and future withholding taxes on certain Otonomo shareholders, depending on the application of any applicable income tax treaty that may apply to reduce such withholding taxes.

You should consult your own advisors regarding the application of Section 7874 of the Code to the Business Combination and the tax consequences if the classification of Otonomo as a non-U.S. corporation is not respected.

If Otonomo or any of its subsidiaries are characterized as a Passive Foreign Investment Company (“PFIC”) for U.S. federal income tax purposes, U.S. Holders may suffer adverse tax consequences.

A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated composition of the income, assets and operations of Otonomo and its subsidiaries, Otonomo does not believe it will be treated as a PFIC for the current taxable year, however there can be no assurances in this regard or any assurances that Otonomo will not be treated as a PFIC in the current taxable year or any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and Otonomo cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Whether Otonomo or any of its subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of Otonomo’s income and assets, and the market value of its and its subsidiaries’ shares and assets. Changes in the composition of our income or composition of Otonomo or any of its subsidiaries assets may cause us to be or become a PFIC for the current or subsequent taxable years. Whether Otonomo is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If Otonomo is a PFIC for any taxable year, a U.S. Holder of ordinary shares may be subject to adverse tax consequences and may incur certain information reporting obligations. For a further discussion, see “Certain Material U.S. Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules.” U.S. Holders of ordinary shares and warrants are strongly encouraged to consult their own advisors regarding the potential application of these rules to Otonomo and the ownership of ordinary shares and/or warrants.

If a U.S. Holder is treated as owning at least 10% of the ordinary shares, such U.S. Holder may be subject to adverse U.S. federal income tax consequences.

For U.S. federal income tax purposes, if a U.S. Holder is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of the ordinary shares, such person may be treated as a “United States shareholder” with respect to Otonomo, or any of its subsidiaries, if Otonomo or such subsidiary is a “controlled foreign corporation.” If Otonomo has one or more U.S. subsidiaries, certain of Otonomo’s non-U.S. subsidiaries could be treated as a controlled foreign corporation regardless of whether Otonomo is treated as a controlled foreign corporation (although there are recently promulgated final and currently proposed Treasury regulations that may limit the application of these rules in certain circumstances).

Certain United States shareholders of a controlled foreign corporation may be required to report annually and include in their U.S. federal taxable income their pro rata share of the controlled foreign corporation’s “Subpart F income” and, in computing their “global intangible low-taxed income,” “tested income” and a pro rata share of the amount of certain U.S. property (including certain stock in U.S. corporations and certain tangible assets located in the United States) held by the controlled foreign corporation regardless of whether such controlled foreign corporation makes any distributions. The amount includable by a United States shareholder under these rules is based on a number of factors, including potentially, but not limited to, the controlled foreign corporation’s current earnings and profits (if any), tax basis in the controlled foreign corporation’s assets, and foreign taxes paid by the controlled foreign corporation on its underlying income. Failure to comply with these reporting obligations (or related tax payment obligations) may subject such United States shareholder to significant monetary penalties and may extend the statute of limitations with respect to such United States shareholder’s U.S. federal income tax return for the year for which reporting (or payment of tax) was due. Otonomo cannot provide any assurances that it will assist U.S. Holders in determining whether Otonomo or any of its subsidiaries are treated as a controlled foreign corporation for U.S. federal income tax purposes or whether any U.S. Holder is treated as a United States shareholder with respect to any of such controlled foreign corporations or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations if Otonomo, or any of its subsidiaries, is treated as a controlled foreign corporation for U.S. federal income tax purposes.

Risks Related to Otonomo’s Incorporation and Location in Israel

Conditions in Israel could materially and adversely affect Otonomo’s business.

Many of Otonomo’s employees, including certain management members operate from its offices that are located in Herzliya Pituach, Israel. In addition, a number of Otonomo’s officers and directors are residents of Israel. Accordingly, political, economic, and military conditions in Israel and the surrounding region may directly affect Otonomo’s business and operations. In recent years, Israel has been engaged in sporadic armed conflicts with Hamas, an Islamist terrorist group that controls the Gaza Strip, with Hezbollah, an Islamist terrorist group that controls large portions of southern Lebanon, and with Iranian-backed military forces in Syria. In addition, Iran has threatened to attack Israel and may be developing nuclear weapons. Some of these hostilities were accompanied by missiles being fired from the Gaza Strip against civilian targets in various parts of Israel, including areas in which Otonomo’s employees are located, and negatively affected business conditions in Israel. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect Otonomo’s operations and results of operations.

Otonomo’s commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, Otonomo cannot assure you that this government coverage will be maintained or that it will sufficiently cover Otonomo’s potential damages. Any losses or damages incurred by Otonomo could have a material adverse effect on its business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm Otonomo’s results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on Otonomo’s results of operations, financial condition or the expansion of its business. A campaign of boycotts, divestment, and sanctions has been undertaken against Israel, which could also adversely affect Otonomo’s business. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, Otonomo’s business, financial condition, results of operations, and prospects.

In addition, many Israeli citizens are obligated to perform several weeks of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Otonomo’s operations could be disrupted by such call-ups, which may include the call-up of members of its management. Such disruption could materially adversely affect its business, prospects, financial condition, and results of operations.

Otonomo may become subject to claims for remuneration or royalties for assigned service invention rights by Otonomo’s employees, which could result in litigation and adversely affect Otonomo’s business.

A significant portion of Otonomo’s intellectual property has been developed by its employees in the course of their employment by Otonomo. Under the Israeli Patents Law, 5727-1967 (the “Patents Law”), inventions conceived by an employee during and as a result of his or her employment with a company are regarded as “service inventions,” which belong to the employer, absent an agreement between the employee and employer providing otherwise. The Patents Law also provides that if there is no agreement between an employer and an employee determining whether the employee is entitled to receive consideration for service inventions and on what terms, this will be determined by the Israeli Compensation and Royalties Committee (the “Committee”), a body constituted under the Patents Law. Case law clarifies that the right to receive consideration for “service inventions” can be waived by the employee and that in certain circumstances, such waiver does not necessarily have to be explicit. The Committee will examine, on a case-by-case basis, the general contractual framework between the parties, using interpretation rules of the general Israeli contract laws. Further, the Committee has not yet determined one specific formula for calculating this remuneration, but rather uses the criteria specified in the Patents Law. Although Otonomo generally enters into agreements with its employees pursuant to which such individuals assign to it all rights to any inventions created during and as a result of their employment with Otonomo, Otonomo may face claims demanding remuneration in consideration for assigned inventions. As a consequence of such claims, Otonomo could be required to pay additional remuneration or royalties to its current and/or former employees, or be forced to litigate such monetary claims (which will not affect Otonomo’s proprietary rights), which could negatively affect its business.

Certain tax benefits that may be available to Otonomo, if obtained by Otonomo, would require it to continue to meet various conditions and may be terminated or reduced in the future, which could increase Otonomo’s costs and taxes.

Otonomo may be eligible for certain tax benefits provided to “Preferred Technological Enterprises” under the Israeli Law for the Encouragement of Capital Investments, 5719-1959, referred to as the Investment Law. If Otonomo obtains tax benefits under the “Preferred Technological Enterprises” regime then, in order to remain eligible for such tax benefits, it will need to continue to meet certain conditions stipulated in the Investment Law and its regulations, as amended. If these tax benefits are reduced, cancelled or discontinued, Otonomo’s Israeli taxable income may be subject to the Israeli corporate tax rate of 23% in 2018 and thereafter. Additionally, if Otonomo increase its activities outside of Israel through acquisitions, for example, its activities might not be eligible for inclusion in future Israeli tax benefit programs. See “Certain Material Israeli Tax Considerations.”

It may be difficult to enforce a U.S. judgment against Otonomo, its officers and directors and the Israeli experts named in this prospectus in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on Otonomo’s officers and directors and these experts.

Most of Otonomo’s directors or officers are not residents of the United States and most of their and Otonomo’s assets are located outside the United States. Service of process upon Otonomo or its non-U.S. resident directors and officers and enforcement of judgments obtained in the United States against Otonomo or its non-U.S. directors and executive officers may be difficult to obtain within the United States. Otonomo have been informed by its legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against Otonomo or its non-U.S. officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against Otonomo or its non-U.S. officers and directors.

Moreover, among other reasons, including but not limited to, fraud or absence of due process, or the existence of a judgment which is at variance with another judgment that was given in the same matter if a suit in the same matter between the same parties was pending before a court or tribunal in Israel, an Israeli court will not enforce a non-Israeli judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel. For more information, see “Enforceability of Civil Liabilities.”

Your rights and responsibilities as a shareholder of Otonomo will be governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of U.S. corporations.

Otonomo is incorporated under Israeli law. The rights and responsibilities of holders of the ordinary shares are governed by the Otonomo Articles and the Companies Law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in typical U.S. corporations. In particular, pursuant to the Companies Law each shareholder of an Israeli company has to act in good faith in exercising his or her rights and fulfilling his or her obligations toward the company and other shareholders and to refrain from abusing his or her power in the company, including, among other things, in voting at the general meeting of shareholders and class meetings, on amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers, and transactions requiring shareholders’ approval under the Companies Law. In addition, a controlling shareholder of an Israeli company or a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or who has the power to appoint or prevent the appointment of a director or officer in the Company, or has other powers toward the Company has a duty of fairness toward the

Company. However, Israeli law does not define the substance of this duty of fairness. There is limited case law available to assist in understanding the implications of these provisions that govern shareholder behavior.

Otonomo’s amended and restated articles of association provide that, unless Otonomo consents otherwise, the District Court (Economic Division), located in Tel Aviv, Israel shall be the sole and exclusive forum for substantially all disputes between Otonomo and its shareholders under the Companies Law and the Israeli Securities Law, which could limit its shareholders ability to bring claims and proceedings against, as well as obtain favorable judicial forum for disputes with, Otonomo, its directors, officers and other employees.

The District Court (Economic Division), located in Tel Aviv, Israel shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of Otonomo, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of Otonomo to Otonomo or Otonomo’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law. This exclusive forum provision is intended to apply to claims arising under Israeli Law and would not apply to claims brought pursuant to the Securities Act or the Exchange Act or any other claim for which U.S. federal courts would have exclusive jurisdiction. Such exclusive forum provision in Otonomo’s amended and restated articles of association will not relieve Otonomo of its duties to comply with federal securities laws and the rules and regulations thereunder, and shareholders of Otonomo will not be deemed to have waived Otonomo’s compliance with these laws, rules and regulations. This exclusive forum provision may limit a shareholders’ ability to bring a claim in a judicial forum of its choosing for disputes with Otonomo or its directors, officers or other employees, which may discourage lawsuits against Otonomo, its directors, officers and other employees.

Risks Related to the Neura Acquisition

We may experience difficulties in integrating the operations of Neura into our business and in realizing the expected benefits of the Neura Acquisition.

The success of the Neura Acquisition will depend in part on our ability to realize the anticipated business opportunities from combining the operations of Neura with our business in an efficient and effective manner. The integration process could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the Neura Acquisition, and could harm our financial performance. If we are unable to successfully or timely integrate the operations of Neura with our business, we may incur unanticipated liabilities and be unable to realize the revenue growth, synergies and other anticipated benefits resulting from the Neura Acquisition, and our business, results of operations and financial condition could be materially and adversely affected.

Risks Related to this Offering

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our ordinary shares and warrants to fall.

The Selling Securityholders can sell, under this prospectus, up to (a) 103,831,650 ordinary shares constituting (on a post-exercise basis) approximately 71.1% of our issued and outstanding ordinary shares (assuming the exercise of all of our warrants) and (b) 5,200,000 warrants constituting approximately 37.6% of our issued and outstanding warrants. Sales of a substantial number of ordinary shares and/or warrants in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our ordinary shares and warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our ordinary shares and warrants.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization, unaudited, on an actual basis as of June 30, 2021 and on a pro forma basis giving effect to the Transactions.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus, any prospectus supplement or incorporated by reference in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

	As of June 30, 2021
(Dollars in millions)	Actual (unaudited)	Pro Forma (unaudited)
Total Liabilities	$3,369	$15,329
Redeemable convertible preferred shares	88,598	—
Total Shareholders’ Equity (Deficit)	$(71,800)	$229,471

Total Capitalization	$20,167	$244,800

USE OF PROCEEDS

We will receive up to an aggregate of $159.0 million from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

All of the ordinary shares and warrants (including shares issuable upon the exercise of such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

MARKET PRICE OF OUR SECURITIES

Our ordinary shares and warrants began trading on Nasdaq under the symbols “OTMO” and “OTMOW,” respectively, on August 16, 2021. SWAG’s Class A Stock, warrants, and units were previously listed on the Nasdaq under the symbols “SAII,” “SAIIW,” and “SAIIU,” respectively. SWAG’s Class A Stock, warrants, and units each commenced separate public trading on September 17, 2020. SWAG’s units automatically separated into the component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security. Prior the Closing, each unit of SWAG consisted of one share of Class A Stock and one-half of one public warrant of SWAG, whereby each public warrant entitled the holder to purchase share of Class A Stock at an exercise price of $11.50 per share of Class A Stock. Upon the closing of the Business Combination, SWAG’s shares of Class A Stock were converted into our ordinary shares. On November 2, 2021, the closing sale prices of our ordinary shares and warrants were $4.70 and $0.70, respectively. As of August 13, 2021, there were approximately 117 holders of record of our ordinary shares and one holder of record of our warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of Otonomo and SWAG, adjusted to give effect to the Business Combination and consummation of the Transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

SWAG was a blank check company incorporated in Delaware on June 16, 2020. SWAG was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. At December 31, 2020, there was approximately $172.5 million held in the SWAG trust account (the “Trust Account”).

Otonomo was incorporated in the state of Israel on December 8, 2015. Otonomo is a leading one-stop shop for vehicle data. Otonomo has built the Otonomo Vehicle Data Platform and marketplace. Otonomo is headquartered in Herzliya, Israel.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021, combines the unaudited historical balance sheet of Otonomo as of June 30, 2021 with the unaudited historical balance sheet of SWAG as of June 30, 2021, giving effect to the Business Combination and the issuance of shares to the PIPE Investors, as if they had been consummated as of that date. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 give effect to the Business Combination and the issuance of shares to the PIPE Investors as if they had been completed on January 1, 2020, the beginning of the earliest period presented.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect for transaction accounting adjustments for the merger.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with Otonomo’s and SWAG’s audited financial statements and related notes included elsewhere in this prospectus, the section titled “Otonomo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included elsewhere in this prospectus.

Description of the Transactions

On January 31, 2021, SWAG entered into the Business Combination Agreement with Otonomo and Merger Sub. Pursuant to the Business Combination Agreement, on August 13, 2021, Merger Sub merged with and into SWAG, with SWAG surviving the merger. As a result of the Merger, and upon consummation of the Merger and the other transactions contemplated by the Business Combination Agreement, SWAG became a wholly owned subsidiary of Otonomo, with the securityholders of SWAG becoming securityholders of Otonomo.

Additionally, on August 13, 2021, in accordance with the terms of the Subscription Agreements, the PIPE Investors were issued an aggregate of 14,250,000 Otonomo ordinary shares at a price per share of $10.00 for gross proceeds to the Company of $142,500,000.

On the Closing Date, the following securities issuances were made by Otonomo to SWAG’s securityholders: (i) each outstanding share of Class B Stock was exchanged for one ordinary share, (ii) each outstanding share of Class A Stock was exchanged for one ordinary share, and (iii) each outstanding warrant of SWAG was assumed by Otonomo and became a warrant.

In addition, on the Closing Date and in connection with the consummation of the Business Combination, each outstanding preferred share of Otonomo was converted into one ordinary share.

Concurrently with the execution of the Business Combination Agreement, Otonomo and certain selling shareholders (“Secondary Selling Shareholders”) entered into the Share Purchase Agreement with the Secondary PIPE Investors. On August 13, 2021, in accordance with the terms of the Share Purchase Agreement, the Secondary PIPE Investors purchased 3,000,000 Otonomo ordinary shares from the Secondary Selling Shareholders at a purchase price of $10.00 per share, for an aggregate purchase price of $30,000,000.

On the Closing Date, after giving effect to the redemption of an aggregate of 5,986,021 shares of Class A Stock in accordance with the terms of SWAG’s amended and restated certificate of incorporation (“SPAC Redemptions”), the securityholders of Otonomo held approximately 73.9% of the 125,634,136 issued and outstanding ordinary shares and the securityholders of SWAG, Sponsor, the PIPE Investors and the Secondary PIPE Investors held the remaining issued and outstanding ordinary shares.

Consideration.

The following represents the aggregate merger consideration (assuming no warrants issued to SWAG warrant holders in accordance with the Business Combination Agreement had been exercised):

	Reflecting Actual Redemptions upon the Closing of the Business Combination on August 13, 2021
(in thousands, except share amounts) (a)	Purchase Price	Shares Issued
Share Consideration to SWAG	$112,646	15,576,479
PIPE subscription(b)	$142,500	14,250,000

(a)	The value of ordinary shares is reflected at $10 per share.
(b)	The value of ordinary shares represents the amount not including the Share Purchase Agreement.

The following summarizes the unaudited pro forma Otonomo ordinary shares outstanding, after giving effect to the transactions that occurred on the Closing Date, reflecting no warrants issued to SWAG warrant holders in accordance with the Business Combination Agreement had been exercised:

Ownership

	Reflecting Actual Redemptions upon the Closing of the Business Combination on August 13, 2021
	Shares	%
Total Otonomo
SWAG	15,576,479	13%
Existing Otonomo Shareholders(c)	92,807,657	74%
PIPE Shares	14,250,000	11%
PIPE Secondary(c)	3,000,000	2%

Total Company Ordinary Shares Outstanding at Closing	125,634,136	100%

(c)	The ordinary shares represents the amount after the Share Purchase Agreement transaction.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are based on the historical financial statements of Otonomo and SWAG. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF June 30, 2021

(in thousands)

	as of June 30, 2021		Reflecting Actual Redemptions upon the Closing of the Business Combination on August 13, 2021
	Otonomo (Historical)	SWAG II (Historical)	Pro Forma Adjustments	Adjustments Notes	Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$13,033	155	224,344	(A)	237,532
Short term investments	4,800	—	—		4,800
Restricted Cash	169	—	—		169
Account receivables	217	—	—		217
Other receivables and prepaid expenses	1,093	134	—		1,227

Total current assets	19,312	289	224,344		243,945
NON-CURRENT ASSETS:
Property and Equipment, net	651	—	—		651
Other long term assets	204	—	—		204
Cash and securities held in Trust Account	—	172,508	(172,508)	(B)	—

Total non-current assets	855	172,508	(172,508)		855
TOTAL ASSETS	$20,167	172,797	51,836		244,800

LIABILITIES
CURRENT LIABILITIES:
Account payables	$463	172	—		635
Other Payables and accrued expenses	2,831	—	3,000	(C)	5,831
Deferred revenue	75	—	—		75
Warrants for redeemable convertible preferred shares	—	—	—		—

Total Current Liabilities	3,369	172	3,000		6,541
Deferred underwriting fee payable	—	6,037	(6,037)	(D)	—
Warrant liability	—	22,847	(14,059)	(N),(O)	8,788

Total Long Term Liabilities	—	28,884	(20,096)		8,788
Redeemable convertible preferred shares	88,598	1	(88,599)	(E)	—
Class A common stock subject to possible redemption	—	138,741	(138,741)	(F)	—
SHAREHOLDERS’ EQUITY (DEFICIT):
Ordinary shares	—	—	—		—
Additional Paid-In Capital	11,432	14,221	286,117	(G)	311,770
Accumulated Deficit	(83,232)	(9,222)	10,155	(H)	(82,299)

Total Shareholders’ Equity (Deficit)	(71,800)	4,999	296,272		229,471

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$20,167	172,797	51,836		244,800

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED June 30, 2021

(in thousands, except share and per share data)

	as of June 30, 2021		Reflecting Actual Redemptions upon the Closing of the Business Combination on August 13, 2021
	Otonomo (Historical)	SWAG II (Historical)	Pro Forma Adjustments	Adjustments Notes	Pro Forma Combined
Revenues	496	—	—		496
Cost of Revenues	976	—	—		976

Gross Loss	(480)	—	—		(480)
Operating Expenses:
Research and Development	4,817	—	—		4,817
Sales and Marketing	2,700	—	—		2,700
General and Administrative	1,908	838	—		2,746

Total Operating Expenses	9,425	838	—		10,263

Operating Loss	9,905	838	—		10,743
Financial expenses (income), net	3,142	4,022	(5,575)	AAA	1,589

Loss (income) before Taxes	13,047	4,860	(5,575)		12,332
Taxes on Income	57	—	—		57

Net Loss (income)	$13,104	4,860	(5,575)		12,389

Net loss per share attributable to ordinary shareholders, basic and diluted	(0.42)	(0.66)
Weighted-average ordinary shares outstanding, basic and diluted	31,516,984	7,381,376
Pro forma net loss per share attributable to ordinary shareholders, basic and diluted					(0.10)
Pro forma weighted average ordinary shares outstanding, basic and diluted					125,810,990

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED December 31, 2020

(in thousands, except share and per share data)

	as of December 31, 2020		Reflecting Actual Redemptions upon the Closing of the Business Combination on August 13, 2021
	Otonomo (Historical)	SWAG II (Historical)	Pro Forma Adjustments	Adjustments Notes	Pro Forma Combined
Revenues	$394	$—	$—		$394
Cost of Revenues	1,235	—	—		1,235

Gross Loss	(841)	—	—		(841)
Operating Expenses:
Research and Development	8,634	—	560		9,194
Sales and Marketing	5,213	—	700		5,913
General and Administrative	2,540	1,497	1,740		5,777

Total Operating Expenses	16,387	1,497	3,000	BBB	20,884

Operating Loss	17,228	1,497	3,000		21,725
Financial expenses (income), net	2,737	2,865	(5,245)	CCC	357

Loss (income) before Taxes	19,965	4,362	(2,245)		22,082
Taxes on Income	76	—	—		76

Net Loss (income)	$20,041	$4,362	$(2,245)		$22,158

Net loss per share attributable to ordinary shareholders, basic and diluted	(0.65)	(0.82)
Weighted-average ordinary shares outstanding, basic and diluted	30,673,646	5,349,259
Pro forma net loss per share attributable to ordinary shareholders, basic and diluted					(0.18)
Pro forma weighted average ordinary shares outstanding, basic and diluted					123,861,499

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transaction and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are based on the historical financial statements of Otonomo and SWAG . The transaction accounting adjustments for the transaction consist of those necessary to account for the transaction.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Otonomo and SWAG did not have any historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 present pro forma effect to the Transactions as if they had been completed on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Otonomo condensed consolidated balance sheet as of June 30, 2021 and the related notes included elsewhere in this prospectus; and

•	SWAG ’s condensed balance sheet as of June 30, 2021 and the related notes included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Otonomo condensed consolidated statements of operations for the six months ended June 30, 2021 and the related notes included elsewhere in this prospectus; and

•	SWAG ’s condensed statement of operations for the six months ended June 30, 2021 and the related notes included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Otonomo condensed consolidated statements of operations for the year ended December 31, 2020 and the related notes included elsewhere in this prospectus; and

•	SWAG ’s condensed statement of operations for the year ended December 31, 2020 and the related notes included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that Otonomo believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Otonomo believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the historical financial statements and notes thereto of Otonomo and SWAG .

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Company upon consummation of the Merger. SWAG and Otonomo have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the period presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Otonomo’s shares outstanding, assuming the Transactions occurred on January 1, 2020, the beginning of the earliest period presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)	Represents pro forma adjustments to the cash balance to reflect the following:

	(in thousands)
Reclassification of Marketable securities held in Trust Account	172,508	(B	)
Redemption of SWAG Class A Stock	(59,863)	(K	)
Issuance costs paid in Cash	(24,764)	(I	)
Deferred underwriting fee payable	(6,037)	(D	)
Proceeds from PIPE	142,500	(J	)

	224,344

(B)	Reflects the reclassification of $172.5 million of marketable securities held in the Trust Account that became available following the Business Combination or redeemed.

(C)

Reflects new compensation arrangements executed with six key executives in connection with the Business Combination, resulting in a one-time bonuses of $3.0 million for these executives, which were payable upon closing of the Business Combination and vest within a period of one year.

(D)	Represents the payout of $6.0 million deferred underwriting fees paid out after the Business Combination.

(E)	Reflects the conversion of 64,093,639 Legacy Otonomo convertible preferred shares into 64,093,639 Legacy Otonomo ordinary shares.

(F)	The aggregate value of the shares of SWAG common stock subject to redemption was $138.7 million.

(G)	Represents pro forma adjustments to additional paid-in capital to reflect the following:

	($ in thousands)
Payment of transaction fees for Legacy Otonomo	(24,764)	(I)
Conversion of Legacy Otonomo preferred stock to Legacy Otonomo ordinary shares	88,599	(E)
Reclassification of Class A Stock subject to redemption	138,741	(F)
Redemption of SWAG Class A Stock	(59,863)	(K)
Issuance of ordinary shares to PIPE Investors	142,500	(J)
Reclassification of SWAG expenses	(9,222)	(M)
Adjustment to fair value of Otonomo’s warrant for redeemable convertible preferred shares	(6,444)	(L)
Reclassification of public warrant to additional paid in capital	14,059	(O)
Adjustment to revaluation of private placement warrants	2,496	(P)
Transaction costs allocated to private placement warrants	15	(Q)

	286,117

(H)	Represents pro forma adjustments to accumulated deficit balance to reflect the following:

	($ in thousands)
Adjustment to fair value of Otonomo’s warrant for redeemable convertible preferred shares	6,444	(L)
Formation and operating costs recorded in SWAG	9,222	(M)
Compensation arrangements to key executives	(3,000)	(C)
Adjustment to revaluation of private placement warrants	(2,496)	(P)
Transaction costs allocated to private placement warrants	(15)	(Q)

	10,155

(I)	Represents estimated transaction costs of approximately $24.8 million incurred by Legacy Otonomo.

(J)	Reflects the proceeds of $142.5 million from the issuance and sale of 14,250,000 ordinary shares at $10.00 per share in a private placement pursuant to the Subscription Agreements.

(K)	Represents the redemption of $59.9 million of shares by SWAG stockholders who chose to redeem their shares.

(L)	Represents an adjustment to fair value of Otonomo’s warrant for redeemable convertible preferred shares as if the Transactions occurred as of the beginning of the period.

(M)	Represents the amount of the formation expenses, warrant revaluation costs and operating costs recorded in SWAG.

(N)	Assuming the value remains unchanged as each outstanding warrant of SWAG was assumed by Otonomo and became a warrant of Otonomo.

(O)	Reflects the reclassification of $14.1 million related to public warrant to additional paid in capital.

(P)	Reflects the adjustment to fair value recorded in SWAG on the private placement warrants.

(Q)	Represents transaction costs related to private placement warrants.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

AAA Represents pro forma adjustments to Financial expenses (income), net:

Adjustment to fair value of Otonomo’s warrant for redeemable convertible preferred shares	(3,165)	DDD
Adjustment to revaluation of public warrants	(2,415)	EEE
Interest earned on marketable securities held in Trust Account	5

	(5,575)

BBB Reflects new compensation arrangements executed with six key executives in connection with the Business Combination (see also (C)).

CCC Represents pro forma adjustments to Financial expenses (income), net:

Adjustment to fair value of Otonomo’s warrant for redeemable convertible preferred shares	(3,279)	DDD
Adjustment to revaluation of public warrants	(1,380)	EEE
Transaction costs allocated to public warrants	(589)	FFF
Interest earned on marketable securities held in Trust Account	3

	(5,245)

DDD Represents an adjustment to fair value of Otonomo’s warrant for redeemable convertible preferred shares as if the Transactions occurred as of the beginning of the period.

EEE Reflects the cancellation of adjustment to fair value recorded in SWAG on the public warrants.

FFF Represents transaction costs of approximately $0.5 million related to public warrants.

4. Loss per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2020, the beginning of the earliest period presented. As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire period presented. The unaudited pro forma condensed combined financial information has been prepared reflecting actual redemptions upon the closing of the Business Combination on August 13, 2021.

	Reflecting Actual Redemptions upon the Closing of the Business Combination on August 13, 2021
	Year Ended December 31, 2020	Six Months Ended June 30, 2021
Pro forma net loss (in thousands)	$(22,158)	$(12,389)
Weighted average shares outstanding—basic and diluted	123,861,499	125,810,990
Net loss per share—basic and diluted(1)	(0.18)	(0.10)
Weighted average shares outstanding—basic and diluted
SWAG Public Stockholders	11,263,979	11,263,979
Holders of SWAG Sponsor Shares	4,312,500	4,312,500
PIPE Investors	14,250,000	14,250,000
Legacy Otonomo stockholders(2)	30,673,646	31,516,984
Legacy Otonomo Converted preferred shares(2)	62,330,583	63,386,381
Legacy Otonomo Converted warrants(2)	1,030,791	1,081,146

	123,861,499	125,810,990

(1)

The pro forma shares attributable to Legacy Otonomo shareholders is calculated by applying the exchange ratio of 1 to the historical Legacy Otonomo ordinary shares and preferred stock that was outstanding as of merger.

(2)

The pro forma basic and diluted shares of Legacy Otonomo stockholders exclude 10.2 million and 9.3 million of unexercised employee stock options for the year ended December 31, 2020 and for the six months ended June 30, 2021, respectively, as these are not deemed a participating security and their effect is antidilutive.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Otonomo’s financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis, including information with respect to Otonomo’s planned investments in its research and development, sales and marketing, and general and administrative functions, includes forward-looking statements that involve risks and uncertainties. You should review the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of forward-looking statements and important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Otonomo is a leading one-stop shop for vehicle data. Since its founding in 2015, Otonomo has built the Otonomo Vehicle Data Platform and marketplace that fuels an ecosystem powered by data from 19 vehicle manufacturer (OEM) agreements, fleets, and other data providers. The platform securely ingests over 4.3 billion data points per day from over 40 million connected vehicles worldwide and then reshapes and enriches the data in order to accelerate the time to market for new services that improve the in-and-around car experience. Otonomo’s platform provides OEMs the opportunity to create new revenue streams and facilitates an open ecosystem of services around the vehicle. This enables the utilization of vast amounts of data that vehicles generate daily and that OEMs store and maintain.

As part of its proprietary data platform, Otonomo has developed a robust suite of SaaS offerings that provide both OEMs and service providers with additional capabilities, and that incorporate vertically specific applications to meet different privacy, regulation, storage, visualization and data insight needs.

Privacy by design and neutrality are at the core of Otonomo’s platform, which enables compliance with regulations such as GDPR, CCPA, and other vehicle specific regulations, such as the EU requirement/directive that OEMs share connected car data with third parties or the Massachusetts’ Right to Repair Act allowing access to vehicle data for maintenance and repair purposes.

Otonomo generates the majority of its revenue from fees charged to customers based on data points consumed through its platform. Otonomo also generates revenue through services relating to proprietary features through its platform.

Otonomo’s customers typically enter into contractual arrangements with terms up to three-years. Otonomo charges these customers based on data points consumed or per VIN per month. Some customers, especially smaller organizations, consume data points on Otonomo’s platform through the self-serve platform on an on-demand basis for which Otonomo charges based on data points or trips consumed.

Otonomo’s go-to-market strategy is focused on expanding its access to data through partnering with OEMs, fleets and other data providers, acquiring new customers and driving continued use of Otonomo’s platform for existing customers.

Otonomo pursues strategic partnerships with OEMs, fleets and other data providers through a dedicated team segmented by geographical regions. Otonomo focuses its selling efforts on organizations of various sizes, within specific customer segments, and licenses access to Otonomo’s platform through a direct sales force which is segmented by geographical regions.

Otonomo’s platform is used globally by organizations of all sizes across a broad range of industries. As of June 30, 2021, Otonomo had 27 total customers, increasing from 22 as of December 31, 2020. For the six months ended June 30, 2021, Otonomo had two customers that accounted for approximately 13% and 36%, respectively, of its revenues. For the year ended December 31, 2020, Otonomo had two customers, a leading mapping service provider and Mitsubishi, that accounted for approximately 12% and 30%, respectively, of its revenues.

Mitsubishi accounted for approximately 36% of Otonomo’s revenues for the six months ended June 30, 2021. Otonomo has entered into two agreements with Mitsubishi pursuant to which revenue was generated during 2020: (a) a standard Vehicle-Data Marketplace Agreement (the “Marketplace Agreement”) and (b) an IOT HUB Software License Agreement (the “IOT Agreement”).

The Marketplace Agreement governs Mitsubishi’s use of Otonomo’s vehicle-data marketplace platform and Otonomo’s rights to commercialize Mitsubishi’s commercial data. The Marketplace Agreement expires in June 2023 and either party may terminate the agreement upon six months prior written notice. In addition, either party may terminate certain provisions of the Marketplace Agreement relating to data details and specifications upon three months prior written notice. The agreement also contains customary mutual provisions relating to warranties, privacy and indemnification.

In accordance with the terms of the IOT Agreement, Otonomo’s server software services and interface software enables the application or service developed by Mitsubishi to access and communicate its vehicle data to Otonomo’s vehicle-data marketplace platform and allows Otonomo to commercialize Mitsubishi’s data to its data customers through the marketplace platform. The IOT Agreement terminates concurrently with the Marketplace Agreement. Pursuant to the IOT Agreement, Mitsubishi pays Otonomo a base annual fee with additional fees to be paid based on the number of active users on the marketplace platform. The IOT Agreement also contains customary mutual provisions relating to representations and warranties, indemnification and confidentiality.

Business Combination Agreement

On January 31, 2021, we entered into the Business Combination Agreement with SWAG and Merger Sub. Pursuant to the Business Combination Agreement, Merger Sub merged with and into SWAG, with SWAG surviving the merger. On August 13, 2021, upon the consummation of the Business Combination and the Transactions, SWAG became a wholly owned subsidiary of Otonomo.

Key Factors Affecting Otonomo’s Performance

Expanding Otonomo’s Data Supplier Base

Otonomo currently has 19 OEM agreements. In addition to data provided by these OEMs Otonomo receives data from fleet operators and TSPs. Otonomo believes that there is an opportunity to expand its data supplier base by entering into partnership relationships with additional OEMs, fleet operators and TSPs and to expand its existing OEM relationships with new series models and geographies. Furthermore, Otonomo sees an opportunity to add new types of data suppliers (e.g., light construction vehicles) to further differentiate its platform and drive additional data consumption by its customers.

Adoption of Otonomo’s Platform

Otonomo’s future success depends in a large part on the market adoption of its platform. While Otonomo sees growing demand for its platform, particularly from large enterprises, seeking easy access to rich, secure and compliant vehicle data on which to base value-added services they wish to develop and market, to their customers. While this makes it difficult to predict customer adoption rates and future demand, Otonomo believes that the benefits of its platform put it in a strong position to capture the significant market opportunity ahead.

Expanding Within Otonomo’s Existing Customer Base

Otonomo’s diverse base of customers represents a significant opportunity for further consumption of the data within its platform. While Otonomo has seen a rapid increase in the number of its customers, Otonomo believes that there is a substantial opportunity to expand the usage of its platform within its existing customers. Otonomo plans to continue investing in its direct sales force to encourage increased data consumption and adoption of new use cases among its existing customers.

Once deployed, Otonomo’s customers often expand their use of its platform more broadly within the enterprise and across their ecosystem of customers and partners as they identify new use cases and realize the benefits of its platform.

In any given period, there is a risk that customer consumption of Otonomo’s platform will be lower than Otonomo expects, which may cause fluctuations in Otonomo’s revenue and results of operations. Otonomo’s ability to increase usage of its platform by existing customers, and, in particular, by large enterprise customers, will depend on a number of factors, including its customers’ satisfaction with its platform, competition, pricing, availability and quality of data, overall changes in Otonomo’s customers’ spending levels and the effectiveness of Otonomo’s efforts to help its customers realize the benefits of its platform.

Acquiring New Customers

Otonomo believes there is a substantial opportunity to further grow its customer base by continuing to make significant investments in sales, marketing and brand awareness. Otonomo’s ability to attract new customers will depend on a number of factors, including its success in recruiting and scaling its sales and marketing organization and competitive dynamics in its target markets. Otonomo intends to expand its direct sales force, with a focus on increasing sales in targeted geographies and customer segments. Otonomo may not achieve anticipated revenue growth from expanding its sales force to focus on large enterprises if it is unable to hire, develop, integrate, and retain talented and effective sales personnel; if its new and existing sales personnel are unable to achieve desired productivity levels in a reasonable period of time; or if its sales and marketing programs are not effective.

Investing in Growth and Scaling our Business

Otonomo is focused on its long-term revenue potential. Otonomo believes that its market opportunity is large, and Otonomo will continue to invest significantly in scaling across all organizational functions in order to grow its operations both domestically and internationally. Otonomo has a history of introducing successful new features and capabilities on its platform, and it intends to continue to invest heavily to grow its business to take advantage of its expansive market opportunity rather than optimize for profitability or cash flow in the near future.

Key Business Metric

Otonomo monitors the key business metric set forth below to help it evaluate its business and growth trends, establish budgets, measure the effectiveness of its sales and marketing efforts, and assess operational efficiencies. The calculation of the key metric discussed below may differ from other similarly titled metrics used by other companies, securities analysts or investors.

Number of OEM Data Agreements

Otonomo will continue to monitor the number of direct and indirect agreements with OEM entities for different sets of data and SaaS. The number of agreements with OEMs will directly impact the results of operations, including revenues and gross margins for the foreseeable future.

Impact of COVID-19

The COVID-19 pandemic began causing general business disruption worldwide in January 2020. The full extent to which the COVID-19 pandemic will directly or indirectly impact Otonomo’s business, results of operations, cash flows and financial condition will depend on future developments that are highly uncertain and cannot be accurately predicted. Otonomo has experienced, and may continue to experience, a modest adverse impact on certain parts of its business following the implementation of shelter-in-place orders to mitigate the outbreak of COVID-19, including a lengthening of the sales cycle for some prospective customers and delays in the delivery of professional services and trainings to Otonomo’s customers. Otonomo has also experienced, and may continue to experience, a modest positive impact on other aspects of its business, including an increase in consumption of its platform by existing customers.

Moreover, Otonomo has seen slower growth in certain operating expenses due to reduced business travel, deferred hiring for some positions and the virtualization or cancellation of customer and employee events. While a reduction in operating expenses may have an immediate positive impact on Otonomo’s results of operations, Otonomo does not yet have visibility into the full impact this will have on its business. Otonomo cannot predict how long it will continue to experience these impacts as shelter-in-place orders and other related measures are expected to change over time. Its results of operations, cash flows, and financial condition have not been adversely impacted to date. However, as certain of Otonomo’s customers or partners experience downturns or uncertainty in their own business operations or revenue resulting from the spread of COVID-19, they may continue to decrease or delay their spending, request pricing discounts, or seek renegotiations of their contracts, any of which may result in decreased revenue and cash receipts for Otonomo. In addition, Otonomo may experience customer losses, including due to bankruptcy or Otonomo’s customers ceasing operations, which may result in an inability to collect accounts receivable from these customers. In addition, in response to the spread of COVID-19, Otonomo has required substantially all of its employees to work remotely to minimize the risk of the virus to its employees and the communities in which it operates. Otonomo may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, and business partners.

The global impact of COVID-19 continues to rapidly evolve, and Otonomo will continue to monitor the situation and the effects on its business and operations closely. Otonomo does not yet know the full extent of potential impacts on its business or operations or on the global economy as a whole, particularly if the COVID-19 pandemic continues and persists for an extended period of time. Given the uncertainty, Otonomo cannot reasonably estimate the impact on its future results of operations, cash flows, or financial condition. For additional details, see the section titled “Risk Factors.”

Components of Results of Operations

Revenues

Otonomo derives its revenues from subscription revenues, which are comprised of subscription fees from customers accessing Otonomo’s enterprise cloud computing services (“SaaS subscriptions”).

Otonomo elected to adopt Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), effective as of January 1, 2018, utilizing the full retrospective method of adoption. Accordingly, the consolidated financial statements included elsewhere in this prospectus are presented under ASC 606. Under ASC 606, Otonomo determines revenue recognition through the following five- step framework:

•	identification of the contract, or contracts, with a customer;

•	identification of the performance obligations in the contract;

•	determination of the transaction price;

•	allocation of the transaction price to the performance obligations in the contract; and

•	recognition of revenue when, or as, Otonomo satisfies a performance obligation.

Otonomo’s SaaS subscriptions revenues consist primarily of fees to provide Otonomo’s customers access to its cloud-based platform, which includes routine customer support. Subscription service contracts do not provide customers with the right to take possession of the software, are cancelable, and do not contain general rights of return. Generally, subscription revenues are recognized ratably over the contractual term of the arrangement, beginning on the date that the service is made available to the customer.

Subscription contracts typically have a term of one to three years and based on fixed-fee or a pay per use basis. For fixed-fee basis contracts, invoicing occurring in annual or monthly installments at the beginning of each year of the subscription period or at the end of each month, respectively. For pay per use basis contracts, Otonomo applies the ‘as-invoiced’ practical expedient that permits Otonomo to recognize revenue in the amount to which it has a right to invoice the customer.

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the services either on their own or together with other resources that are readily available from third parties or from Otonomo, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract.

Otonomo provides access to its cloud-hosted software, without providing the customer with the right to take possession of its software, which Otonomo considers to be a single performance obligation.

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. For contracts that contain multiple performance obligations, Otonomo allocates the transaction price for each contract to each performance obligation based on the relative standalone selling price for each performance obligation. In instances where performance obligations do not have observable standalone sales, Otonomo utilizes available information that may include market conditions, pricing strategies, the economic life of the software, and other observable inputs or uses the expected cost-plus margin approach to estimate the price Otonomo would charge if the products and services were sold separately.

Incremental costs of obtaining a contract that are eligible to capitalization, were immaterial during the reported periods.

Contract assets consist of unbilled accounts receivable, which occur when a right to consideration for Otonomo’s performance under the customer contract occurs before invoicing to the customer. The amount of unbilled accounts receivable included within accounts receivable, net on the consolidated balance sheets was immaterial for the periods presented.

Contract liabilities consist of deferred revenue. Revenue is deferred when Otonomo invoices in advance of performance under a contract. The current portion of the deferred revenue balance is recognized as revenue during the 12-month period after the balance sheet date.

Allocation of Overhead Costs

Overhead costs that are not substantially dedicated for use by a specific functional group are allocated based on headcount. Such costs include costs associated with office facilities, depreciation of property and equipment, and IT-related personnel and other expenses, such as software and subscription services.

Cost of Services

Cost of services consists primarily of expenses related to purchase of data from data suppliers, amounts paid to data suppliers under revenue sharing or fixed price arrangements, third-party cloud infrastructure expenses incurred in connection with Otonomo’s customers’ use of Otonomo’s platform and the maintenance of

Otonomo’s platform on public clouds, including different regional deployments, and personnel-related costs associated with customer support and professional services, including salaries, benefits, bonuses and share-based compensation. Cost of services also includes allocated overhead costs.

Otonomo intends to continue to invest additional resources in its platform infrastructure and its customer support and professional services organizations to support the growth of its business. Some of these investments, including certain data purchase costs, support costs and costs of expanding its business internationally, are incurred in advance of generating revenue, and the failure to generate anticipated revenue or fluctuations in the timing of revenue could affect Otonomo’s gross margin from period to period.

Operating Expenses

Otonomo’s operating expenses consist of sales and marketing, research and development, and general and administrative expenses. Personnel costs are the most significant component of operating expenses and consist of salaries, benefits, bonuses, share-based compensation, and sales commissions. Operating expenses also include allocated overhead costs.

Research and Development

Research and development expenses consist primarily of personnel-related expenses associated with Otonomo’s research and development and product development teams, including salaries, benefits, bonuses, and share-based compensation. Research and development expenses also include contractor or professional services fees, third-party cloud infrastructure expenses incurred in developing Otonomo’s platform, and computer equipment, software, and subscription services dedicated for use by its research and development and organization. Otonomo expects that its research and development expenses will increase in absolute dollars as its business grows, particularly as Otonomo incurs additional costs related to continued investments in its platform and SaaS products. However, Otonomo expects that its research and development expenses will decrease as a percentage of its revenue over time.

Sales and Marketing

Sales and marketing expenses consist primarily of personnel-related expenses associated with Otonomo’s sales and marketing staff, including salaries, benefits, bonuses, share-based compensation and travel. Marketing expenses also include third-party software tools required for marketing automation and consulting and advertising costs. Otonomo expects these costs to increase over time as the market expands and additional tools are implemented. Prior to the disruption of international travel caused by the COVID-19 pandemic beginning in January 2020, sales and marketing expenses also included international travel of personnel and expenses related to trade shows and other marketing events. Otonomo expects that its sales and marketing expenses will increase in absolute dollars as Otonomo grows its business. However, Otonomo expects that its sales and marketing expenses will decrease as a percentage of its revenue over time.

General and Administrative

General and administrative expenses consist primarily of personnel-related expenses for Otonomo’s finance, legal, human resources, facilities, and administrative personnel, including salaries, benefits, bonuses, and share- based compensation. General and administrative expenses also include external legal, accounting, bookkeeping and other professional services fees, software and subscription services dedicated for use by Otonomo’s general and administrative functions, and other corporate expenses. General and administrative expenses also include allocated overhead costs.

Following the closing of this Business Combination, Otonomo expects to incur additional expenses as a result of becoming a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations, and increased expenses for insurance, investor relations, and professional services. Otonomo expects that its general and administrative expenses will increase in absolute dollars as its business grows but will decrease as a percentage of its revenue over time.

Financial Income (Expense), Net

Financial income (expense), net consists primarily of interest income earned on Otonomo’s cash equivalents and short-term investments and currency related adjustments. Additionally, in 2020 and 2021, adjustments related to changes in value of Otonomo’s warrants for redeemable convertible preferred shares were charged to financial expenses.

Provision for (Benefit from) Income Taxes

Provision for (benefit from) income taxes consists primarily of income taxes in certain foreign and state jurisdictions in which Otonomo conducts business. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

Results of Operations

The results of operations presented below should be reviewed in conjunction with the consolidated financial statements and notes included elsewhere in this prospectus. The following table sets forth Otonomo’s consolidated results of operations data for the periods presented:

Comparison of the Six Months Ended June 30, 2020 and June 30, 2021

Revenue

	Six Months Ended June 30,		Change	Change
	2020	2021	$	%
	(dollars in thousands)
Total	$112	$496	$384	343%

Revenue increased by approximately $384 thousand, or 343%, to approximately $496 thousand for the six months ended June 30, 2021, from approximately $112 thousand for the six months ended June 30, 2020, primarily due to the increase in onboarding OEM data, the development of SaaS features and Otonomo’s increase in total customers from 22 as of December 31, 2020 to 27 as of June 30, 2021.

Cost of Services and Gross Margin

	Six Months Ended June 30,		Change	Change
	2020	2021	$	%
	(dollars in thousands)
Cost of services	$589	$976	$387	66%
Gross margin	(426)%	(97)%

Cost of services increased by approximately $387 thousand, or 66%, to approximately $976 thousand for the six months ended June 30, 2021, from approximately $589 thousand for the six months ended June 30, 2020. The increase in cost of services was primarily due to increases in revenue together with decreases in fixed payments to Otonomo’s data providers and the renewal of contracts with revenue-sharing terms. Gross margin increased from (426)% for the six months ended June 30, 2020 to (97)% for the six months ended June 30, 2021. The increase was primarily due to the increase in revenues and decrease in fixed-price payments to data providers.

Operating Expenses

	Six Months Ended June 30,		Change	Change
	2020	2021	$	%
	(dollars in thousands)
Research and development	$4,042	$4,817	$775	19%
Sales and marketing	2,767	2,700	(67)	(2)%
General and administrative	1,109	1,908	799	72%

Total operating expenses	$7,918	$9,425	$1,507	19%

Research and Development

Research and development expenses increased by approximately $775 thousand, or 19%, to approximately $4,817 thousand for the six months ended June 30, 2021, from approximately $4,042 thousand for the six months ended June 30, 2020. The increase was primarily attributable to an increase in employee headcount related expenses and an increase in IT software.

Sales and Marketing

Sales and marketing expenses decreased by approximately $67 thousand, or 2%, to approximately $2,700 thousand for the six months ended June 30, 2021 from approximately $2,767 thousand for the six months ended June 30, 2020. The decrease was primarily attributable to headcount related expenses.

General and Administrative

General and administrative expenses increased by approximately $799 thousand, or 72%, to approximately $1,908 thousand for the six months ended June 30, 2021 from approximately $1,109 thousand for the six months ended June 30, 2020. The increase was primarily attributable to an increase in headcount and an increase in professional services related to the Transactions.

Financial (Expense) Income, Net

	Six Months Ended June 30,		Change	Change
	2020	2021	$	%
	(dollars in thousands)
Financial (Expense) Income, Net	$(2,645)	$(3,142)	$(497)	19%

Financial expense was $3,142 thousand in the six months ended June 30, 2021 compared to financial expense of $2,645 thousand in the six months ended June 30, 2020. The increase was primarily related to a change in warrants valuation.

Comparison of the Years Ended December 31, 2019 and December 31, 2020

Revenue

	Year Ended December 31,		Change	Change
	2019	2020	$	%
	(dollars in thousands)
Total	$129	$394	$265	205%

Revenue increased by approximately $265 thousand, or 205%, to approximately $394 thousand for 2020, from approximately $129 thousand for 2019, primarily due to the launch of Otonomo’s active marketplace in 2020, the increase in onboarding OEM data, the development of SaaS features and Otonomo’s increase in total customers from 4 as of December 31, 2019 to 22 as of December 31, 2020.

Cost of Services and Gross Margin

	Year Ended December 31,		Change	Change
	2019	2020	$	%
	(dollars in thousands)
Cost of services	$1,191	$1,235	$44	4%
Gross margin	(823)%	(213)%

Cost of services increase by approximately $44 thousand, or 4%, to approximately $1,235 thousand for 2020, from approximately $1,191 thousand for 2019. The increase in cost of services was primarily due to increases in revenue together with decreases in fixed payments to Otonomo’s data providers and the renewal of contracts with revenue-sharing terms. Gross margin increased from (823)% for 2019 to (213)% for 2020. The decrease was primarily due to the increase in revenues and decrease in fixed-price payments to data providers.

Operating Expenses

	Year Ended December 31,		Change	Change
	2019	2020	$	%
	(dollars in thousands)
Research and development	$8,237	$8,634	$397	5%
Sales and marketing	8,108	5,213	(2,895)	(36)%
General and administrative	2,852	2,540	(312)	(11)%

Total operating expenses	$19,197	$16,387	$2,810	(15)%

Research and Development

Research and development expenses increased by approximately $397 thousand, or 5%, to approximately $8,634 thousand for 2020, from approximately $8,237 thousand for 2019. The increase was primarily attributable to an increase in employee headcount related expenses and an increase in IT software.

Sales and Marketing

Sales and marketing expenses decreased by approximately $2,895 thousand, or 36%, to approximately $5,213 thousand for 2020 from approximately $8,108 thousand for 2019. The decrease was primarily attributable to headcount related expenses, and decreases in expenses associated with travel and tradeshows due to COVID-19.

General and Administrative

General and administrative expenses decreased by approximately $312 thousand, or 11%, to approximately $2,540 thousand for 2020 from approximately $2,852 thousand for 2019. The decrease was primarily attributable to a decrease in travel expenses due to COVID-19 and a reduction in professional fees.

Financial (Expense) Income, Net

	Year Ended December 31,		Change	Change
	2019	2020	$	%
	(dollars in thousands)
Financial (Expense) Income, Net	$1,226	$(2,737)	$(3,963)	(323)%

Financial expense was $2,737 thousand in 2020 compared to financial income of $1,226 thousand in 2019. The decrease was primarily related to a change in the value of the warrants in the amount of $3,271 thousand.

Liquidity and Capital Resources

Since inception, Otonomo has financed its operations primarily through proceeds received from sales of equity securities and payments received from its customers as further detailed below. As of June 30, 2021, December 31, 2020, and December 31, 2019, Otonomo’s principal sources of liquidity were cash, cash equivalents, and short-term and long-term investments totaling $17,833, $27,613 and $22,096, respectively. Its investments consist of US and Israeli deposits.

Otonomo believes that its existing cash, cash equivalents, and short-term and long-term investments will be sufficient to support working capital and capital expenditure requirements for at least the next 12 months from the date of this prospectus. Otonomo’s future capital requirements will depend on many factors, including its revenue growth rate, the timing and the amount of cash received from customers, the expansion of sales and marketing activities, the timing and extent of spending to support development efforts, the price at which Otonomo is able to purchase public cloud capacity, expenses associated with its international expansion, the introduction of platform enhancements, and the continuing market adoption of its platform. In the future, Otonomo may enter into arrangements to acquire or invest in complementary businesses, products, and technologies. Otonomo may be required to seek additional equity or debt financing. In the event that Otonomo requires additional financing, it may not be able to raise such financing on terms acceptable to us or at all. If Otonomo is unable to raise additional capital or generate cash flows necessary to expand its operations and invest in continued innovation, Otonomo may not be able to compete successfully, which would harm its business, results of operations, and financial condition.

The following table shows a summary of Otonomo’s cash flows for the periods presented:

	Six Months Ended June 30,		Year Ended December 31,
(dollars in thousands)	2020	2021	2019	2020
Net cash used in operating activities	$(8,214)	$(9,718)	$(17,304)	$(14,135)
Net cash provided by (used in) investing activities	$(13,360)	$7,909	$9,979	$(1,832)
Net cash provided by financing activities	$20,056	$27	$2,736	$20,100

Net increase (decrease) in cash and cash equivalents and short-term restricted cash equivalents	$(1,518)	$(1,782)	$(4,589)	$4,133

Operating Activities

Otonomo’s primary uses of cash from operating activities are for personnel-related expenses, sales and marketing expenses, third-party cloud infrastructure expenses and overhead expenses. Otonomo has generated negative cash flows and has supplemented working capital through net proceeds from the sale of equity securities.

Cash used in operating activities mainly consist of Otonomo’s net loss adjusted for certain non-cash items, including share-based compensation, change in the value of the warrants, depreciation expenses and changes in operating assets and liabilities during each period.

During the six months ended June 30, 2020 and 2021, net cash used in operating activities was approximately $8.2 million and $9.7 million, respectively. The primary factors affecting operating cash flows during these periods were net losses of approximately $11.1 million and $13.1 million during the six months ended June 30, 2020 and June 30, 2021, respectively.

During the fiscal years ended December 31, 2019 and 2020, net cash used in operating activities was approximately $17.3 million and $14.1 million, respectively. The primary factors affecting operating cash flows during these periods were net losses of approximately $19.1 million and $20.0 million during the fiscal years ended December 31, 2019 and December 31, 2020, respectively, as well as non-cash charges of approximately $2.0 million and approximately $4.7 million during the fiscal years ended December 31, 2019 and December 31, 2020, respectively.

Investing Activities

Cash provided by investing activities during the six months ended June 30, 2021 was $7,909 thousand as a result of net releases of short-term investments of approximately $8,000 thousand and purchases of property and equipment to support additional office facilities of approximately $(90) thousand.

Cash used in investing activities during the six months ended June 30, 2020 was $(13,360) thousand as a result of approximately $(12,993) thousand in short-term investments and purchases of property and equipment to support additional office facilities of approximately $(359) thousand.

Cash provided by investing activities during the fiscal year ended December 31, 2020 was $(1,832) thousand as a result of net release of short-term investments of $(1,393) thousand and purchases of property and equipment to support additional office facilities of $(420) thousand.

Cash used in investing activities during the fiscal year ended December 31, 2019 was $9,979 thousand as a result of net purchases of investments of $10,263 thousand and purchases of property and equipment to support additional office facilities of $(177) thousand.

Financing Activities

Cash provided by financing activities for the six months ended June 30, 2020 and June 30, 2021 was $20,056 thousand and $27 thousand, respectively, primarily as a result of proceeds from the issuance of equity securities (convertible preferred shares and option exercises).

Cash provided by financing activities for the fiscal years ended December 31, 2019 and December 31, 2020 was $2,736 thousand and $20,100 thousand, respectively, primarily as a result of proceeds from the issuance of equity securities.

Contractual Obligations and Commitments

The following table summarizes Otonomo’s contractual obligations as of June 30, 2021:

	(in thousands)
	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Operating lease obligation (1)	$723	$482	$241	$—	$—
Total	$723	$482	$241	$—	$—

(1)

Primarily represents future minimum lease payments under our non-cancelable operating lease which expires in 2022. The minimum lease payments above do not include any related common area maintenance charges, operating expenses or real estate taxes.

Quantitative and Qualitative Disclosures about Market Risk

Otonomo is exposed to market risk in the ordinary course of its business. Market risk represents the risk of loss that may impact Otonomo’s financial position due to adverse changes in financial market prices and rates. Otonomo’s market risk exposure is primarily the result of fluctuations in interest rates and foreign currency exchange rates.

Interest Rate Risk

As of June 30, 2021, Otonomo had approximately $17.8 million of cash, cash equivalents, and short-term investments in a ILS and US linked deposit. In addition, Otonomo had approximately $0.4 million of restricted cash primarily due to outstanding letters of credit established in connection with lease agreements for Otonomo’s facilities and to secure Otonomo’s credit card obligations. Otonomo’s cash, cash equivalents, and short-term and long-term investments are held for working capital purposes. Otonomo does not enter into investments for trading or speculative purposes. A hypothetical 10% increase or decrease in interest rates would have resulted in an increase or decrease of approximately $0.5 million in the market value of Otonomo’s cash equivalents and short-term and long-term investments as of June 30, 2021.

Foreign Currency Exchange Risk

Otonomo’s reporting currency and the functional currency of its wholly owned foreign subsidiaries is the U.S. dollar. Otonomo’s sales are currently denominated in U.S. dollars and Euros, and therefore its Euro dominated revenue is currently subject to significant foreign currency risk. Otonomo’s operating expenses are denominated in the currencies of the countries in which its operations are located, which are primarily in Israel, USA and Germany, Otonomo’s consolidated results of operations and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. To date, Otonomo has not entered any hedging arrangements with respect to foreign currency risk or other derivative financial instruments, although it may choose to do so in the future. Otonomo does not believe a 10% increase or decrease in the relative value of the U.S. dollar would have a material impact on its operating results.

Critical Accounting Policies and Estimates

Otonomo’s consolidated financial statements and the related notes thereto included elsewhere in this prospectus are prepared in accordance with GAAP. The preparation of consolidated financial statements also requires Otonomo’s to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. Otonomo bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. Actual results could differ significantly from the estimates made by management. To the extent that there are differences between Otonomo’s estimates and actual results, its future financial statement presentation, financial condition, results of operations, and cash flows will be affected.

Otonomo believes that the accounting policies described below involve a substantial degree of judgment and complexity. Accordingly, these are the policies Otonomo believes are the most critical to aid in fully understanding and evaluating its consolidated financial condition and results of operations. For further information, see Note 2 to Otonomo’s consolidated financial statements included elsewhere in this prospectus.

Revenue Recognition

Otonomo accounts for revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue From Contracts With Customers (ASC 606) for all periods presented.

Otonomo’s SaaS subscriptions revenues consist primarily of fees to provide Otonomo’s customers access to its cloud-based platform, which includes routine customer support. Subscription service contracts do not provide customers with the right to take possession of the software, are cancelable, and do not contain general rights of return. Generally, subscription revenues are recognized ratably over the contractual term of the arrangement, beginning on the date that the service is made available to the customer.

Subscription contracts typically have a term of one to three years and based on fixed-fee or a pay per use basis. For fixed-fee basis contracts, invoicing occurring in annual or monthly installments at the beginning of each year of the subscription period or at the end of each month, respectively. For pay per use basis contracts, Otonomo applies the ‘as-invoiced’ practical expedient that permits Otonomo to recognize revenue in the amount to which it has a right to invoice the customer.

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the services either on their own or together with other resources that are readily available from third parties or from Otonomo, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract.

Otonomo provides access to its cloud-hosted software, without providing the customer with the right to take possession of its software, which Otonomo considers to be a single performance obligation.

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. For contracts that contain multiple performance obligations, Otonomo allocates the transaction price for each contract to each performance obligation based on the relative standalone selling price for each performance obligation. In instances where performance obligations do not have observable standalone sales, Otonomo utilizes available information that may include market conditions, pricing strategies, the economic life of the software, and other observable inputs or uses the expected cost-plus margin approach to estimate the price Otonomo would charge if the products and services were sold separately.

Incremental costs of obtaining a contract that are eligible to capitalization, were immaterial during the reported periods.

Contract assets consist of unbilled accounts receivable, which occur when a right to consideration for Otonomo’s performance under the customer contract occurs before invoicing to the customer. The amount of unbilled accounts receivable included within accounts receivable, net on the consolidated balance sheets was immaterial for the periods presented.

Contract liabilities consist of deferred revenue. Revenue is deferred when Otonomo invoices in advance of performance under a contract. The current portion of the deferred revenue balance is recognized as revenue during the 12-month period after the balance sheet date.

Share-Based Compensation

Otonomo measures share options and other share-based awards granted to its employees, consultants or advisors or its affiliates based on their fair value on the date of the grant and recognizes compensation expense of those awards, over the requisite service period, which is generally the vesting period of the respective award. Otonomo applies the straight-line method of expense recognition to all awards with only service-based vesting conditions.

Otonomo estimates the fair value of each share option grant on the date of grant using the Black-Scholes option-pricing model, which uses as inputs the fair value of the ordinary shares and assumptions for the volatility of the ordinary shares, the expected term of its share options, the risk-free interest rate for a period that approximates the expected term of its share options and their expected dividend yield.

Determination of the Fair Value of the Ordinary Shares

The fair value of the ordinary shares underlying Otonomo’s share-based awards has historically been determined by Otonomo’s board of directors, with input from management and corroboration from contemporaneous third-party valuations. Otonomo believes that its board of directors has the relevant experience and expertise to determine the fair value of its ordinary shares. Given the absence of a public trading market for the ordinary shares, and in accordance with the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately Held Company Equity Securities Issued as Compensation, Otonomo’s board of directors exercised reasonable judgment and considered numerous objective and subjective factors to determine the best estimate of the fair value of the ordinary shares at each grant date. These factors include:

•	contemporaneous valuations of the ordinary shares performed by independent third-party specialists;

•	the prices, rights, preferences, and privileges of the Otonomo preferred shares relative to those of the ordinary shares;

•	the lack of marketability inherent in the ordinary shares;

•	Otonomo’s actual operating and financial performance;

•	Otonomo’s current business conditions and projections;

•	the history of Otonomo and the introduction of new products;

•	Otonomo’s stage of development;

•	the likelihood of achieving a liquidity event, such as an initial public offering (IPO), a merger, or acquisition of Otonomo, given prevailing market conditions;

•	the operational and financial performance of comparable publicly traded companies; and

•	the U.S. and global capital market conditions and overall economic conditions.

Otonomo’s valuations were prepared in accordance with the guidelines in the Practice Guide, which prescribes several valuation approaches for setting the value of an enterprise, such as the cost, income and market approaches, and various methodologies for allocating the value of an enterprise to the ordinary shares. For valuations from June 2016 to February 2020, Otonomo utilized the option pricing backsolve method, or OPM, based upon recent financing rounds of Series Seed Preferred Shares, which Otonomo believed was the most appropriate for each of the valuations of the ordinary shares. The OPM treats Otonomo’s security classes as call options on total equity value and allocates its equity value across its security classes based on the rights and preferences of the securities within the capital structure under an assumed liquidation event. The OPM method is used when the range of possible future outcomes is difficult to predict and forecasts would be highly speculative. Otonomo believed this method was the most appropriate given the expectation of various potential liquidity outcomes and the difficulty of selecting appropriate enterprise values given our early stage of development.

For the May 2020 valuation, in valuing the ordinary shares, the fair value of Otonomo’s business was determined using the income approach with input from management. The income approach estimates value based on the expectation of future cash flows that a company will generate. These future cash flows are discounted to their present values using a discount rate that is derived from an analysis of the cost of capital of comparable publicly traded companies in Otonomo’s industry or similar business operations as of each valuation date and is adjusted to reflect the risks inherent in Otonomo’s cash flows. The fair value of Otonomo’s business determined by the income approach was then allocated to the ordinary shares using the option-pricing method (OPM).

For the September and December 2020 valuations, Otonomo utilized a hybrid model of two scenarios: (1) M&A and (2) IPO. The M&A scenario was based on the fair value of Otonomo’s business using the income approach with input from management. The IPO scenario was based on various market indications and discussions with potential investors.

Application of these approaches and methodologies involves the use of estimates, judgments, and assumptions that are highly complex and subjective, such as those regarding Otonomo’s expected future revenue, expenses, and future cash flows, discount rates, the selection of comparable public companies, and the probability of and timing associated with possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact Otonomo’s valuations as of each valuation date and may have a material impact on the valuation of ordinary shares.

Once a public trading market for the ordinary shares has been established in connection with the completion of the Business Combination, Otonomo’s board of directors will determine the fair value of each share of underlying ordinary shares based on the closing price of the ordinary shares as reported on the date of grant. Future expense amounts for any particular period could be affected by changes in Otonomo’s assumptions or market conditions.

Recently Issued Accounting Pronouncements

See Note 2 to Otonomo’s financial statements included elsewhere in this prospectus for recently issued accounting pronouncements not yet adopted as of the date of this prospectus.

BUSINESS

Otonomo is a leading one-stop shop for vehicle data. Since its founding in 2015, Otonomo has built the Otonomo Vehicle Data Platform and marketplace that fuels an ecosystem powered by data from 19 vehicle manufacturer (OEM) agreements, fleets, and other data providers, and enables the licensing of data to approximately 145 service providers. The platform securely ingests over 4.3 billion data points per day from over 40 million connected vehicles worldwide and then reshapes and enriches the data in order to accelerate the time to market for new services that improve the in-and-around car experience. Otonomo’s platform provides OEMs the opportunity to create new revenue streams and facilitates an open ecosystem of services around the vehicle. This enables the utilization of vast amounts of data that vehicles generate daily and that OEMs store and maintain.

As part of its proprietary data platform, Otonomo has developed a robust suite of software-as-a-service (“SaaS”) offerings that provide both OEMs and service providers with additional capabilities, and that incorporate vertically specific applications to meet different privacy, regulation, storage, visualization and data insight needs.

Privacy by design and neutrality are at the core of Otonomo’s platform, which enables compliance with regulations such as GDPR, CCPA, and other vehicle specific regulations, such as the EU requirement/directive that OEMs share connected car data with third parties or the Massachusetts’ Right to Repair Act allowing access to vehicle data for maintenance and repair purposes.

The Otonomo Vehicle Data Platform is utilized by organizations and businesses across diverse areas, including, but not limited to smart cities, transportation companies, fleet services, insurance companies, financial institutions and dealerships. Otonomo’s headquarters and research and development center are based in Herzliya, Israel. Otonomo delivers near-real-time and historical data, accelerates time to market and paves the way for new applications and services that make transportation safer, more convenient and truly rewarding.

An Overview of the Otonomo Platform and Marketplace

Otonomo delivers the Otonomo Vehicle Data Platform and marketplace that enables car manufacturers, drivers and service providers to be part of a connected ecosystem. Otonomo’s vehicle data marketplace is a neutral intermediary between vehicle data providers and data consumers. It provides secure and equal access to hundreds of data attributes that reveal insights into driver behavior, vehicle health, road hazards, environmental conditions and traffic trends.

The vehicle data Otonomo delivers is rich and may include, among other data, status attributes for:

•	cabin data, including the state of doors and windows, ADAS, and infotainment data;

•	engine-related information such as fuel, oil, error codes or battery voltage and state of charge;

•	maintenance data such as time or distance traveled and diagnostic trouble codes (DTC);

•	data related to the specific vehicle, like make, model, year and fuel type;

•	driving data such as location, distance travelled, odometer, heading and speed; and

•	environmental data ranging from external weather and temperature, to road hazards and road signs.

The Otonomo Vehicle Data Platform uses proprietary technology to ingest, secure, cleanse, normalize, aggregate, and enrich vehicle data from 19 vehicle manufacturer (OEM) agreements, as well as fleets, other data providers and enables the licensing of data to approximately 145 service providers. It focuses on data structuring and preparation, including consent management, transmission to marketplace, data cleaning, filtering, validating, consolidating, blurring, normalizing and indexing, and also offers services to process, store, enrich and visualize data. Otonomo believes that the Otonomo Vehicle Data Platform is the first neutral vehicle data platform that provides straightforward and secure data access and transforms data into actionable insights for services such as preventative maintenance, EV management, emergency services, on-demand fueling, insurance and smart cities. Privacy by design is at the core of the platform, which enables EU General Data Protection Regulation (GDPR) and other privacy-regulation-compliant solutions using both personal and aggregate data.

Understanding the Data

Otonomo collects vehicle-specific and aggregated data from vehicle data providers, such as OEMs, fleets and TSPs. Personal or vehicle specific data refers to data that is collected from a specific vehicle or group of vehicles and includes personally identifiable information (“PII”), such as vehicle identification number (“VIN”). Aggregated data refers to data that is collected from multiple sources and compiled into data summaries or summary reports.

The Otonomo Vehicle Data Platform connects to our data providers’ respective data centers via application programming interfaces (“APIs”), and provides data consumers with application-ready, enriched datasets and insights. This eliminates the need for data consumers to invest the significant amount of development work required to utilize connected vehicle data in applications and services. OEMs, other data providers and data consumers use the Otonomo Vehicle Data Platform and marketplace to efficiently share and utilize vehicle data and offer drivers advanced in-car services, while meeting security, privacy and data regulation requirements. Otonomo generates revenue for these data providers by the utilization of the data by data consumers in various segments, primarily smart cities, transportation companies, fleet services, insurance companies, financial institutions and dealerships.

Otonomo customers use vehicle data depending on their specific needs and purposes. The data can be shared in personalized or blurred form, and on an individual, aggregate, or fleet level. Additionally, the data can be delivered in a near real-time or as historical data. Aggregate data is used for, among other things, traffic flow optimization, mapping, infrastructure planning, road hazard identification, congestion management, preventative maintenance, R&D optimization, location intelligence and media measurement. Vehicle specific data is used for, among other things, services delivering roadside assistance, electric vehicle charging services, occupant safety, subscription-based fueling, usage-based insurance, remote diagnostics and parking payments.

Key Trends in Connected Cars and Vehicle Data

Since the introduction of the first embedded telematics systems in the mid-1990s, OEMs have gradually added data systems and connectivity features to their vehicles and have offered drivers a growing variety of data- driven products and services. Technological advancements in recent years have increased the volume and quality of the data captured by vehicles. The value of this new data opened opportunities for OEMs to integrate more sensors and connectivity features, resulting in expanded offerings to drivers and a more diverse portfolio of in-vehicle and remote data-driven services.

Vehicles are now able to generate, monitor and share many types of data, including geolocation, performance and driver behavior. As OEMs continue to develop application-based tools to monitor key maintenance statistics, uses for vehicle health data and operational functionality are expanding. While the use of advanced biometric data is still in its infancy, new sensors in the cockpit can allow vehicles to monitor key attributes of their occupants, including stress levels, heart rhythms, alcohol consumption levels and fatigue.

The growth of connectivity in vehicles has increased the demand for data-driven products and services, and provides for ample data utilization opportunities, which expand with every customer who integrates into the connected car ecosystem. Vehicles with greater connectivity levels also generate higher value per vehicle. According to the McKinsey Center for Future Mobility, vehicle connectivity levels (as defined herein) are projected to reach 850 million vehicles by 2030. The growing data availability leads to an increasing market size as well as to an increased importance of vehicle data marketplaces that facilitate data exchange.

According to the McKinsey Center for Future Mobility, vehicle connectivity can be classified into five levels based on the in-car experience of car riders:

(1) General hardware connectivity—driver tracks basic vehicle usage and monitors technical status;

(2) Individual connectivity—driver uses personal profile to access digital services via external digital ecosystems and platforms;

(3) Preference-based personalization—allows for personalized controls, individual infotainment content, and targeted contextual advertising for all vehicle occupants;

(4) Multi-model live dialogue—all occupants interact live with the vehicle and receive proactive recommendations on services and functions; and

(5) Virtual chauffeur—all occupants’ explicit and unstated needs are fulfilled by cognitive artificial intelligence that predicts and performs complex, unprogrammed tasks.

According to the McKinsey Center for Future Mobility, by 2030, more than 10% of new vehicles sold globally are expected to include the most advanced connectivity level and approximately 95% are expected to include at least the basic level of general hardware connectivity. The greater the connectivity, the more seamless a rider’s experience becomes, and the more opportunities for generating data-based revenue are created. User expectations will continue to evolve in parallel with available technology and will incentivize OEMs and service providers to deliver higher-value, data-driven user experiences.

Regulatory developments in recent years are also expected to contribute to the expanding vehicle data ecosystem. By introducing new concepts that promote greater and more equal access to OEM data, regulators have been creating a favorable environment for data utilization. Examples include the “extended vehicle” concept which is being strengthened by the obligations imposed on OEMs under Regulation (EU) 2018/858 and the Massachusetts Right to Repair Act extending to vehicle data. See “ —Regulation.”

Vehicle data marketplaces are expected to also benefit from autonomous vehicles (“AVs”), which, while still early in their development and adoption, are rapidly advancing. Companies developing AVs, or autonomous driving systems, rely on highly customized, real-world, real-time and historical vehicle data to develop and deploy autonomous driving systems. As AVs are increasingly adopted, OEMs and vehicle fleet operators will require extensive and reliable data platforms to efficiently manage the data requirements of AVs and AV fleets, and to ensure their safe and efficient operation.

Market Opportunity

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Growing ecosystem and data pool. There are dozens of potential customer groups and thousands of potential data consumers for vehicle data utilization. These include product-related players, such as OEMs and Tier 1 suppliers, vehicle-related service providers, such as fleet operators, and other organizations in the extended ecosystem, such as smart cities, insurance companies and telecom operators. Overall, Otonomo believes many customer groups will join the ecosystem and expand their usage of external vehicle data. A growing number of service providers actively use external vehicle data, and Otonomo believes that the number of service providers using such data is likely to continue to increase moving forward. As 4G/5G mobile network ubiquity increases, the volume of data and parameters being sent from vehicles to OEM clouds is growing exponentially. According to the McKinsey Center for Future Mobility, the total value pool from car generated data is projected to increase to $120 billion to $160 billion by 2025 and to $250 billion to $400 billion by 2030.

•	Unique technological needs and high onboarding costs for data providers. The increasing volume and scope of vehicle data requires data providers to integrate complex data processing, cleaning,

accounting, consent, multiple APIs and data structuring technologies. OEMs often lack the capabilities to implement these technologies and do not have the desire to develop them internally due to the substantial investments required for building and maintaining the data infrastructure. Tapping into the vast potential of data utilization also requires data providers to individually contract and integrate with multiple data consumers, which results in high marginal costs per each new data consumer acquired. Onboarding each new consumer also requires the involvement of multiple organizational functions, such as IT, legal and procurement. The onboarding process is often too expensive to justify the investment for data providers, especially when data consumers are small or medium-sized businesses. Without significant reduction of onboarding costs, the ability of data providers to efficiently scale their utilization efforts is limited.

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Technological and cost constraints on data consumers. Lack of consistent formats or data standards across OEMs, or even across different models manufactured by the same OEM, requires data consumers to work with multiple stakeholders in different data formats and on different APIs. In addition, contracting with multiple OEMs involves conducting lengthy and costly negotiation and integration efforts by legal, privacy and technology resources with multiple parties. For some use cases, data consumers require certain levels of vehicle coverage in a specific area (e.g., smart city applications may need at least 2% coverage) and contracting OEMs directly would not be sufficient for their needs.

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Regulatory-driven opportunities. Recent developments in regulation of vehicle data and connected cars, such as Regulation (EU) 2018/858 requiring OEMs to share connected car data with third parties, as well as emerging industry standards (such as NEVADA Share & Secure, which are intended to enable the secure transmission of data generated in the vehicle and make it usable for public authorities and industry), promote open access to vehicle data and neutrality, while also challenging OEMs by requiring them to supply the scale and ability to technically and legally align with the hundreds of service providers seeking access to vehicle data. With the removal of barriers to vehicle data accessibility, more organizations will be able to access and utilize vehicle data, and more data-driven services are expected to become available.

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Compliance challenges. Data providers collecting, processing or sharing vehicle data must ensure that their collection, processing and use of vehicle data is compliant with personal data protection regulations, such as GDPR and CCPA, which often require prior consent. While free, informed and specific consents may be required from every vehicle user whose personal data is collected, obtaining compliant consents from drivers and passengers not related to the vehicle’s legal owner involves practical concerns for OEMs. The need for explicit consent for sharing data with separate service providers requires OEMs to provide advanced consent flows and consent management capabilities that can be seamlessly integrated. It has proven to be challenging for the OEMs to manage data compliance on very large scale with no consent management standards available.

Advantages of vehicle data marketplaces

Existing platforms for consuming vehicle data are limited and inefficient. For example, on-board diagnostics (“OBD II”) aftermarket dongles, which are commonly used by TSPs in order to perform fleet and vehicle tracking, only provide selected data points and no data streaming. OBD II onboard devices require separate installation in every vehicle and their use may be further limited in the future due to regulatory changes. Furthermore, OBD II onboard devices may be easily vandalized and removed. Smartphone data is used by many data consumers to monitor vehicle usage, but the data it provides is limited and subject to manipulation and inaccuracy.

Vehicle data marketplaces:

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allow data providers and consumers to efficiently outsource consent management, data processing and data structuring, allowing them to benefit from vehicle data while remaining focused on their core business;

•	present significant cost reductions for data providers that only need to integrate with one partner instead of multiple data consumers;

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present significant cost reductions for data consumers by allowing them to work with one integration partner. This provides data consumers with data in a structured and usable format, instead of dealing with the challenges of contracting multiple OEMs and managing multiple stakeholders and formats;

•	facilitate use cases of aggregate data that require certain coverage levels;

•	eliminate reliance on OBD II aftermarket devices in favor of data marketplaces that provide the same data and other data points continuously and in a more user-friendly format; and

•	ensure data quality and accuracy for data consumers by replacing smartphone data with more sanitized data, thereby lowering risk of fraud and inaccuracy.

The Otonomo Vehicle Data Platform

A connected car may generate up to 25 gigabytes of data per hour. As it is produced, most of this data leaves the car via in-vehicle cellular devices. The data is initially stored in data centers or cloud platforms owned by OEMs, and in some cases by Tier-1 suppliers or the third parties which own the OBD II onboard devices installed after vehicle purchase.

Due to the lack of consistent connected car data formats or standards, connected car data must undergo additional processing before it can be useful for applications and services. Otonomo’s platform aggregates and normalizes data from multiple OEMs and other data providers and processes the data to make it usable and valuable to data providers and data consumers as shown in the diagram below.

Otonomo API and Delivery Methods

Otonomo provides a rich, flexible API to serve the unique needs of diverse applications and services. Different data use cases may require different data delivery types. For example, an emergency car service may require real-time data when an accident takes place. On the other hand, usage-based insurance may pull a car’s odometer once a week. Lastly, a data analytics company might opt for historical car data to understand traffic trends.

Otonomo provides different data delivery methods to cater to these different use case requirements:

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Historical data reports: CSV reports contain historical, aggregated vehicle data. Historical data reports are triggered by a RESTful API call with parameters that define a region (e.g., city), and time span for the report. Report generation may take minutes or hours to complete. Several historical reports exist for different data types (e.g., vehicle data points and vehicle trips).

•	Vehicle status: A near-real time RESTful API returns the last known status of a specific vehicle.

Vehicle data information is used by personal driver applications, such as fueling and parking. Additionally, Otonomo provides bulk vehicle status for receiving the last known status of one or more vehicles. This interface can be particularly useful for fleets.

•	Streaming: This is a “push” mechanism that continuously streams real-time data to data consumers.

Streaming uses HTTP POST requests and can send both aggregate and personal vehicle data. A stream is created upon subscribing. Stream subscription defines one or more data filters such as desired vehicle area (i.e., city), and maximal point latency. Streaming is optimal for applications that require real-time, rich vehicle data.

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Events: An event is defined by a logical rule on a vehicle data point. When a rule is evaluated to be true, an event message is triggered and sent to the data consumer. For example, an event message would be sent to the data consumer through a fueling application whenever a vehicle travels in a certain radius from a gas station while below the 10% fuel level. Events receive the data they need in real-time, enabling applications to save processing power and network bandwidth. Events can be used for both personal and aggregated data. This capability is currently under development.

Otonomo Dynamic Blurring Engine

The Otonomo Dynamic Blurring Engine is a SaaS capability that protects personal data by using sophisticated blurring techniques to blur personal data while preserving the data’s value for a diverse range of mobility and other applications and services. These services may include assisting smart cities with traffic management and HD mapping, road safety, parking and media research.

Otonomo Consent Management Hub

The Otonomo Consent Management Hub is an integral element of the Otonomo Vehicle Data Platform and provides an efficient way for connected car drivers to take control over the sharing of their vehicle data by providing a networked architecture to simplify setup and integration and deliver high scalability for automotive OEMs and service providers.

As the transportation ecosystem advances its use of vehicle data, the information flows around driver consent can become complex. For example, in-vehicle delivery from retailers may require drivers to provide consent to both the retailer and a third-party courier service. With the Otonomo Consent Management Hub, each party has a single integration point through which they can validate driver consent and deliver the approved personal data to other parties in the ecosystem. OEMs also do not need to directly support integration with multiple parties, including companies such as courier services with which they may not have a contractual relationship. Service providers can innovate faster by eliminating point-to-point integrations with multiple OEMs. Any new OEM or service provider integration will open new opportunities to numerous organizations in the ecosystem.

The Otonomo Consent Management Hub allows drivers to grant or revoke access for specific services at any time and provides drivers full transparency as to what personal vehicle data will be shared with specific services. The Otonomo Consent Management Hub differentiates the Otonomo Vehicle Data Platform by enabling driver-specific consent rather than per-vehicle consent. Each vehicle (identified by its VIN) can have multiple drivers, and each driver can use multiple VINs.

Vehicle Management Application

Otonomo’s Vehicle Management application is designed for fleets to easily and efficiently manage the data of their fleet vehicles. The vehicle management app streamlines data operations and can be used in conjunction with, or independently from, existing transportation management systems.

IoT Hub

Otonomo’s IoT Hub enables OEMs to make vehicle data available in the Otonomo marketplace through a direct car-to-Otonomo integration, removing the need for an OEM cloud in the middle. By utilizing Otonomo’s IoT Hub, OEMs can expedite the utilization of connected vehicle data and offer their vehicle owners an extended vehicle ownership experience through Otonomo.

Otonomo Self-Serve Platform

The Otonomo Self-Serve Platform offers many features, such as easy-to-use geofencing, filtering, configurable APIs and data report generation capabilities, giving developers, analysts and product leaders online access to real-time and historical, aggregated car-generated data and tailors this data to their needs.

External Third-Party Connectors

Otonomo is working with leading third party platforms to enable out-of-the-box integration to vehicle data. Such connectors will enable service providers to integrate vehicle data into their existing CRM and business workflows in order to provide state of the art service to their customers.

Competitive Advantage

Otonomo believes that the following strengths differentiate it and will enable the company to successfully compete and maintain its leadership position in its target markets. Unlike other market players, Otonomo is unique in its ability to support all data domains: B2B, B2B2C, and aggregate, as well as having the required supporting technologies such as the Dynamic Blurring Engine and Consent Management Hub.

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Technologies. Otonomo possesses strong, market-unique technology specifically tuned to vehicle data needs, which it has been providing to multiple data providers and data consumers since 2015. Otonomo’s solution is intended to cover all of the vehicle data needs of data providers and data consumers. While some market players focus only on aggregate data or personal data, Otonomo offers services for both. Otonomo also provides data consumers with a larger variety of data points and offers more personalized data sets compared to other market players. In addition to its marketplace offerings, Otonomo offers unique SaaS features not found elsewhere, such as the Otonomo Consent Management Hub and the Otonomo Dynamic Blurring Engine.

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Large fleet size and strong relationships with OEMs and other data providers. Otonomo’s early and broad engagement with OEMs and other data providers has resulted in strong relationships with OEMs and other data providers that differentiate it from its competitors. Otonomo is a market leader among vehicle data companies with the market’s largest vehicle installed base.

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Neutrality. Otonomo is a pure marketplace player. Unlike others in the market, Otonomo does not offer services that compete with its customers. In addition, while some market players count OEMs and Tier-1 suppliers among their largest investors, Otonomo’s investor base is comprised of both financial and strategic investors, and the Otonomo board of directors’ members are not affiliated with any industry players. Otonomo expects that this neutrality will continue to make it more attractive to OEMs and other automotive businesses compared to other market players, enabling it to cater to a broader range of customer segments.

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Global coverage and large ecosystem. While some of the other market players are focused on specific regions, Otonomo offers global coverage and a large ecosystem of data providers and consumers. Otonomo’s global ecosystem makes its platform attractive to data providers and consumers. It enables them to address a large share of the market without the need to connect with multiple other partners, which can provide for faster scaling and reduce connection costs.

Growth Strategies

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Ramp up sales and marketing efforts. To accelerate its growth, Otonomo intends to engage new customer segments, expand existing customer segments and continue to leverage outbound sales and lead generation activities. Otonomo also intends to bolster its salesforce to target existing markets, including expanding its activity in Asia-Pacific, penetrating new regions such as Latin America, and expanding its segment-dedicated salesforce.

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Deepen OEM relationships. Otonomo intends to expand existing OEM relationships with the onboarding of new vehicles, makes and models and entering new geographies, which is expected to help Otonomo to deepen its existing relationships with current OEMs.

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Add new types of data providers. Otonomo will continue to add data providers to further differentiate its platform from others in the market, including through the diversification and deepening of data sources. For example, Otonomo may expand data attributes gathered from light construction and commercial vehicles alongside micro-mobility data.

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Expand licensing offerings. Otonomo will continue to develop additional technology products for licensing to both OEMs and service providers in order to diversify its revenue through a mix of marketplace services and software licensing.

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Accelerate end-market demand. Otonomo will make efforts to expand its customer base and increase accessibility to data utilization by educating customers on potential benefits, expanding self-serve offerings and diversifying the utilization models.

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Expand services throughout data value chain. Otonomo will expand its offering by providing additional services along the data value chain, such as data storage, enrichment and visualization. These additional services will allow Otonomo to address new use cases and increase the value of its data pool.

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Capitalize on regulatory changes. Otonomo believes that its existing infrastructure positions it well to capitalize on regulatory changes promoting data privacy, security and access and benefit from the growing scope and complexity of data privacy and cybersecurity regulations.

Marketing

Otonomo has built a strong brand and is recognized as an industry leader in the automotive industry and the connected vehicle sector in particular. Otonomo believes its reputation as a trustworthy and capable data partner is a primary reason that many leading OEMs have chosen Otonomo as their vehicle data partner.

Otonomo’s thought leadership is supported by a steady flow of original research based on customer and driver surveys. Otonomo’s team members are active in the automotive, fleet and data communities speaking and participating in industry in-person and online events.

Otonomo serves as both the marketing and technical arm of the OEMs vehicle data programs. This enables the OEMs to better utilize their data and easily access a diverse and extensive group of data consumers. Otonomo’s marketing is mainly focused on inbound activities and supporting the outbound efforts of the sales team. The marketing team uses advanced marketing techniques and digital technologies, as well as the creation of original and engaging content to keep the brand top of mind with prospects, customers, analysts, and the media. These tools include marketing automation, remarketing and a selection of social media tools.

Activities vary from development of educational and promotional material in the form of blogs, webinars, whitepapers, ebooks, datasheets and sales support tools. These materials educate, engage and accompany prospects as they move along the purchasing funnel converting them into customers and beyond.

Otonomo leverages a variety of channels to reach prospects which include organic and paid social media activity, joint events, webinars and media and analyst relations.

Sales

Otonomo’s sales efforts are focused on the acquisition of data to increase Otonomo’s data pool, and in parallel licensing the data to data consumers, and licensing SaaS modules to both data providers and data consumers.

To acquire car-generated data, Otonomo partners directly with OEMs and other data providers through its dedicated sales engagement organization, which focus on deepening Otonomo’s existing relationships and increasing its data pool and geographic coverage. Otonomo pays for acquired data through a combination of fixed fees and revenue share arrangements with data providers.

Sales to customers are executed primarily through an organic sales organization that sells directly to data consumers, indirectly through Otonomo’s partners, serving as sales channels, which include consulting, technology, professional and outsourcing services, and through strategic partnerships.

All sales channels use the Otonomo Self-Serve Platform to easily scale the sales process, improve engagement, and better understand the consumer.

Global sales efforts focus on the following customer segments and uses:

•	Smart Cities: reduction of congestion and pollution through traffic flow and route management;

•	Transportation: incorporation of car data into active transportation management tools that help optimize their operation;

•	Fleet services: improved fleet management driven by GPS vehicle tracking and remote diagnostics;

•	Insurance: better policyholder experience through behavioral analysis and accident reconstruction;

•	Financial: enhance risk management possibilities and offering of new financial services; and

•	Dealerships: predictive vehicle maintenance and vehicle health indicators.

Custom plans are offered through Otonomo’s direct sales organization and its marketing partners. The pricing and data models of these plans are customized to the customers’ needs. Custom plans include full data access, near real-time streaming and a growing variety of SaaS offerings, such as the Otonomo Consent Management Hub and the IoT Hub.

The Otonomo Self-Serve Platform provides access to selected data sets and is currently available with a 30-day free trial. Once registered, Self-Serve Platform users pay for the data they consume by a pay-per-use plan. Via the platform, the users have access to comprehensive documentation and customer support.

Technology

The Otonomo Vehicle Data Platform uses state of the art cloud-native microservices architecture, as well as a long list of Big Data technologies to ingest, process and expose the billions of data points per day that we receive. These include streaming technologies like Apache Flink, as well as Big Data batch-processing based on Apache Spark. Security is a first-class citizen in Otonomo’s technology, from the design and development processes through its production.

Research and Development

Otonomo has invested a significant amount of time and expense into research and development in order to develop the Otonomo Vehicle Data Platform, strengthen its data reshaping capabilities, scale the data pipeline and facilitate data access by its ecosystem. Otonomo’s research and development activities are largely conducted at its headquarters in Herzliya, Israel. As of December 31, 2020, Otonomo had approximately 27 full-time or equivalent employees engaged in R&D activities. Otonomo’s ability to compete in its industry depends in part on its ability to successfully achieve continual innovation in its technology and products through R&D activities.

Intellectual Property

Otonomo’s business depends, in part, on its ability to develop and maintain the proprietary aspects of its core technology. Otonomo’s policy is to obtain appropriate proprietary rights protection for any potentially significant new technology its develops. Otonomo currently hold 26 U.S. patents pending and one European patent application covering a range of key aspects of its proprietary technology, including, among other things, methods for data extraction, normalization, aggregation and ingestion, as well as privacy and consent management technology.

In addition to patent laws, Otonomo relies on copyright and trade secret laws to protect its proprietary rights. Otonomo attempts to protect its trade secrets and other proprietary information through agreements with OEMs, customers, vendors, employees, consultants and through other similar measures.

Market Position

The market for vehicle data marketplaces is emerging and several players are in the early and growth stages. Otonomo’s closest competitors focus on data provisioning, services to manage and structure data and consent management.

Outlying players include service providers and personal use case companies. These players focus on enabling services via APIs and connecting service providers with customers’ PII. They may also provide industry-specific data and service providers for location-based services, while others focus on fleet management, and repair-and maintenance data services.

Additionally, tech companies, such as Google and Alibaba, and vehicle operating system providers, such as Huawei and Baidu, may enter the vehicle data market.

Companies providing cloud computing platforms and APIs, such as Amazon Web Services and Microsoft, may also enter the vehicle data exchange or utilization space.

Otonomo currently faces challenges from a range of companies seeking to establish and develop relationships with OEMs and other data providers. Some players are working to advance technology, performance and innovation in their development of new solutions.

Within the vehicle data marketplace segment, traction is based significantly on scale, performance and technology. Otonomo believes that its deep relationships with OEMs and other data providers, its mature, proprietary technology and global coverage well position it to partner with additional OEMs, and data providers looking for a strong data partner with low operational risk.

Otonomo believes that it may take small, emerging companies a substantial period of time and many resources to gain the recognition and trust of OEMs and other data providers. Otonomo believes that its early and broad engagement with OEMs and fleets, resulting in strong relationships and potentially the largest installed base in the market, differentiates us from our competitors.

Otonomo expects that its technology and continual innovation will support its position as a leader in the vehicle data market based on the previous mentioned market differentiators. While other market players will continue to emerge and recede, Otonomo believes its leadership position will maintain its stronghold.

Regulation

Vehicle data companies are subject to emerging regulatory federal, state, national and international frameworks that are in a rapid state of change.

To operate its platform and provide services to its customers, Otonomo receives, processes and shares vehicle-generated data. This data includes PII and aggregate data from Otonomo’s data providers, such as OEMs, fleet operators and TSPs. PII can only be collected, processed and shared in compliance with legal and technical requirements such as GDPR, the EU Directive on Privacy and Electronic Communications or California’s CCPA as well as industry standards (as such NEVADA Share & Secure) promoting open access to data and neutrality. Aggregate data is generally subject to different privacy obligations or is exempt from personal data protection laws. Otonomo does not receive, process or share vehicle generated PII without receiving sufficient assurances from its data providers that the subject of the information has been provided with clear and appropriate notice and explicitly consented to provide such information. Otonomo views privacy regulation as generally favorable to its business as the Otonomo Vehicle Data Platform allows data providers and customers to utilize personal and aggregate data while complying with privacy regulations through the Otonomo Consent Management Hub and the Otonomo Dynamic Blurring Engine.

Regulation requiring greater and more equal access to vehicle data requires data providers to share more data with more data consumers thereby reducing costs for data consumers and enabling more use cases and opens new end markets. Otonomo believes that breaking down barriers to data accessibility will make more data-driven services available, grow data utilization opportunities for Otonomo’s partners and customers and expand the connected car ecosystem.

Growing car connectivity and digitization, the acceleration of autonomous driving innovation and the expansion of digital mobility services has contributed to the continued rise of the importance of cybersecurity in the automotive industry. Regulators have started adopting mandatory minimum standards for vehicle software cybersecurity. For example, in December 2019 California’s Department of Motor Vehicles published regulations requiring light-duty autonomous delivery vehicles to be certified as meeting current industry standards to help defend against, detect and respond to cyber-attacks, unauthorized intrusions or false vehicle control commands.

The largest international vehicle regulatory system, the World Forum for the Harmonization of Vehicle Regulations (“WP.29”), which is part of the United Nations Economic Commission for Europe (“UNECE”), published in June 2020 is the first WP.29 regulation that outlines cybersecurity requirements for OEMs and the connected and autonomous vehicles that they manufacture. The WP.29 automotive cybersecurity regulation also outlines processes that OEMs in over 60 countries must have within their organizations and vehicles to achieve vehicle-type approval with regard to cybersecurity in their vehicles.

The vehicle data and connected car regulatory landscape is still evolving rapidly. Otonomo believes that national and international legal frameworks around vehicle data and connected cars will continue to develop and change to address technological, consumer and societal developments. Otonomo may become subject to additional regulatory schemes and requirements, whether applicable to it directly as a vehicle data marketplace, or indirectly, as a result of legal requirements imposed on OEMs and other data providers.

As a global technology company, we are also subject to trade, export controls, anti-bribery and sourcing regulations in various jurisdictions. Otonomo’s operations are also subject to various federal, state and foreign laws and regulations governing the employment and occupational health and safety of its employees and wage regulations.

Employees

As of June 30, 2021, Otonomo had 74 full-time (or full-time equivalent) employees based primarily in Israel, including 28 employees engaged in research and development, 8 employees in product development and management, 22 employees in sales and marketing and 16 employees in general management, administration and finance. Otonomo also has 3 employees based in the United States and 2 employees based in Europe. None of Otonomo’s employees are represented by a labor union, and Otonomo considers its relations with its employees to be good. To date, Otonomo has not experienced any work stoppages.

Facilities

Otonomo’s headquarters are located in Herzliya, Israel, where it leases an office with approximately 14,000 square feet pursuant. Otonomo’s headquarters are subject to a lease agreement that expires on December 31, 2022. Otonomo may terminate the lease after October 15, 2021 by three-month prior notice. This facility contains engineering, product, commercial, marketing, sales and administrative functions.

Legal Proceedings

From time to time, Otonomo may become involved in actions, claims, suits, and other legal proceedings arising in the ordinary course of its business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. Otonomo is not currently a party to any actions, claims, suits or other legal proceedings the outcome of which, if determined adversely to it, would individually or in the aggregate have a material adverse effect on Otonomo’s business, financial condition and results of operations.

MANAGEMENT

The following table provides information about those persons who serve as directors and executive officers of Otonomo. The address for each of the directors and executive officers is 16 Abba Eban Blvd., Herzliya Pituach 467256, Israel.

Name	Age	Position(s)
Ben Volkow	48	Chief Executive Officer, Founder and Director
Bonnie Moav	43	Chief Financial Officer
Anders Truelsen	49	Chief Revenue Officer
Doron Simon	56	Executive Vice President of Corporate Development and Strategy
Amit Hammer	44	Executive Vice President of Operations
Yuval Cohen	55	Director
Andrew Geisse	64	Director
Amit Karp	43	Director
Benny Schnaider	63	Director
Jonathan Huberman	56	Director
Vered Raviv Schwarz	52	Director

Ben Volkow, Chief Executive Officer, Founder and Director

Ben Volkow founded Otonomo in 2015 and has served as Otonomo’s Chief Executive Officer since then. As founder and CEO of three successful companies, Mr. Volkow brings an extensive track record and rich entrepreneurial experience. From 2012 to 2015, Mr. Volkow served as a Business Unit General Manager at F5 Networks (Nasdaq: FFIV), which he joined after the acquisition of Traffix Communication Systems Ltd., where he was Co-Founder and CEO from 2006 to 2012. As the founder and CEO of Traffix, Mr. Volkow built a multi-million dollar global business. From 2003 to 2005, Mr. Volkow managed R&D groups in Sendo (UK), which provided advanced mobile data solutions. From 2001 to 2003, Mr. Volkow filled various roles at Panasonic Mobile Communications (UK), which included building their first European market products. Mr. Volkow was the Co-founder of VC-backed Sedona Networks, a provider of advanced network solutions. Mr. Volkow studied Computer Science at the Academic College of Tel Aviv-Yaffo.

Bonnie Moav, Chief Financial Officer

Bonnie Moav has served as Otonomo’s Chief Financial Officer since 2017. From 2011 to 2017, Ms. Moav served as Director and Vice President Finance at Vizrt Technologies (formerly traded on the Oslo Stock Exchange), a leading provider of software-defined visual storytelling tools (#SDVS) for media content creators, where she oversaw the financial management of the Vizrt’s annual turnover of over $140M and supported these aspects of Vizrt’s activity through to its acquisition by a private equity fund. From 2010 to 2011, Ms. Moav served as a controller at Checkpoint Technologies Ltd a leading software company traded on Nasdaq. From 2001 to 2009, Ms. Moav was a Senior Manager at Ernst & Young, where she was responsible for designing and implementing financial strategies, processes and policies. Ms. Moav is a Certified Public Accountant and holds an MBA (Major in Finance) from the Tel Aviv University, a BA in Accounting from the Tel-Aviv University and L.LB in Law form the Tel-Aviv University.

Anders Truelsen, Chief Revenue Officer

Anders Truelsen has served as Otonomo’s Chief Revenue Officer since July 2021. Previously, Mr. Truelsen was the Managing Director of the Enterprise Business Unit of TomTom International BV (“TomTom”), where he was responsible for the TomTom’s B2B offerings to the world’s largest technology companies. At TomTom, his focus was on building strategic partnerships with top companies, growing the revenue and relationships. Prior to TomTom, Mr. Truelsen worked for a number of large-scale companies, including Alm. Brand Bank, Volkswagen and Audi Finance. Mr. Truelsen has over 20 years of experience in managing teams across a variety of business segments and managing relationships with company executives. Mr. Truelsen received a Diploma in business and finance from Niels Brock Business College in Copenhagen.

Doron Simon, Executive Vice President of Corporate Development and Strategy

Doron Simon has served as Otonomo’s Executive Vice President of Corporate Development and Strategy since August 2021. From 2011 to 2020, Mr. Simon served as VP Corporate Development, Head of Cloud and in General Manager roles at NICE (NASDAQ: NICE), a leading provider of software solutions in the area of customer experience, business outcomes and compliance. At NICE, Mr. Simon helped shape and execute a strategic shift to the cloud and was involved in numerous merger and acquisition transactions. Prior to his tenure at NICE, Mr. Simon held multiple executive-level position at Tower Semiconductors, including as VP Marketing and President of Tower USA. Tower (NASDAQ: TSEM), a leading specialty foundry with global operations. Mr. Simon is also an active investor and strategic advisor helping early-stage companies to form and realize their strategies and vision leveraging his extensive go to market, growth, strategy and mergers and acquisitions experiences.

Amit Hammer, Executive Vice President of Operations

Amit Hammer has served as Otonomo’s Executive Vice President of Operations since the Neura Acquisition closed in October 2021. Prior to the Neura Acquisition, Mr. Hammer served as Chief Executive Officer and as a member of the board of directors of Neura. Before joining Neura, Mr. Hammer served in several roles at Texas Instruments between 2006 and 2017, including as Program Manager and Product Line Manager. Mr. Hammer holds a B.Sc. in Electrical Engineering and a M.Sc in Bio-Medical Engineering, each from Tel Aviv University.

Yuval Cohen, Director

Yuval Cohen has served as a member of the Otonomo board of directors since 2015. Mr. Cohen is the Founder and Managing Partner of StageOne Ventures. Mr. Cohen currently serves on the board of directors of the following companies: Minerva Labs Ltd., SilverFort Inc., Model 9 Software Ltd., DeepCoding Ltd., Espagon Ltd., Theator Inc., EyeZon Ltd., Kovrr Inc., Polygon Media and True Meeting Inc. Mr. Cohen also previously served on the board of directors of Capitalise Ltd. Prior to founding StageOne Ventures, Mr. Cohen spent several years working in the Capital Markets division of IDB, Israel’s largest conglomerate, where he led several successful venture capital efforts. Mr. Cohen holds a Bachelors in Business Administration and an LL.B and a Masters in Business Administration from the Hebrew University of Jerusalem.

Andrew Geisse, Director

Andrew Geisse has served as a member of the Otonomo board of directors since 2016. He is an Operating Partner of Bessemer Venture Partners and has over 40 years of experience working in the technology industry. Mr. Geisse is the former CEO of AT&T Business Solutions and the former CIO of AT&T, Inc. Since 2018, Mr. Geisse has served as member of the board of directors of RM2, a smart, reusable pallet company. Mr. Geisse served as a member of the board of directors of Broadsoft, a Nasdaq-listed company, from 2015 until its acquisition by Cisco Systems, Inc. in 2018. Mr. Geisse also previously served on the board of directors of FixStream, an artificial intelligence platform for information technology operations, and iSight Partners, a cybersecurity company. Mr. Geisse holds a Bachelor of Arts in Mathematics and Economics from the University of Missouri and a MBA from the Olin School of Business at Washington University.

Amit Karp, Director

Amit Karp has served as a member of the Otonomo board of directors since 2015. He is a Partner at Bessemer Venture Partners, a venture capital firm which he joined in 2012. Mr. Karp currently serves as a member of the board of directors of various privately held companies. Mr. Karp also previously served as a member of the board of directors of ScyllaDB Ltd. Prior to joining Bessemer Venture Partners, Mr. Karp worked at McKinsey and Co. as a Senior Associate and at Mercado Software as a developer. Mr. Karp holds a Bachelor of Science in Computer Science from Technion, the Israel Institute of Technology and a Masters in Business Administration from the MIT Sloan School of Management.

Benny Schnaider, Director

Benny Schnaider has served as a member of the Otonomo board of directors since 2016. Mr. Schnaider currently serves as a Partner at StageOne Ventures. Mr. Schnaider is a prolific investor and startup entrepreneur and also currently serves as the Co-Founder and President of Salto Labs, a business app configuration platform. Prior to Salto, Mr. Schnaider founded Pentacom, which was acquired by Cisco in 2000, co-founded P-Cube, which was acquired by Cisco in 2004, co-founded and served as CEO of Qumranet, which was acquired by Red Hat in 2008, served as the chairman of Traffix Systems, which was acquired by F5 in 2012, and served as Chairman, President and Co-Founder of Ravello Systems, which was acquired by NetApp in 2020. Mr. Schnaider is a member of the board of directors of Salto, vHive, Colabo and ScyllaDB. Mr. Schnaider also previously served on the board of directors of Ravello and Spot.IO. Mr. Schainder holds a Bachelor of Science in Computer Engineering from Technion, the Israel Institute of Technology and a Master of Science in Engineering Management from Santa Clara University.

Jonathan Huberman, Director

Jonathan Huberman has served as a member of the Otonomo board of directors since the closing of the Business Combination on August 13, 2021. Mr. Huberman previously served as SWAG’s Chairman, Chief Executive Officer and Chief Financial Officer since inception and has over 25 years of high-tech business leadership experience. Previously, Mr. Huberman served as an officer and director of Software Acquisition Group Inc., a blank check company, which in October 2020 successfully closed its business combination with CuriosityStream Inc. (Nasdaq: CURI) (“CuriosityStream”), a global streaming media service that provides factual content on demand. Mr. Huberman currently serves on the board of directors of CuriosityStream. From 2017 to 2019 Mr. Huberman was Chief Executive Officer of Ooyala, a provider of media workflow automation, delivery and monetization solutions, which he and Mike Nikzad, SWAG’s Vice President of Acquisitions and Director, acquired from Telstra in 2018. Together with Mr. Nikzad, they turned around an underperforming company and sold Ooyala’s three core business units to Invidi Technologies, Brightcove (Nasdaq: BCOV) and Dalet (EPA: DLT), major players in the same sector. Previously, Mr. Huberman served as the Chief Executive Officer of Syncplicity, a SaaS enterprise data management company, which he sourced and acquired from EMC and engineered an exit to Axway (EPA: AXW). Prior to this, from 2013 to 2015, Mr. Huberman was the Chief Executive Officer of Tiburon, an enterprise software company serving the public safety sector which he sold to Tritech Systems, and before that he was the Chief Executive Officer at Iomega Corporation (NYSE: IOM), a consumer and distributed enterprise storage solutions provider. After Iomega was acquired by EMC Corporation in 2008, Mr. Huberman served as President of the Consumer and Small Business Division of EMC. In addition to his experience leading turnarounds and exits at five technology companies, Mr. Huberman spent nine years as an investor for the Bass Family interests where he led investments in private and public companies. He also had senior roles leading the operations of the technology investments of the Gores Group and Skyview Capital. In the last five years he has served as a director of Aculon, Inc., a privately held provider of easy-to-apply nanotech surface-modification technologies, as well as Venture Corporation Limited (SGX: V03) a high-tech design and manufacture firm based in Singapore. Mr. Huberman holds a Bachelor of Arts in Computer Science from Princeton University and an MBA from The Wharton School at the University of Pennsylvania.

Vered Raviv Schwarz, Director

Vered Raviv Schwarz has served as a member of the Otonomo board of directors since the closing of the Business Combination on August 13, 2021. Ms. Schwarz is the President and Chief Operating Officer of Guesty, Inc., a property management platform for short-term and vacation rentals. Prior to her time at Guesty, Ms. Schwarz served as the Chief Operating Officer of Fiverr, an online marketplace for freelance services, from 2012 to 2018. Before Fiverr, Ms. Schwarz served as the General Counsel and Vice President of Global Operations at Kenshoo and MediaMind (Sizmek Inc.) and as the Vice President of Legal Affairs at Radware Ltd. Prior to joining Radware Ltd, Ms. Schwarz practiced as a lawyer, specializing in corporate law, mergers and acquisitions and initial public offerings. Ms. Schwarz holds an LL.B and an LL.M in Commercial Law from Tel Aviv University.

Corporate Governance Practices

As an Israeli company, Otonomo is subject to various corporate governance requirements under the Companies Law. However, pursuant to regulations promulgated under the Companies Law, companies with shares traded on certain U.S. stock exchanges, including Nasdaq, may, subject to certain conditions, opt out from the Companies Law requirements to appoint external directors and related Companies Law rules concerning the composition of the audit committee, compensation committee and nominating committee of the board of directors (other than the gender diversification rule under the Companies Law, which requires the appointment of a director from the other gender if at the time a director is appointed all members of the board of directors are of the same gender). In accordance with these regulations, Otonomo has elected to opt out of those requirements of the Companies Law. These exemptions will continue to be available to Otonomo so long as: (i) it does not have a “controlling shareholder” as used under the Companies Law, (ii) its shares are traded on certain U.S. stock exchanges, including Nasdaq, and (iii) it complies with the director independence requirements and the audit committee, compensation committee and nominating committee composition requirements under U.S. laws (including applicable Nasdaq rules) applicable to U.S. domestic issuers.

The term “controlling shareholder” as used in the Companies Law (including by reference to the term “control” as used in the Israeli Securities Law) for purposes related to external directors and for the requirements related to appointment to the audit committee, compensation committee or nominating committee, as described below, means a shareholder with the ability to direct the activities of the company, but excluding a shareholder whose power derives solely from his or her position as a director of the company or from any other position with the company. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint the majority of the directors of the company or its general manager. With respect to certain matters (including various related party transactions), a controlling shareholder is deemed to include a shareholder that holds 25% or more of the voting rights in a public company if no other shareholder holds more than 50% of the voting rights in the company.

Accordingly, Otonomo complies with Nasdaq rule 5605(b)(1), which requires that the board of directors be comprised of a majority of independent directors. A majority of the Otonomo board of directors is composed of directors who are “independent” as defined by the rules of Nasdaq and all of the nonmanagement directors qualify as “independent” under these standards. The board of directors has established categorical standards to assist it in making its determination of director independence. Otonomo uses the definition of “independence” of Nasdaq to make this determination. Otonomo is listed on Nasdaq and Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of Otonomo or any other individual having a relationship which, in the opinion of the board or directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq rules provide that the following persons shall not be considered independent:

•	a director who is, or at any time during the past three years was, an employee of Otonomo; or

•

a director who accepted or who has a family member who accepted any compensation from Otonomo in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service).

Provided, however, that in addition to the requirements contained above, audit committee members are also subject to additional, more stringent independence requirements under the Nasdaq rules:

•	a director who is a family member of an individual who is, or at any time during the past three years was employed by Otonomo as an executive officer;

•

a director who is or has a family member who is a partner in, of a controlling shareholder of, or an executive officer of an entity to which Otonomo made, or from which Otonomo received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•

a director of Otonomo who is or has a family member who is employed as an executive officer of another entity where, at any time during the past three years, any of the executive officers of Otonomo served on the compensation committee of such other entity; or

•

a director who is or has a family member who is a current partner of Otonomo’s outside auditor, or at any time during the past three years was a partner or employee of Otonomo’s outside auditor, and who worked on Otonomo’s audit.

Under such definitions, Otonomo has 6 independent directors.

The board of directors will assess on a regular basis, and at least annually, the independence of directors and will make a determination as to which members are independent. References to “Otonomo” above include any subsidiary in a consolidated group with Otonomo. The terms “immediate family member” and “executive officer” above are expected to have the same meanings specified for such terms in the Nasdaq listing standards.

As a foreign private issuer whose shares are listed on Nasdaq, Otonomo is permitted to follow certain home country corporate governance practices instead of certain requirements of the rules of Nasdaq. Pursuant to the “foreign private issuer exemption”. However, as a foreign private issuer, Otonomo is permitted to comply with Israeli corporate governance practices instead of the Nasdaq corporate governance rules, provided that it disclose which requirements it is not following and the equivalent Israeli requirement. Pursuant to this “home country practice exemption” with respect to the following:

•

Otonomo intends to follow the quorum requirement for shareholder meetings. As permitted under the Companies Law, pursuant to the Otonomo Articles the quorum required for an ordinary meeting of shareholders will consist of at least two shareholders present in person, by proxy or by other voting instrument in accordance with the Companies Law, who hold at least 25% of the voting power of its shares (and in an adjourned meeting, with some exceptions, any number of shareholders), instead of 33 1/3% of the issued share capital required under the Nasdaq corporate governance rules.

•

Otonomo intends to adopt and approve material changes to equity incentive plans in accordance with the Companies Law which does not impose a requirement of shareholder approval for such actions. In addition, Otonomo intends to follow Israeli corporate governance practice instead of the Nasdaq corporate governance rule which requires shareholder approval prior to an issuance of securities in connection with equity-based compensation of officers, directors, employees, or consultants; and

•

Otonomo also intends to follow Israeli corporate governance practice instead of the Nasdaq corporate governance rule requiring shareholder approval for certain dilutive events (such as issuances that will result in a change of control, certain transactions other than a public offering involving issuances of a 20% or greater interest in Otonomo and certain acquisitions of the stock or assets of another company).

Otonomo otherwise intends to comply with the rules generally applicable to U.S. domestic companies listed on Nasdaq. It may in the future decide to use the foreign private issuer exemption with respect to some or all of the other corporate governance rules.

Chairman of the Board

The Otonomo Articles provide that the chairman of the board is appointed by the members of the board of directors and serves as chairman of the board throughout his term as a director, unless resolved otherwise by the board of directors. Under the Companies Law, in a public company, the chief executive officer (or any relative of the chief executive officer) may not serve as the chairman of the board of directors, and the chairman (or any relative of the chairman) may not be vested with authorities of the chief executive officer without shareholder approval consisting of a majority vote of the shares present and voting at a shareholders meeting, provided that either:

•

at least a majority of the shares of non-controlling shareholders or shareholders that do not have a personal interest in the approval voted at the meeting are voted in favor (disregarding abstentions); or

•

the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in such appointment voting against such appointment does not exceed 2% of the aggregate voting rights in the company.

In addition, a person subordinated, directly or indirectly, to the chief executive officer may not serve as the chairman of the board of directors; the chairman of the board may not be vested with authorities that are granted to those subordinated to the chief executive officer; and the chairman of the board may not serve in any other position in the company or a controlled company, but he may serve as a director or chairman of a subsidiary.

External Directors

Under the Companies Law, companies incorporated under the laws of the State of Israel that are public companies, including companies with shares listed on Nasdaq, are required to appoint at least two external directors who must meet heightened independence requirements. Pursuant to regulations promulgated under the Companies Law, companies with shares traded on certain U.S. stock exchanges, including Nasdaq, may, subject to certain conditions, opt out from the Companies Law requirements to appoint external directors and related Companies Law rules concerning the composition of the audit committee and compensation committee of the board of directors. In accordance with these regulations, Otonomo has elected to opt out from these Companies Law requirements. Instead, Otonomo must comply with the director independence requirements, the audit committee and the compensation committee composition requirements under U.S. laws (including applicable Nasdaq rules) applicable to U.S. domestic issuers.

Committees of the Board of Directors

The board of directors will have the following standing committees: an audit committee, a compensation committee and a nominating committee.

Audit Committee

Under the Companies Law, the board of directors of a public company must appoint an audit committee (the “Audit Committee”). The Audit Committee is responsible, among its other duties and responsibilities, for overseeing Otonomo’s accounting and financial reporting processes, audits of financial statements, qualifications and independence of the independent registered public accounting firm, the effectiveness of internal control over financial reporting and the performance of the internal audit function and independent registered public accounting firm. The Audit Committee reviews and assesses the qualitative aspects of Otonomo’s financial reporting, processes to manage business and financial risks, and compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. In addition, the Audit Committee is responsible for the following additional matters pursuant to the Companies Law:

•

recommending to the board of directors the retention and termination of the internal auditor, and the internal auditor’s engagement fees and terms, in accordance with the Companies Law as well as approving the yearly or periodic work plan proposed by the internal auditor;

•

identifying irregularities in Otonomo’s business administration, including by consulting with the internal auditor or with the independent auditor, and suggesting corrective measures to the board of directors;

•

reviewing policies and procedures with respect to transactions (other than transactions related to the compensation or terms of services) between the company and officers and directors, or affiliates of

•

officers or directors, or transactions that are not in the ordinary course of the Company’s business and deciding whether to approve such acts and transactions if so required under the Companies Law; and

•	establishing procedures for the handling of employees’ complaints as to the management of Otonomo’s business and the protection to be provided to such employees.

•	The charter of the Audit Committee is available without charge at https://investors.otonomo.io.

The members of the Audit Committee are Jonathan Huberman, Yuval Cohen and Vered Raviv Schwarz. The board of directors designated Jonathan Huberman and Yuval Cohen as “audit committee financial experts” and determined that each member is “financially literate” under the Nasdaq rules. The board of directors also determined that each member of the Audit Committee is “independent” as defined under the Nasdaq rules and Exchange Act rules and regulations.

Compensation Committee

Under the Companies Law, the board of directors of a public company must appoint a compensation committee (the “Compensation Committee”). The Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of Otonomo and its subsidiaries, establishing the general compensation policies of Otonomo and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of Otonomo and its subsidiaries. The Compensation Committee is also responsible for:

•

recommending to the board of directors with respect to the approval of the compensation policy for “office holders” (a term used under the Companies Law, which essentially means directors and executive officers) and, once every three years, regarding any extensions to a compensation policy that has been in effect for a period of more than three years;

•	reviewing the implementation of the compensation policy and recommending from time to time to the board of directors with respect to any amendments or updates of the compensation plan;

•	resolving whether or not to approve arrangements with respect to the terms of office and employment of office holders; and

•	exempting, under certain circumstances, from the requirement of approval by the general meeting of shareholders, transactions with a candidate to serve as the chief executive officer of Otonomo.

The charter of the Compensation Committee is available without charge at https://investors.otonomo.io.

The members of the Compensation Committee are Benny Schnaider, Amit Karp and Andrew Geisse. The board of directors determined that each member of the Compensation Committee is “independent” as defined under the Nasdaq listing standards. The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers.

Compensation Policy under the Companies Law

In general, under the Companies Law, a public company must have a compensation policy approved by the board of directors after receiving and considering the recommendations of the compensation committee. In addition, a compensation policy must be approved at least once every three years, first, by the board of directors, upon recommendation of its compensation committee, and second, by a simple majority of the ordinary shares present, in person or by proxy, and voting at a shareholders meeting, provided that either:

•

such majority includes at least a majority of the shares held by shareholders who are not controlling shareholders and do not have a personal interest in such compensation policy and who are present and voting (excluding abstentions); or

•

the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation policy and who vote against the policy, does not exceed 2% of the company’s aggregate voting rights.

In the event that, in the future, the Otonomo shareholders fail to approve the compensation policy in a duly convened meeting, the board of directors may nevertheless override that decision, provided that the compensation committee and then the board of directors decide, on the basis of detailed reasons and after further review of the compensation policy, that approval of the compensation policy is for the benefit of the company despite the failure of the shareholders to approve the policy.

If a company that adopts a compensation policy in advance of its initial public offering (or prior to the closing of the Business Combination) describes the policy in its prospectus for such offering, then that compensation policy shall be deemed validly adopted in accordance with the Companies Law and will remain in effect for term of five years from the date such company becomes a public company. Otonomo has adopted its compensation policy which was effective as of the closing of the Business Combination, and it is in force for an initial period of five years.

The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors as set forth in the Companies Law, including advancement of the company’s objectives, business plan and long-term strategy, and creation of appropriate incentives for office holders. It must also consider, among other things, the company’s risk management, size and the nature of its operations. The compensation policy must furthermore consider the following additional factors:

•	the education, skills, experience, expertise and accomplishments of the relevant office holder;

•	the office holder’s position, responsibilities and prior compensation agreements with him or her;

•

the ratio between the cost of the terms of employment of an office holder and the cost of the employment of other employees of the company, including employees employed through contractors who provide services to the company, in particular the ratio between such cost, the average and median salary of the employees of the company, as well as the impact of such disparities on the work relationships in the company;

•

if the terms of employment include variable components—the possibility of reducing variable components at the discretion of the board of directors and the possibility of setting a limit on the value of non-cash variable equity-based components; and

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if the terms of employment include severance compensation—the term of employment or office of the office holder, the terms of his or her compensation during such period, the company’s performance during the such period, his or her individual contribution to the achievement of the company goals and the maximization of its profits and the circumstances under which he or she is leaving the company.

The compensation policy must also include, among other things:

•	with regard to variable components of compensation:

•

with the exception of office holders who report directly to the chief executive officer, provisions determining the variable components on the basis of long-term performance and on measurable criteria; however, the company may determine that an immaterial part of the variable components of the compensation package of an office holder shall be awarded based on non-measurable criteria, if such amount is not higher than three monthly salaries per annum, while taking into account such office holder’s contribution to the company; and

•	the ratio between variable and fixed components, as well as the limit on the values of variable components at the time of their grant.

•

a condition under which the office holder will return to the company, according to conditions to be set forth in the compensation policy, any amounts paid as part of his or her terms of employment, if such amounts were paid based on information later to be discovered to be wrong, and such information was restated in the company’s financial statements;

•	minimum holding or vesting period of variable equity-based components to be set in the terms of office or employment, as applicable, while taking into consideration long-term incentives; and

•	a limit on retirement grants.

Otonomo’s compensation policy, which became effective immediately after the consummation of the Business Combination, is designed to promote retention and motivation of directors and executive officers, incentivize superior individual excellence, align the interests of Otonomo’s directors and executive officers with Otonomo’s long-term performance and provide a risk management tool. To that end, a portion of an executive officer compensation package is targeted to reflect Otonomo’s short and long-term goals, as well as the executive officer’s individual performance. On the other hand, its compensation policy includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm Otonomo in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer and minimum vesting periods for equity-based compensation.

The compensation policy also addresses Otonomo’s executive officers’ individual characteristics (such as their respective positions, education, scope of responsibilities and contribution to the attainment of its goals) as the basis for compensation variation among its executive officers and considers the internal ratios between compensation of its executive officers and directors and other employees. Pursuant to Otonomo’s compensation policy, the compensation that may be granted to an executive officer may include: base salary, annual bonuses and other cash bonuses (such as a signing bonus and special bonuses with respect to any special achievements, such as outstanding personal achievement, outstanding personal effort or outstanding company performance), equity-based compensation, benefits and retirement and termination of service arrangements. All cash bonuses are limited to a maximum amount linked to the executive officer’s base salary. In addition, the total variable compensation components (cash bonuses and equity-based compensation) may not exceed 125% of each executive officer’s total compensation package with respect to any given calendar year.

An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to Otonomo’s executive officers other than its chief executive officer will be based on performance objectives and a discretionary evaluation of the executive officer’s overall performance by the chief executive officer. The annual cash bonus that may be granted to executive officers other than Otonomo’s chief executive officer may be based entirely on a discretionary evaluation. Furthermore, Otonomo’s chief executive officer will be entitled to recommend performance objectives, and such performance objectives will be approved by the Compensation Committee (and, if required by law, by Otonomo’s board of directors).

The performance measurable objectives of Otonomo’s chief executive officer will be determined by Otonomo’s Compensation Committee and board of directors. A less significant portion of the chief executive officer’s annual cash bonus may be based on a discretionary evaluation of the chief executive officer’s overall performance by the Compensation Committee and the board of directors based on quantitative and qualitative criteria.

The equity-based compensation under the compensation policy for Otonomo’s executive officers is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus. Primary objectives include enhancing the alignment between the executive officers’ interests and Otonomo’s long-term interests and those of its shareholders and strengthening the retention and the motivation of executive officers in the long term. Otonomo’s compensation policy provides for executive officer compensation in the form of share options or other equity-based awards, such as restricted shares and restricted share units, in accordance with its share incentive plan then in place. All equity-based incentives granted to executive officers shall be subject to vesting periods in order to promote long-term retention of the awarded executive officers. Equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and the personal responsibilities of the executive officer.

In addition, the compensation policy contains compensation recovery provisions which allows Otonomo under certain conditions to recover bonuses paid in excess, enables its chief executive officer to approve immaterial changes in the terms of employment of an executive officer (provided that the changes of the terms of employment are in accordance with Otonomo’s compensation policy) and allows Otonomo to exculpate, indemnify and insure its executive officers and directors subject to certain limitations as set forth therein.

The compensation policy also provides for compensation to the members of Otonomo’s board of directors either (i) in accordance with the amounts provided in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director) of 2000, as amended by the Companies Regulations (Relief for Public Companies Traded on Stock Exchanges Outside of Israel) of 2000, as such regulations may be amended from time to time, or (ii) in accordance with the amounts determined in the compensation policy.

Otonomo’s compensation policy, which was approved by its board of directors on April 20, 2021 and by its shareholders on April 26, 2021, is filed as an exhibit to the registration statement of which this prospectus forms a part.

Nominating Committee

Otonomo’s nominating committee (the “Nominating Committee”) consists of Benny Schnaider, Vered Raviv Schwarz and Andrew Geisse, and is responsible, among other things, for:

•	overseeing and assisting its board in reviewing and recommending nominees for election as directors;

•	assessing the performance of the members of the board; and

•

establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to Otonomo’s board of directors a set of corporate governance guidelines applicable to Otonomo.

The charter of the Nominating Committee is available without charge at https://investors.otonomo.io.

Internal Auditor

Under the Companies Law, the board of directors of a public company must appoint an internal auditor based on the recommendation of the audit committee. The role of the internal auditor is, among other things, to examine whether a company’s actions comply with applicable law and orderly business procedure. Under the Companies Law, the internal auditor cannot be an interested party or an office holder or a relative of an interested party or an office holder, nor may the internal auditor be the company’s independent auditor or its representative. An “interested party” is defined in the Companies Law as: (i) a holder of 5% or more of the issued share capital or voting power in a company, (ii) any person or entity who has the right to designate one or more directors or to designate the chief executive officer of the company, or (iii) any person who serves as a director or as a chief executive officer of the company. As of the date of this prospectus, Otonomo has not yet appointed an internal auditor.

DESCRIPTION OF SECURITIES

General

The following is a description of our share capital and provisions of the Otonomo Articles, which became effective upon the closing of the Business Combination, a copy of which is filed as an exhibit to this prospectus.

A.	Description of Ordinary Shares

Authorized Capitalization

Our authorized share capital consists of 450,000,000 ordinary shares, with no par value per share. As of October 4, 2021, we had 132,214,733 ordinary shares issued and outstanding.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights. All ordinary shares have identical voting and other rights in all respects, unless otherwise determined pursuant to the Otonomo Articles.

Our board of directors may determine the issue prices and terms for such ordinary shares or other securities and may further determine any other provision relating to such issue of shares or securities. We may also issue and redeem redeemable securities on such terms and in such manner as our board of directors shall determine. The board of directors may make calls or assessments upon shareholders with respect to any sum unpaid in respect of ordinary shares held by such shareholders which is not, the terms of allotment thereof or otherwise, payable at a fixed time.

The following descriptions of share capital and provisions of Otonomo Articles are summaries and are qualified by reference to such articles.

Listing, Registration Number and Purpose

Our ordinary shares are listed and traded on Nasdaq under the trading symbol, “OTMO.”

Our registration number with the Israeli Registrar of Companies is 51-53528-13. Our purpose as set forth in Otonomo Articles is to engage in any activity permitted by law.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under the Otonomo Articles, unless the transfer is restricted or prohibited by the provisions of the Articles, another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by Otonomo Articles or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect our directors, and subject to the special approval requirements for external directors under the Companies Law described under “Management.”

Under the Otonomo Articles, the number of directors on our board of directors must be no less than three (3) and no more than eight (8), including any external directors required to be appointed under the Companies

Law (if required). The minimum and maximum number of directors may be changed, at any time and from time to time, by a special vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of our outstanding shares.

Other than external directors (if so elected), for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote. In addition, under the Otonomo Articles, our board of directors may elect new directors to fill vacancies (whether such vacancy is due to a director no longer serving or due to the number of directors serving being less than the maximum required in Otonomo Articles), provided that the total number of directors shall not, at any time, exceed eight (8) directors and provided that our board of directors may not elect external directors. Otonomo Articles provide that the term of a director appointed by our board of directors to fill any vacancy will be for the remaining term of office of the director(s) whose office(s) have been vacated.

Furthermore, under the Otonomo Articles, our directors, other than external directors, are divided into three classes with staggered three-year terms. Each class of directors consists, as nearly as possible, of 1/3 of the total number of directors constituting the entire board of directors (other than the external directors).

External directors, if so elected, are elected for an initial term of three years, may be elected for additional three-year terms, and may be removed from office pursuant to the terms of the Companies Law.

Dividend and Liquidation Rights

We have never declared or paid any cash dividends on our ordinary shares. We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings, or as other provided by the Otonomo Articles. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. The Otonomo Articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by the board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to the company’s most recently reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If a company does not meet such criteria, then it may distribute dividends only with court approval. In each case, we would only be permitted to distribute a dividend if its board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent it from satisfying its existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future pursuant to the Otonomo Articles.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of certain countries that are, or have been, in a state of war with Israel at such time.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in Otonomo Articles as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special general meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter in the agenda of a general meeting to be convened in the future, such as nominating a director candidate, provided that it is appropriate to discuss such a matter at the general meeting. Otonomo Articles contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for shareholders meetings.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding, among other things, the following matters must be passed at a general meeting of our shareholders:

•	amendments to the Otonomo Articles;

•	appointment or termination of our auditors;

•	election of directors, including external directors (unless otherwise determined in Otonomo Articles);

•	approval of certain related party transactions;

•	increases or reductions of our authorized share capital;

•	a merger; and

•

the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

Under the Otonomo Articles, we are not required to give notice to our registered shareholders pursuant to the Israeli Companies Law, unless otherwise required by law. The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, or as otherwise required under applicable law, notice must be provided at least 35 days prior to the meeting. Under the Companies Law, shareholders of a public company are not permitted to take action by written consent in lieu of a meeting. Otonomo Articles provide that a notice of general meeting shall be published by us on the website of (i) the United States Securities and Exchange Commission, and (ii) us, as a Current Report on Form 6-K or Form 8-K (or such other form prescribed by the applicable law), at a date prior to the meeting as required by law.

Limitations on Liability and Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate in advance an office holder from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. The Otonomo Articles include such a provision. Otonomo may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

•

a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria;

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reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and

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reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third-party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Companies Law and the Israeli Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of the duty of care to the company or to a third-party, including a breach arising out of the negligent conduct of the office holder;

•	a financial liability imposed on the office holder in favor of a third-party;

•	a financial liability imposed on the office holder in favor of a third-party harmed by a breach in an administrative proceeding; and

•	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her.

Under the Companies Law, a company may not indemnify, exculpate, or insure an office holder against any of the following:

•	a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification, and insurance of office holders must be approved by the audit committee and the board of directors and, with respect to directors, also by shareholders.

Otonomo Articles permit to us to exculpate, indemnify and ensure its office holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. The office holders are currently covered by a directors and officers’ liability insurance policy.

We had entered into agreements with each of its directors exculpating them, to the fullest extent permitted by law, from liability to us for damages caused to it as a result of a breach of duty of care and undertaking to indemnify them to the fullest extent permitted by law. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

The maximum indemnification amount set forth in such agreements is limited to an amount equal to the greater of $40,000,000 and 25% of our shareholder’s equity as reflected in our most recent consolidated financial statements made publicly available prior to the date on which the indemnity payment is made. The maximum amount set forth in such agreements is in addition to any amount paid (if paid) under insurance and/or by a third-party pursuant to an indemnification arrangement.

In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

There is no pending litigation or proceeding against any of our office holders as to which indemnification is being sought, nor we aware of any pending or threatened litigation that may result in claims for indemnification by any office holder.

Exclusive Jurisdiction of Certain Actions

Unless we consent in writing to the selection of an alternative forum, (i) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act, and (ii) the Tel Aviv District Court (Economic Division) shall be the exclusive forum for (A) any derivative action or proceeding brought on our behalf, (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or to our shareholders, or (C) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law 5728-1968 (the “Israeli Securities Law”) and providing that any person or entity purchasing or otherwise acquiring or holding any interest in our shares shall be deemed to have notice of and consented to these provisions. Such exclusive forum provision in Otonomo’s amended and restated articles of association will not relieve Otonomo of its duties to comply with federal securities laws and the rules and regulations thereunder, and shareholders of Otonomo will not be deemed to have waived Otonomo’s compliance with these laws, rules and regulations.

Voting Rights

Quorum Requirements

Pursuant to the Otonomo Articles, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. Under the Otonomo Articles, the quorum required for general meetings of shareholders must consist of at least two shareholders present in person or by proxy (including by voting deed) holding 25% or more of our voting rights. A meeting adjourned for lack of a quorum will generally be adjourned to the same day of the following week at the same time and place, or to such other day, time or place as indicated by our board of directors if so specified in the notice of the meeting. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a lawful quorum.

Vote Requirements

The Otonomo Articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by the Otonomo Articles.

Pursuant to the Otonomo Articles, an amendment to the Otonomo Articles regarding any change of the composition or election procedures of our directors will require a special majority vote (66 2/3%).

Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires the approval described above under “Management.” Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person or by proxy and voting on the resolution.

Modification of Class Rights

Under the Companies Law and Otonomo Articles, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, in addition to the simple majority vote of all classes of shares voting together as a single class at a shareholder meeting, as set forth in Otonomo Articles.

Access to Corporate Records

Under the Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and material shareholders register, Otonomo Articles, our financial statements and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Changes in Capital

The Otonomo Articles enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly adopted by our shareholders at a general meeting. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Registration Rights

In connection with the Business Combination, we entered into a Registration Rights Agreement that entitles certain of our shareholders to certain registration rights following the closing of the Business Combination.

Anti-Takeover Provisions

Acquisitions under Israeli Law

Full Tender Offer. A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of voting rights or the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class.

If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares for as long as such shares are held by the purchaser who purchased those shares in contradiction with such rules.

Special Tender Offer. The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company.

These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholder approval, (2) was from a 25% or greater shareholder of the company which resulted in the acquirer becoming a 25% or greater shareholder of the company, or (3) was from a 45% or greater shareholder of the company which resulted in the acquirer becoming a 45% or greater shareholder of the company.

A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser and its controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer or any other person acting on their behalf, including the relatives and entities under such person’s control).

If a special tender offer is accepted, then the shareholders who did not respond to or that had rejected the offer may accept the offer within four (4) days of the last day set for the acceptance of the offer and such shareholders will be considered to have accepted the offer from the first day it was made.

If a special tender offer is accepted, then the acquirer or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares for as long as such shares are held by the purchaser who purchased those shares in contradiction with such rules under the Companies Law.

Merger. The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shares, and, in the case that the shares of the target company are divided into separate classes, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether, in its opinion, there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors of the merging companies must jointly prepare and execute a merger proposal, and the merging companies must submit the merger proposal to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

If the merger transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value to the parties to the merger and the consideration offered to the shareholders of the company.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its contents. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are authorized under the Otonomo Articles. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to the Otonomo Articles, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law as described above in “ —Voting Rights.”

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is American Stock Transfer & Trust Company, LLC.

B.	Description of Otonomo Warrants

Public Warrants

Each warrant entitles the registered holder to purchase one ordinary share, subject to adjustment as discussed below, at any time commencing on September 12, 2021. On August 13, 2021, Otonomo, SWAG, Continental Stock Transfer & Trust Company (“Continental”) and American Stock Transfer & Trust Company entered into an amended and restated warrant agreement (the “Amended and Restated Warrant Agreement”). Pursuant to the Amended and Restated Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued and only whole warrants will trade. The warrants will expire at 5:00 p.m., New York City time on August 13, 2026 or earlier upon redemption or liquidation.

Otonomo will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the company satisfying its registration obligations. No warrant will be exercisable and Otonomo will not be obligated to issue ordinary shares upon exercise of a warrant unless ordinary shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event is Otonomo required to net cash settle any warrant.

During any period when Otonomo has failed to maintain an effective registration statement, warrant holders may, until such time as there is an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Otonomo may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing on August 13, 2021 and ending three business days before the company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by Otonomo, Otonomo may not exercise its redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or Otonomo is unable to effect such registration or qualification.

Otonomo established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Otonomo issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If Otonomo calls the warrants for redemption as described above, its management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” Otonomo’s management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its shareholders of issuing the maximum number of ordinary shares issuable upon the exercise of Otonomo’s warrants. If Otonomo’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If Otonomo’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. This may be an attractive option to Otonomo if it does not need the cash from the exercise of the warrants. If Otonomo calls the warrants for redemption and management does not take advantage of this option, holders of private warrants would still be entitled to exercise their private warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below. See “Description of Warrants—Private Placement Warrants.”

A holder of a warrant may notify Otonomo in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding ordinary shares is increased by a stock dividend payable in ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the number of outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the fair market value will be deemed a stock dividend of a number of ordinary shares equal to the product of (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) and (ii) one (1) minus the quotient of (x) the price per ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Otonomo, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of ordinary shares on account of such ordinary shares (or other shares of Otonomo’s capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of outstanding ordinary shares is decreased by a consolidation, combination, reverse stock split or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding ordinary shares.

Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of Otonomo with or into another corporation (other than a consolidation or merger in which Otonomo is the continuing corporation and that does not result in any reclassification or reorganization of Otonomo’s outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Otonomo as an entirety or substantially as an entirety in connection with which it is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of ordinary shares in such a transaction is payable in the form of Class A Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Amended and Restated Warrant Agreement, based on the Black-Scholes value (as defined in the Amended and Restated Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Amended and Restated Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the Amended and Restated Warrant Agreement to the description of the terms of the warrants and the Amended and Restated Warrant Agreement set forth in this prospectus, or to correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Otonomo, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Otonomo will, upon exercise, round down to the nearest whole number of ordinary shares to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the ordinary shares underlying the private placement warrants) are not transferable, assignable or salable until September 12, 2021, except among certain limited exceptions to Otonomo’s officers and directors and to persons or entities affiliated with the Sponsor.

The private placement warrants are not redeemable by Otonomo so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private warrants are held by someone other than the Sponsor or its permitted transferees, the private warrants are redeemable by Otonomo and exercisable by such holders on the same basis as the public warrants. If holders of the private warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of shares of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table shows the beneficial ownership of ordinary shares as of August 13, 2021 by:

•	each person known by Otonomo to beneficially own more than 5% of the outstanding shares of ordinary shares;

•	each of Otonomo’s named executive officers and directors; and

•	all of Otonomo’s named executive officers and directors as a group.

Unless otherwise indicated, Otonomo believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Except as otherwise noted herein, the number and percentage of ordinary shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any ordinary shares as to which the holder has sole or shared voting power or investment power and also any ordinary shares which the holder has the right to acquire within 60 days of October 4, 2021 through the exercise of any option, conversion or any other right. As of October 4, 2021, there were 132,214,733 ordinary shares outstanding.

Unless otherwise noted, the business address of each beneficial owner is c/o Otonomo Technologies Ltd., 16 Abba Eban Blvd., Herzliya Pituach 467256, Israel.

Name and Address of Beneficial Owner	Number of shares beneficially owned ordinary shares	Percentage of Outstanding Shares
Directors and Executive Officers of Otonomo:
Ben Volkow(1)	16,497,129	12.5%
Bonnie Moav(2)	285,744	*
Anders Truelsen	—	—
Doron Simon	—	—
Amit Hammer	—	—
Andrew Geisse(3)	4,203,813	3.1%
Amit Karp(4)	—	—
Yuval Cohen(5)	11,296,918	8.5%
Benny Schnaider(6)	780,148	*
Vered Raviv Schwarz	1,125	*
Jonathan Huberman(7)	9,513,625	7.2%
All executive officers and directors as a group (11 individuals)
Five Percent or More Holders:	43,583,811	31.8%
Aptiv Financial Services (Luxembourg) S.à.r.l.(8)	9,398,274	7.1%
Avner Cohen(9)	8,163,539	6.2%
Entities affiliated with Bessemer Venture
Partners(10)	19,470,539	14.7%
Entities affiliated with Stage One(11)	11,295,793	8.5%

*	Less than 1%.
(1)	Consists of 16,436,604 ordinary shares held directly by Mr. Volkow and 60,525 ordinary shares subject to options and RSUs exercisable within 60 days of October 4, 2021.
(2)	Consists of ordinary shares subject to options and RSUs exercisable within 60 days of October 4, 2021.
(3)

Consists of: (a) 1,044,697 ordinary shares held by Andrew M and Jane S Geisse 2000 Trust (Mr. Geisse is affiliated with Andrew M and Jane S Geisse 2000 Trust and may be deemed to have beneficial ownership with respect to these shares); (b) 2,862,944 ordinary shares subject to options and RSUs exercisable within 60 days of October 4, 2021; and (c) 296,172 ordinary shares granted to Marla Bay Advisors, LLC subject to options exercisable within 60 days of October 4, 2021 (Mr. Geisse is affiliated with Marla Bay

Advisors, LLC and may be deemed to have beneficial ownership with respect to these options). Mr. Geisse is an Operating Partner at Bessemer Venture Partners. Mr. Geisse otherwise disclaims beneficial ownership interest of the securities held by the Bessemer Entities (as defined below) referred to in footnote (10) below, except to the extent of his pecuniary interest, if any, in such securities.
(4)

Mr. Karp is a Partner at Bessemer Venture Partners. Mr. Karp disclaims beneficial ownership interest of the securities held by the Bessemer Entities (as defined below) referred to in footnote (10) below, except to the extent of his pecuniary interest, if any, in such securities by virtue of his indirect interest in the Bessemer Entities.

(5)

Consists of (a) ordinary shares identified in footnote (11) below and (b) 1,125 ordinary shares subject to RSUs exercisable within 60 days of October 4, 2021. Mr. Cohen is affiliated with Stage One (as defined below) and may be deemed to have beneficial ownership with respect to these shares.

(6)

Consists of: (a) 414,990 ordinary shares held by ZAG Trust (Mr. Schnaider is affiliated with ZAG Trust and may be deemed to have beneficial ownership with respect to these shares); and (b) 365,158 ordinary shares subject to options or RSUs exercisable within 60 days of October 4, 2021. Mr. Schnaider is a Venture Partner and Investment Committee member at StageOne Ventures. Mr. Schnaider otherwise disclaims beneficial ownership interest of the securities held by Stage One referred to in footnote (11) below, except to the extent of his pecuniary interest, if any, in such securities by virtue of his indirect limited partnership interest in Stage One entities.

(7)

Consists of: (a) 5,200,000 ordinary shares underlying warrants exercisable within 60 days of October 4, 2021 held by Software Acquisition Holdings II LLC, of which Mr. Huberman is a member; (b) 4,312,500 ordinary shares held by Software Acquisition Holdings II LLC, of which Mr. Huberman is a member; and (c) 1,125 ordinary shares subject to RSUs exercisable within 60 days of October 4, 2021. Mr. Huberman disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address for Mr. Huberman is 1980 Festival Plaza Drive, Ste. 300, Las Vegas, Nevada 89135.

(8)

Aptiv PLC (NYSE: APTV), is the ultimate beneficial owner of Aptiv Financial Services (Luxembourg) S.à.r.l. The members of the board of directors of Aptiv PLC may be deemed to have shared voting and dispositive control over the shares. The members of the board of directors of Aptiv PLC are Rajiv L. Gupta, Kevin P. Clark, Richard L. Clemmer, Nancy E. Cooper, Nicholas M. Donofrio, Joseph L. (Jay) Hooley, Merit E. Janow, Sean O. Mahoney, Paul M. Meister, Robert K. (Kelly) Ortberg, Colin J. Parris, and Ana G. Pinczuk. The business address of each of the foregoing is 5 Hanover Quay, Grand Canal Dock, Dublin, D02 VY79, Ireland.

(9)	Consists of ordinary shares held by directly by Mr. Cohen.
(10)

Consists of (i) 10,810,045 ordinary shares held directly by Bessemer Venture Partners IX L.P., or Bessemer IX, and (ii) 8,660,494 ordinary shares held directly by Bessemer Venture Partners IX Institutional L.P., or Bessemer Institutional, and together with Bessemer Institutional, the “Bessemer Entities.” The Bessemer Entities are affiliate funds of Bessemer Venture Partners. Deer IX & Co. L.P., or Deer IX L.P. is the general partner of the Bessemer Entities. Deer IX & Co. Ltd., or Deer IX Ltd. is the general partner of Deer IX L.P. Robert P. Goodman, David J. Cowan, Jeremy S. Levine, Byron B. Deeter, Robert M. Stavis and Adam Fisher are the directors of Deer IX Ltd. and hold the voting and dispositive power for the Bessemer Entities. Investment and voting decisions with respect to the shares held by the Bessemer Entities are made by the directors of Deer IX Ltd. acting as an investment committee. The address for each of these entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York 10538.

(11)

Stage One II Holdings Ltd. is the General Partner of the General Partner of Stage One Venture Capital Fund II (Israel), L.P. and Stage One Venture Capital Fund II (Cayman) L.P. (collectively, “Stage One”). The General Partner of the General Partner has the voting power to direct Stage One to vote and dispose of the securities beneficially owned. The controlling persons of Stage One II Holdings Ltd. are Tal Slobodkin and Yuval Cohen and they may be deemed to have shared voting and dispositive power over the shares. The business address of the entities and persons named herein is 12 Abba Eban Blvd., Eckerstein Towers, Bldg. D, 3rd Floor, Herzliya Pituach, Israel, 4672530.

ORDINARY SHARES ELIGIBLE FOR FUTURE SALE

Otonomo has 450,000,000 ordinary shares authorized and 132,194,096 ordinary shares issued and outstanding. All of Otonomo’s ordinary shares issued in connection with the Business Combination are freely transferable by persons other than by Otonomo’s “affiliates” without restriction or further registration under the Securities Act, except 4,312,500 ordinary shares issued to the Sponsors, which are subject to the lock-up described below, and the PIPE Shares and Secondary PIPE Shares. The remaining ordinary shares held by existing Otonomo shareholders are subject to the lock-up restrictions described below. Otonomo’s warrants are exercisable and the ordinary shares underlying such warrants are freely transferable upon exercise. Sales of substantial amounts of ordinary shares in the public market could adversely affect prevailing market prices of Otonomo’s ordinary shares.

Lock-up Periods and Registration Rights

Confidentiality and Lock-up Agreement

Concurrently with the execution of the Business Combination Agreement, certain equityholders of Otonomo and certain equityholders of SWAG entered into a confidentiality and lockup agreement (the “Confidentiality and Lockup Agreement”). Pursuant to the Confidentiality and Lockup Agreement, the shareholder parties thereto agreed that they will not, (i) in the case of the equityholders of Otonomo listed on Exhibit B to the Confidentiality and Lockup Agreement, during the period beginning on August 13, 2021 and continuing to and including the date that is 180 days after August 13, 2021, and (ii) in the case of the Sponsor, the former directors and officers of SWAG and certain members of Otonomo management, during the period beginning on the Closing Date and continuing to and including the date that is the earlier of (A) August 13, 2022 and (B) if the last sale price of Otonomo’s ordinary shares equals or exceeds $12.00 per share (as adjusted after the Closing for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after August 13, 2021 (in each case, the “Lockup Period”), directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares, or any options or warrants to purchase any shares or any securities convertible into, exchangeable for or that represent the right to receive shares, or any interest in any of the foregoing, whether now owned or hereinafter acquired, owned directly by such shareholder (including holding as a custodian) or with respect to which such shareholder has beneficial ownership within the rules and regulations of the SEC (in each case, subject to certain exceptions set forth in the Confidentiality and Lockup Agreement).

Registration Rights Agreement

Subject to the lockup periods described above, certain equityholders of SWAG and certain equityholders of Otonomo entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which Otonomo agreed to file a shelf registration statement with respect to the registrable securities defined therein within twenty (20) business days of the Closing. Pursuant to the Registration Rights Agreement, certain Otonomo equityholders of registrable securities may collectively request to sell all or any portion of their registrable securities in an underwritten offering up to four times in any 12-month period and certain former SWAG holders of registrable securities may collectively request to sell all or any portion of their registrable securities in an underwritten offering up to two times in any 12-month period, in each case, so long as the total offering price is reasonably expected to exceed $25,000,000; provided, however, that such Otonomo equityholders and such former SWAG holders may not collectively request more than two underwritten shelf takedowns in any 12-month period. Otonomo also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that Otonomo will pay certain expenses relating to such registrations and indemnify the shareholders against certain liabilities.

Articles of Association Lock-up

The Otonomo Articles provide that each shareholder of Otonomo’s ordinary shares immediately prior to Closing will not, unless Otonomo consents in writing and subject to certain customary exceptions, be permitted to transfer or sell any ordinary shares owned by such shareholder for one hundred eighty (180) calendar days following the Closing, provided that in the case of each transfer pursuant to several of the customary exceptions, (a) each transferee agrees to be bound in writing by the restrictions set forth above and (b) if any public reports or filings reporting a reduction in beneficial ownership shall be required or voluntarily made during the Lockup Period, such shareholders shall provide the Company prior written consent informing them of such report or filing and such report shall disclose that such transferee agrees to be bound in writing by the lock-up restrictions.

PIPE Resale Shelf

Pursuant to the Subscription Agreements relating to the PIPE, Otonomo has agreed that, within twenty (20) business days after the consummation of the Business Combination, it will file with the SEC (at Otonomo’s sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “Resale Registration Statement”), and Otonomo will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, subject to certain conditions.

Neura Resale Shelf

Pursuant to the Neura Merger Agreement relating to the Neura Acquisition, Otonomo has agreed that, within twenty (20) business days after the consummation of the Neura Acquisition, it will file with the SEC (at Otonomo’s sole cost and expense) a registration statement registering the resale of the Neura Shares (the “Neura Resale Registration Statement”), and Otonomo will use reasonable commercial efforts to have the Neura Resale Registration Statement declared effective as soon as practicable after the filing thereof, subject to certain conditions.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted ordinary shares for at least six months would, subject to the restrictions noted in the section below, be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Otonomo at the time of, or at any time during the three months preceding, a sale and (ii) Otonomo has been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as Otonomo was required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares for at least six months but who are affiliates of Otonomo at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of ordinary shares then outstanding; or

•	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Otonomo under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Otonomo.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up to 98,631,650 ordinary shares, up to 5,200,000 warrants and up to 5,200,000 ordinary shares issuable upon exercise of warrants held by the Selling Securityholders.

The Selling Securityholders may from time to time offer and sell any or all of the ordinary shares and warrants set forth below pursuant to this prospectus. In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering ordinary shares and warrants for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over shares they own or have the right to acquire within 60 days, as well as shares for which they have the right to vote or dispose of such shares. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, shares which a person has the right to acquire within 60 days of October 4, 2021 are included both in that person’s beneficial ownership as well as in the total number of shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same ordinary shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same ordinary shares.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares or warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of ordinary shares and warrants registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The information in the table below is based upon information provided by the Selling Securityholders. The securities owned by the Selling Securityholders named below do not have voting rights different from the securities owned by other securityholders. Unless otherwise indicated, the business address of each beneficial owner listed in the tables below is c/o Otonomo Technologies Ltd., 16 Abba Eban Blvd., Herzliya Pituach 467256, Israel.

Names And Addresses	Securities Beneficially Owned prior to this offering				Securities to be Sold in this offering		Securities Beneficially Owned after this offering
	Ordinary Shares	Percentage	Warrants	Percentage	Ordinary Shares	Warrants	Ordinary Shares	Percentage	Warrants	Percentage
Alliance Ventures B.V.(1)	5,744,441	4.4%	—	—	5,744,441	—	—	—	—	—
Aptiv Financial Services (Luxembourg) S.à.r.l.(2)	9,398,274	7.1%	—	—	9,398,274	—	—	—	—	—
Arena Capital Fund, LP - Series 3(3)	25,000	*	—	—	25,000	—	—	—	—	—
Arena Capital Fund, LP - Series 6(4)	25,000	*	—	—	25,000	—	—	—	—	—
Atlas Diversified Master Fund, Ltd.(5)	600,000	*	—	—	600,000	—	—	—	—	—
Avner Cohen	8,163,539	6.2%	—	—	8,163,539	—	—	—	—	—
Bansbach Capital Group, LLC(6)	25,000	*	—	—	25,000	—	—	—	—	—
Ben Volkow(7)	16,497,129	12.5%	—	—	16,436,604	—	60,525	*	—	—
Beryl Capital Partners II LP(8)	533,411	*	—	—	41,934	—	491,477	*	—	—
Beryl Capital Partners LP(9)	43,739	*	—	—	3,442	—	40,297	*	—	—
Bessemer Venture Partners IX Institutional L.P.(10)	8,660,494	6.6%	—	—	8,660,494	—	—	—	—	—
Bessemer Venture Partners IX L.P.(11)	10,810,045	8.2%	—	—	10,810,045	—	—	—	—	—
BNP Paribas Funds Energy Transition(12)	5,539,716	4.2%	—	—	3,500,000	—	2,039,716	1.5%	—	—
Bond E Oman(13)	25,000	*	—	—	25,000	—	—	—	—	—
Corbin Hedged Equity Fund LP(14)	41,710	*	—	—	3,343	—	38,367	*	—	—
D. E. Shaw Oculus Portfolios, L.L.C.(15)	50,000	*	—	—	50,000	—	—	—	—	—
D. E. Shaw Valence Portfolios, L.L.C.(16)	150,000	*	—	—	150,000	—	—	—	—	—
EMC Corporation(17)	10,000	*	—	—	10,000	—	—	—	—	—
FIAM Target Date Blue Chip Growth Commingled Pool By:
Fidelity Institutional Asset Management Trust Company as Trustee(18)(19)	17,743	*	—	—	17,743	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Balanced Fund - Information Technology Sub(18)(20)	96,391	*	—	—	96,391	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund(18)(21)	806,051	*	—	—	806,051	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund(18)(22)	29,024	*	—	—	29,024	—	—	—	—	—
Fidelity Blue Chip Growth Commingled Pool By: Fidelity Management Trust Company, as Trustee(18)(23)	7,746	*	—	—	7,746	—	—	—	—	—
Fidelity Blue Chip Growth Institutional Trust By its manager Fidelity Investments Canada ULC(18)(24)	613	*	—	—	613	—	—	—	—	—
Fidelity NorthStar Fund - Sub D by its manager Fidelity Investments Canada ULC(18)(25)	35,458	*	—	—	35,458	—	—	—	—	—
Fidelity Puritan Trust: Fidelity Balanced Fund - Information Technology Sub(18)(26)	722,346	*	—	—	722,346	—	—	—	—	—
Fidelity Puritan Trust: Fidelity Balanced K6 Fund - Information Technology Sub-portfolio(18)(27)	10,488	*	—	—	10,488	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund(18)(28)	222,779	*	—	—	222,779	—	—	—	—	—
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund(18)(29)	464	*	—	—	464	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund(18)(30)	24,398	*	—	—	24,398	—	—	—	—	—

Names And Addresses	Securities Beneficially Owned prior to this offering				Securities to be Sold in this offering		Securities Beneficially Owned after this offering
	Ordinary Shares	Percentage	Warrants	Percentage	Ordinary Shares	Warrants	Ordinary Shares	Percentage	Warrants	Percentage
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund(18)(31)	26,257	*	—	—	26,257	—	—	—	—	—
Fidelity Select Portfolios : Select Automotive Portfolio(18)(32)	17,390	*	—	—	17,390	—	—	—	—	—
Fidelity Select Portfolios: Select Technology Portfolio(18)(33)	1,048,000	*	—	—	1,048,000	—	—	—	—	—
Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC(18)(34)	9,840	*	—	—	9,840	—	—	—	—	—
Glazer Enhanced Fund, LP(35)	13,332	*	—	—	13,332	—	—	—	—	—
Glazer Enhanced Offshore Fund, Ltd.(36)	30,900	*	—	—	30,900	—	—	—	—	—
Hartford Growth Fund Limited(37)	300,000	*	—	—	300,000	—	—	—	—	—
Hearst Ventures, Inc.(38)	1,988,906	1.5%	—	—	10,000	—	1,978,906	1.5%	—	—
Highmark Limited, in Respect of Its Segregated account, Highmark Multi-strategy 2(39)	5,768	*	—	—	5,768	—	—	—	—	—
Hood River Capital Management LLC(40)	450,000	*	—	—	450,000	—	—	—	—	—
Kepos Alpha Master Fund L.P.(41)	581,000	*	—	—	581,000	—	—	—	—	—
Kepos Carbon Transition Master Fund L.P.(42)	69,000	*	—	—	69,000	—	—	—	—	—
Lugard Road Capital Master Fund, LP(43)	147,760	*	—	—	147,760	—	—	—	—	—
Luxor Capital Partners Long Offshore Master Fund, LP(43)	509	*	—	—	509	—	—	—	—	—
Luxor Capital Partners Long, LP(43)	1,842	*	—	—	1,842	—	—	—	—	—
Luxor Capital Partners Offshore Master Fund, LP(43)	43,850	*	—	—	43,850	—	—	—	—	—
Luxor Capital Partners, LP(43)	69,709	*	—	—	69,709	—	—	—	—	—
Luxor Gibraltar, LP- Series 1(43)	4,930	*	—	—	4,930	—	—	—	—	—
Luxor Wavefront, LP(43)	31,400	*	—	—	31,400	—	—	—	—	—
Ophir Asset Management Pty Ltd as agent for JPMCB New York ACF Ophir Global High Conviction Fund(44)	900,000	*	—	—	900,000	—	—	—	—	—
Pinehurst Partners LP(45)	17,054	*	—	—	1,281	—	15,773	*	—	—
Senvest Master Fund, LP(46)	2,300,000	1.7%	—	—	2,300,000	—	—	—	—	—
Senvest Technology Partners Master Fund, LP(46)	700,000	*	—	—	700,000	—	—	—	—	—
SMALLCAP World Fund, Inc.(47)	2,800,000	2.1%	—	—	2,800,000	—	—	—	—	—
Software Acquisition Holdings II LLC(48)	9,512,500	7.2%	5,200,000	37.6%	9,512,500	5,200,000	—	—	—	—
Sphera Master Fund LP(49)	600,000	*	—	—	600,000	—	—	—	—	—
Stage One Venture Capital Fund II (Cayman) L.P.(50)	1,409,557	1.1%	—	—	1,409,557	—	—	—	—	—
Stage One Venture Capital Fund II (Israel) L.P.(50)	9,886,236	7.5%	—	—	9,886,236	—	—	—	—	—
Tech Opportunities LLC(51)	300,000	*	—	—	300,000	—	—	—	—	—
The K2 Principal Fund L.P.(52)	130,000	*	—	—	130,000	—	—	—	—	—
Variable Insurance Products Fund III: VIP Balanced Portfolio - Information Technology Sub(18)(53)	105,387	*	—	—	105,387	—	—	—	—	—
Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio(18)(54)	119,625	*	—	—	119,625	—	—	—	—	—
AXA Strategic Ventures US, LLC(55)	713,000	*	—	—	713,000	—	—	—	—	—
DAF Holdings LLC(56)	52,868	*	—	—	52,868	—	—	—	—	—
DE Capital Ltd.(57)	148,169	*	—	—	148,169	—	—	—	—	—

Names And Addresses	Securities Beneficially Owned prior to this offering				Securities to be Sold in this offering		Securities Beneficially Owned after this offering
	Ordinary Shares	Percentage	Warrants	Percentage	Ordinary Shares	Warrants	Ordinary Shares	Percentage	Warrants	Percentage
Dore Friedman(58)	15,139	*	—	—	15,139	—	—	—	—	—
Ehud Feldman(59)	7,572	*	—	—	7,572	—	—	—	—	—
Fashionmall.com, Inc.(60)	4,621	*	—	—	4,621	—	—	—	—	—
Gilad Meiri(61)	206,658	*	—	—	206,658	—	—	—	—	—
Giscard Trading Co S.A.(62)	355,654	*	—	—	355,654	—	—	—	—	—
Gooday Investment Company Ltd.(63)	114,110	*	—	—	114,110	—	—	—	—	—
Greenhouse Venture Partners, LLC(64)	46,208	*	—	—	46,208	—	—	—	—	—
Guatam Kaul(65)	8,397	*	—	—	8,397	—	—	—	—	—
Isaac Applbaum(66)	18,483	*	—	—	18,483	—	—	—	—	—
Lenovo Group Limited(67)	222,260	*	—	—	222,260	—	—	—	—	—
Liberty Technology Venture Capital II, LLC(68)	714,306	*	—	—	714,306	—	—	—	—	—
Marina D Trust(69)	22,224	*	—	—	22,224	—	—	—	—	—
Ofer & Michal Ben Shachar, Trustees the Ben-Shachar Family Trust dtd 06/05/1988(70)	15,135	*	—	—	15,135	—	—	—	—	—
Petrushka Family Trust December 2000(71)	68,924	*	—	—	68,924	—	—	—	—	—
Pitango Venture Capital Fund VI, L.P.(72)	911,462	*	—	—	911,462	—	—	—	—	—
Pitango Venture Capital Fund VI-A, L.P.(72)	75,875	*	—	—	75,875	—	—	—	—	—
Pitango Venture Capital Principals Fund VI, L.P.(72)	12,933	*	—	—	12,933	—	—	—	—	—
Pitango Continuation Fund 2021, L.P.(72)	272,357	*	—	—	272,357	—	—	—	—	—
Pitango Principals Continuation Fund 2021, L.P.(72)	2,752	*	—	—	2,752	—	—	—	—	—
Seffi Kaminitz(73)	3,786	*	—	—	3,786	—	—	—	—	—
SingTel Innov8 Pte Ltd(74)	242,202	*	—	—	242,202	—	—	—	—	—
Rakesh Sood(75)	9,242	*	—	—	9,242	—	—	—	—	—
TriplePoint Ventures 3, LLC(76)	18,483	*	—	—	18,483	—	—	—	—	—
Amdocs Development Ltd.(77)	519,604	*	—	—	519,604	—	—	—	—	—
La LA Maison ITF(78)	446,533	*	—	—	446,533	—	—	—	—	—
Radius Investors, LP(79)	80,456	*	—	—	80,456	—	—	—	—	—
OurCrowd Israel General Partner, L.P.(80)	296,338	*	—	—	296,338	—	—	—	—	—
OurCrowd (Investment in Neura) L.P.(80)	55,181	*	—	—	55,181	—	—	—	—	—
Moneta Capital L.P.(81)	317,378	*	—	—	317,378	—	—	—	—	—
Moneta Capital (Delaware) L.P.(82)	172,188	*	—	—	172,188	—	—	—	—	—
Dan Valach(83)	95	*	—	—	95	—	—	—	—	—
Efrat Katan(84)	285	*	—	—	285	—	—	—	—	—
Eric Desai(85)	1,215	*	—	—	1,215	—	—	—	—	—
Gil Mahler(86)	81,542	*	—	—	81,542	—	—	—	—	—
Michael Vladimer(87)	228	*	—	—	228	—	—	—	—	—
Ori Shaashua(88)	193,713	*	—	—	193,713	—	—	—	—	—
Peter Keyashian(89)	3,364	*	—	—	3,364	—	—	—	—	—
Shimrit Shiran(90)	912	*	—	—	912	—	—	—	—	—
Triinu Magi(91)	63,948	*	—	—	63,948	—	—	—	—	—

Names And Addresses	Securities Beneficially Owned prior to this offering				Securities to be Sold in this offering		Securities Beneficially Owned after this offering
	Ordinary Shares	Percentage	Warrants	Percentage	Ordinary Shares	Warrants	Ordinary Shares	Percentage	Warrants	Percentage
UpWest Labs Fund I, L.P.(92)	40,110	*	—	—	40,110	—	—	—	—	—
IBI Capital Compensation and Trusts (2004) Ltd., FBO Adi Erel(93)	1,139	*	—	—	1,139	—	—	—	—	—
IBI Capital Compensation and Trusts (2004) Ltd., FBO Denis Vichevsky(94)	228	*	—	—	228	—	—	—	—	—
IBI Capital Compensation and Trusts (2004) Ltd., FBO Dror Bren(95)	256	*	—	—	256	—	—	—	—	—
IBI Capital Compensation and Trusts (2004) Ltd., FBO Fade Rudnitsky(96)	1,481	*	—	—	1,481	—	—	—	—	—
IBI Capital Compensation and Trusts (2004) Ltd., FBO Nathan Tedgui(97)	171	*	—	—	171	—	—	—	—	—
IBI Capital Compensation and Trusts (2004) Ltd., FBO Nikita Sherman(98)	775	*	—	—	775	—	—	—	—	—

*	Less than 1%.
(1)

Alliance Ventures B.V. (“AVBV”) is a company incorporated in the Netherlands that is co-owned and co-controlled by Renault S.A.S., Nissan Motor Co. Ltd. and Mitsubishi Motors Corporation (the “Shareholders”). The Shareholders have shared power to direct AVBV, to vote and dispose of the shares by decision of the management board, subject to prior unanimous approval of the supervisory board for certain investment thresholds. The members of the management board and the supervisory board are appointed, dismissed and suspended by the general meeting of the Shareholders, subject to unanimous vote. The business address of each of the Shareholders is as follows: Renault S.A.S., 13-15 Quai Alphonse Le Gallo, 92100 Boulogne-Billancourt, France. Nissan Motor Co., Ltd., 1-1, Takashima 1-chome, Nishi-ku, Yokohama-shi, Kanagawa 220-8686, Japan. Mitsubishi Motors Corporation, 1-21, Shibaura 3-chome, Minato-ku, Tokyo 108-8410, Japan.

(2)

Aptiv PLC (NYSE:APTV), is the ultimate beneficial owner of Aptiv Financial Services (Luxembourg) S.à.r.l. The members of the board of directors of Aptiv PLC may be deemed to have shared voting and dispositive control over the shares. The members of the board of directors of Aptiv PLC are Rajiv L. Gupta, Kevin P. Clark, Richard L. Clemmer, Nancy E. Cooper, Nicholas M. Donofrio, Joseph L. (Jay) Hooley, Merit E. Janow, Sean O. Mahoney, Paul M. Meister, Robert K. (Kelly) Ortberg, Colin J. Parris, and Ana G. Pinczuk. The business address of each of the foregoing is 5 Hanover Quay, Grand Canal Dock, Dublin, D02 VY79, Ireland.

(3)	The address of Arena Capital Fund, LP - Series 3 is 12121 Wilshire Blvd, Ste 1010, Los Angeles, CA 90025. The natural controlling person is Arena Capital Advisors, LLC, as General Partner of the fund.
(4)	The address of Arena Capital Fund, LP - Series 6 is 12121 Wilshire Blvd, Ste 1010, Los Angeles, CA 90025. The natural controlling person is Arena Capital Advisors, LLC, as General Partner of the fund.
(5)

Linburgh Martin, John Sutlic and Scott Schroeder have voting and investment control of the shares held by Atlas Diversified Master Fund, Ltd. and, accordingly, may be deemed to have beneficial ownership of such shares. The address of Atlas Diversified Master Fund, Ltd. is 444 W. Lake St., 50th Floor, Chicago, Illinois 60606.

(6)

Voting and investment power over the shares held by Bansbach Capital Group, LLC is held by Louis P. Bansbach IV, as manager of Bansbach Capital Group, LLC. The address of each of the foregoing is 650 S Cherry Street, Suite 1005, Glendale, Colorado 80246.

(7)

Consists of 16,436,604 ordinary shares held directly by Mr. Volkow and 60,525 ordinary shares subject to options exercisable within 60 days of October 4, 2021. Mr. Volkow is the Chief Executive Officer, Founder and Director of Otonomo.

(8)	The address of Beryl Capital Partners II LP is 1611 S Catalina Ave, Suite 309, Redondo Beach, CA 90277.
(9)	The address of Beryl Capital Partners LP is 1611 S Catalina Ave, Suite 309, Redondo Beach, CA 90277.
(10)

Bessemer Venture Partners IX Institutional L.P. (“Bessemer Institutional”) is an affiliate fund of Bessemer Venture Partners. Deer IX & Co. L.P., or Deer IX L.P. is the general partner of Bessemer Institutional. Deer IX & Co. Ltd., or Deer IX Ltd. is the general partner of Deer IX L.P. Robert P. Goodman, David J. Cowan, Jeremy S. Levine, Byron B. Deeter, Robert M. Stavis and Adam Fisher are the directors of Deer IX Ltd. and hold the voting and dispositive power for Bessemer Institutional. Investment and voting decisions with respect to the shares held by Bessemer Institutional are made by the directors of Deer IX Ltd. acting as an investment committee. Mr. Geisse and Mr. Karp, members of the board of directors of Otonomo, are each Partners at Bessemer Venture Partners. The address of each of these entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York 10538.

(11)

Bessemer Venture Partners IX L.P. (“Bessemer IX”) is an affiliate fund of Bessemer Venture Partners. Deer IX & Co. L.P., or Deer IX L.P. is the general partner of Bessemer IX. Deer IX & Co. Ltd., or Deer IX Ltd. is the general partner of Deer IX L.P. Robert P. Goodman, David J. Cowan, Jeremy S. Levine, Byron B. Deeter, Robert M. Stavis and Adam Fisher are the directors of Deer IX Ltd. and hold the voting and dispositive power for Bessemer IX. Investment and voting decisions with respect to the shares held by Bessemer IX are made by the directors of Deer IX Ltd. acting as an investment committee. Mr. Geisse and Mr. Karp, members of the board of directors of Otonomo, are each Partners at Bessemer Venture Partners. The address of each of these entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York 10538.

(12)	The address of BNP Paribas Funds Energy Transition is c/o BNP Paribas Asset Management UK Limited, 5 Aldermanbury Square, London EC2V 7BP, UK.
(13)	The address of Bond Oman is 2932 Foster Creighton Dr., Nashville, TN 37204.
(14)

Corbin Capital Partners, L.P. (“CCP”) is the investment manager of Corbin Hedged Equity Fund, L.P. CCP and its general partner, Corbin Capital Partners Group, LLC, may be deemed beneficial owners of the securities being registered in the Registration Statement on behalf of Corbin Hedged Equity Fund, L.P. The address of the foregoing persons is 590 Madison Avenue, 31st Floor, New York, NY 10022.

(15)	D. E. Shaw Oculus Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the securities directly owned by it.

D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf.

D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any securities of Otonomo directly, and each such entity disclaims beneficial ownership of the securities.

David E. Shaw does not own any securities of Otonomo directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities and, therefore, David E. Shaw may be deemed to be the beneficial owner of the securities. David E. Shaw disclaims beneficial ownership of the securities.

The address of D. E. Shaw Oculus Portfolios, L.L.C. is c/o D. E. Shaw & Co., L.P., 1166 Avenue of the Americas, 9th Floor, New York, New York 10036.

(16)	D. E. Shaw Valence Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the securities directly owned by it.

D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the securities on DESCO LP’s and DESCO LLC’s behalf.

D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of Otonomo directly, and each such entity disclaims beneficial ownership of the securities.

David E. Shaw does not own any securities of Otonomo directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities and, therefore, David E. Shaw may be deemed to be the beneficial owner of the securities. David E. Shaw disclaims beneficial ownership of the securities.

The address of D. E. Shaw Valence Portfolios, L.L.C. is c/o D. E. Shaw & Co., L.P., 1166 Avenue of the Americas, 9th Floor, New York, New York 10036.

(17)	The address of EMC Corporation is c/o Dell Technologies Capital, 430 Cowper St, Palo Alto, CA 94301.
(18)	These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC.

Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(19)

The address of FIAM Target Date Blue Chip Growth Commingled Pool is State Street Bank & Trust PO Box 5756, Boston, Massachusetts 02206, Attn: FLAPPER CO fbo FIAM Target Date Blue Chip Growth Commingled Pool.

(20)	The address of Fidelity Advisor Series I: Fidelity Advisor Balanced Fund - Information Technology Sub is c/o BNY Mellon, PO Box 392002, Pittsburgh, PA 15230.
(21)	The address of Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund is Mag & Co. c/o Brown Brothers Harriman & Co. Attn: Corporate Actions /Vault, 140 Broadway, New York, NY 10005.
(22)

The address of Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund is State Street Bank & Trust, PO Box 5756, Boston, Massachusetts 02206, Attn: WARMWIND + CO fbo Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund.

(23)

The address of Fidelity Blue Chip Growth Commingled Pool By: Fidelity Management Trust Company, as Trustee, is Mag & Co. c/o Brown Brothers Harriman & Co., Attn: Corporate Actions /Vault, 140 Broadway, New York, NY 10005.

(24)

The address of Fidelity Blue Chip Growth Institutional Trust by its manager Fidelity Investments Canada ULC is State Street Bank & Trust, PO Box 5756, Boston, Massachusetts 02206, Attn: THISBE & Co: FBO Blue Chip Growth Institutional Trust.

(25)

The address of Fidelity NorthStar Fund - Sub D by its manager Fidelity Investments Canada ULC, is State Street Bank & Trust, PO Box 5756, Boston, Massachusetts 02206, Attn: THISBE co fbo Fidelity NorthStar Fund - Sub D.

(26)

The address of Fidelity Puritan Trust: Fidelity Balanced Fund - Information Technology Sub is The Northern Trust Company, Attn: Trade Securities Processing, 333 South Wabash Ave, 32nd Floor, Chicago, Illinois 60604.

(27)

The address of Fidelity Puritan Trust: Fidelity Balanced K6 Fund - Information Technology Sub-portfolio is The Northern Trust Company, Attn: Trade Securities Processing, 333 South Wabash Ave, 32nd Floor, Chicago, Illinois 60604.

(28)

The address of Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund is State Street Bank & Trust, PO Box 5756, Boston, Massachusetts 02206, Attn: WAVECHART + CO fbo Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund.

(29)

The address of Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund is The Northern Trust Company, Attn: Trade Securities Processing, 333 South Wabash Ave, 32nd Floor, Chicago, Illinois 60604.

(30)	The address of Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund is The Northern Trust Company, Attn: Trade Securities Processing, 333 South Wabash Ave, 32nd Floor, Chicago, Illinois 60604.
(31)

The address of Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund is State Street Bank & Trust, PO Box 5756, Boston, Massachusetts 02206, Attn: WAVECHART + CO fbo Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund.

(32)	The address of Fidelity Select Portfolios : Select Automotive Portfolio is Mag & Co., c/o Brown Brothers Harriman & Co., Attn: Corporate Actions /Vault, 140 Broadway, New York, NY 10005.
(33)	The address of Fidelity Select Portfolios: Select Technology Portfolio is Mag & Co., c/o Brown Brothers Harriman & Co., Attn: Corporate Actions /Vault, 140 Broadway, New York, NY 10005.
(34)

The address of Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC is State Street Bank & Trust, PO Box 5756, Boston, Massachusetts 02206, Attn: THISBE co fbo Fidelity U.S. Growth Opportunities Investment Trust.

(35)

Voting and investment power over the shares held by such entity resides with its investment manager, Glazer Capital, LLC (“Glazer Capital”). Mr. Paul J. Glazer (“Mr. Glazer”), serves as the Managing Member of Glazer Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Glazer, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individuals and entities is c/o Glazer Capital, LLC, 250 West, 55th Street, Suite 30A, New York, New York 10019.

(36)

Voting and investment power over the shares held by such entity resides with its investment manager, Glazer Capital, LLC (“Glazer Capital”). Mr. Paul J. Glazer (“Mr. Glazer”), serves as the Managing Member of Glazer Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Glazer, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individuals and entities is c/o Glazer Capital, LLC, 250 West, 55th Street, Suite 30A, New York, New York 10019.

(37)

Voting and investment power over the securities held by Hartford Growth Fund Limited resides with Steven Clark, Peter Heaps and Thierry Nakache. The address of Hartford Growth Fund Limited is c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.

(38)

Voting and investment power over the securities held by Hearst Ventures, Inc. resides with Kenneth A. Bronfin, James M. Asher and Mitchell I. Scherzer. The address of Hearst Ventures, Inc. is 300 West 57th Street, New York, NY 10019.

(39)

Voting and investment power over the shares held by such entity resides with its investment manager, Glazer Capital, LLC (“Glazer Capital”). Mr. Paul J. Glazer (“Mr. Glazer”), serves as the Managing Member of Glazer Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Glazer, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individuals and entities is c/o Glazer Capital, LLC, 250 West, 55th Street, Suite 30A, New York, New York 10019.

(40)

Voting and investment power over the securities held by Hood River Capital Management, LLC resides with Brian Smoluch, Chief Executive Officer and Portfolio Manager of Hood River Capital Management LLC, the investment advisor to Hood River Small-Cap Growth Fund. The address of the foregoing individuals and entities is 2373 PGA Blvd., Suite 200, Palm Beach Gardens, FL 33410.

(41)

Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of the foregoing individuals and entities is c/o Kepos Capital LP, 11 Times Square, 35th Flr, New York, NY 10036.

(42)

Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of the foregoing individuals and entities is c/o Kepos Capital LP, 11 Times Square, 35th Flr, New York, NY 10036.

(43)

Securities hereby offered consist of (i) 147,760 ordinary shares held by Lugard Road Capital Master Fund, LP (“Lugard”) beneficially owned by Luxor Capital Group, LP, the investment manager of Lugard; (ii) 509 ordinary shares held by Luxor Capital Partners Long Offshore Master Fund, LP (“Luxor Long Offshore”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Long Offshore (iii) 1,842 ordinary shares held by Luxor Capital Partners Long, LP (“Luxor Long”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Long; (iv) 43,850 ordinary shares held by Luxor Capital Partners Offshore Master Fund, LP(“Luxor Offshore”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Offshore; (v) 69,709 ordinary shares held by Luxor Capital Partners, LP (“Luxor Capital”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Capital; (vi) 31,400 ordinary shares held by Luxor Wavefront, LP (“Luxor Wavefront”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Wavefront; and (vii) 4,930 ordinary shares held by Luxor Gibraltar, LP - Series 1 (“Luxor Gibraltar”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Gibraltar. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Luxor Long Offshore, Luxor Long, Luxor Offshore, Luxor Capital, Luxor Wavefront, and Luxor Gibraltar. Jonathan Green, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities held by Lugard. Mr. Leone and Mr. Green each disclaims beneficial ownership of any of the PIPE shares over which each exercises voting and investment power. The mailing address of each of the above-mentioned funds is 1114 Avenue of the Americas, 28th Fl New York, NY 10036.
(44)

Steven Ng and Andrew Mitchell are the control persons of Ophir Asset Management Pty Ltd as Agent for the Ophir Global Opportunities Fund. The address of the foregoing individuals and entities is Level 26, Governor Phillip Tower, 1 Farrer Place, Sydney NSW 2000, Australia.

(45)

Corbin Capital Partners, L.P. (“CCP”) is the investment manager of Pinehurst Partners, L.P., CCP and its general partner, Corbin Capital Partners Group, LLC, may be deemed beneficial owners of the securities being registered in this prospectus on behalf of Pinehurst Partners, L.P. Craig Bergstrom is the Chief Investment Officer of CCP, the investment manager of this Selling Securityholder, and accordingly may be deemed to have voting and dispositive power with respect to the shares held by this Selling Securityholder. Mr. Bergstrom disclaims beneficial ownership of such shares. The address of the foregoing individuals and entities is 590 Madison Avenue, 31st Floor, New York, NY 10022.

(46)

Senvest Management, LLC may be deemed to beneficially own the securities held by Senvest Master Fund, LP and Senvest Technology Partners Master Fund, LP (the “Senvest Investment Vehicles”) by virtue of Senvest Management, LLC’s position as investment manager of the Senvest Investment Vehicles. Richard Mashaal may be deemed to beneficially own the securities held by the Senvest Investment Vehicles by virtue of Mr. Mashaal’s status as the managing member of Senvest Management, LLC. The mailing address of the foregoing entities is 540 Madison Avenue 32nd Floor, New York, NY 10022.

(47)

Capital Research and Management Company (“CRMC”) is the investment adviser for SMALLCAP World Fund, Inc. (“SCWF”). For purposes of the reporting requirements of the Exchange Act, CRMC and Capital World Investors (“CWI”) may be deemed to be the beneficial owner of the securities held by SCWF; however, each of CRMC and CWI expressly disclaims that it is, in fact, the beneficial owner of such securities. Brady L. Enright, Julian N. Abdey, Jonathan Knowles, Gregory W. Wendt, Peter Eliot, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Harold H. La, Dimitrije Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Michael Beckwith, and Arun Swaminathan, as portfolio managers, have voting and investment powers over the securities held by SCWF. The address of SCWF is c/o Capital Research and Management Company, 333 S. Hope St., 50th Floor, Los Angeles, California 90071. SCWF acquired the securities being registered hereby in the ordinary course of its business

(48)

Consists of (a) 4,312,500 ordinary shares, (b) 5,200,000 ordinary shares issuable upon the exercise of warrants, and (c) 5,200,000 warrants. Software Acquisition Holdings II LLC (the “Sponsor”) is the record holder of such shares. The Sponsor is controlled by a board of managers which consists of Jonathan Huberman, Mike Nikzad and Andrew Nikou. As such, they have voting and investment discretion with respect to the ordinary shares held of record by the Sponsor and may be deemed to have shared beneficial ownership of the ordinary shares held directly by the Sponsor. Mr. Huberman, a member of the board of directors of Otonomo, is affiliated with the Sponsor. The address of each of the foregoing individuals and entities is 1980 Festival Plaza Drive, Ste. 300, Las Vegas, Nevada 89135.

(49)

Ron Senator has voting and investment control over the securities held by Sphera Master Fund LP. The address of the foregoing individual and entity is c/o Sphera Fund Mangement 2 Haa’rbaa St., Platinum Houas, Tel Aviv, Israel.

(50)

Stage One II Holdings Ltd. is the General Partner of the General Partner of Stage One Venture Capital Fund II (Israel), L.P. and Stage One Venture Capital Fund II (Cayman) L.P. (collectively, “Stage One”). The General Partner of the General Partner has the voting power to direct Stage One to vote and dispose of the securities beneficially owned. The controlling persons of Stage One II Holdings Ltd. are Tal Slobodkin and Yuval Cohen and they may be deemed to have shared voting and dispositive power over the shares. Mr. Cohen and Mr. Schnaider, members of the board of directors of Otonomo, are each affiliated with Stage One. The business address of the entities and persons named herein is 12 Abba Eban Blvd., Eckerstein Towers, Bldg. D, 3rd Floor, Herzliya Pituach, Israel, 4672530.

(51)

Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC

and Sander Gerber disclaims beneficial ownership over these securities. The business address of the entities and persons named herein is 777 Third Avenue, 30th Floor, New York, NY 10017.
(52)

K2 Genpar 2017 Inc. is the general partner of The K2 Principal Fund L.P. and Daniel Gosselin, Secretary of K2 Genpar 2017 Inc., has investment and dispositive power over the securities beneficially owned by The K2 Principal Fund L.P. The business address of the entities and persons named herein is 2 Bloor Street West, Suite 801, Toronto, Canada M4W 3E2.

(53)	The address of Variable Insurance Products Fund III: VIP Balanced Portfolio - Information Technology Sub is BNY Mellon, PO Box 392002, Pittsburgh PA 15230.
(54)

The address of Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio is The Northern Trust Company, Attn: Trade Securities Processing, 333 South Wabash Ave, 32nd Floor, Chicago, Illinois 60604.

(55)	Voting and investment power over the ordinary shares is held by Manish Agarwal and Marc Lewden. The address of AXA Strategic Ventures US, LLC is 1280 Avenue of the Americas, New York, New York 10104.
(56)	Voting and investment power over the ordinary shares is held by Gilad Meiri. The address of DAF Holdings LLC is 85 4th Avenue, suite 1003, New York, New York 10003.
(57)

Voting and investment power over the ordinary shares is held by Pak Tam Li and Xiang Gong (Pak Tam Li disclaims any beneficial ownership of the ordinary shares). The address of DE Capital Ltd. is Rm1204-07, 12F, Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong.

(58)	The address of Dore Friedman is 85 4th Avenue, Apartment 1300, New York, New York 10003.
(59)	The address of Ehud Feldman is 3 Zevulun St., Jerusalem 93468 Israel.
(60)	Voting and investment power over the ordinary shares is held by Ben Narasin. The address of Fashionmall.com, Inc. is 774 Mays Blvd. #10259, Incline Village, NV 89451.
(61)	The address of Gilad Meiri is 673 Bend Drive, Sunnyvale, California 94087.
(62)

Voting and investment power over the ordinary shares is held by Mirna Maduro de Perez, Hanoj Perez and Michael Perez (Mirna Maduro de Perez disclaims any beneficial ownership of the ordinary shares). The address of Giscard Trading Co S.A. is Edificio Capital Plaza, Piso 15, Paseo Roberto Motta, Costa Del Este Apartado Postal, 0816-02984, Panama.

(63)	Voting and investment power over the ordinary shares is held by Ofir Azory and Daria Yovel Azuay. The address of Gooday Investment Company Ltd. is 89 Medinat Hayehudim St. Herzliya, Israel.
(64)

Voting and investment power over the ordinary shares is held by Peter D. Henig. Mr. Henig, Manager of Greenhouse Venture Partners, LLC, was a member of the board of directors of Neura prior to the Neura Acquisition. The address of Greenhouse Venture Partners, LLC is 1 Gate, 6 Rdd., Bld. B, Suite 203, Sausalito, California 94965.

(65)	The address of Guatam Kaul is 1725 Charlton Street, Ann Arbor, Michigan 48013.
(66)	The address of Isaac Applbaum is 837 Longridge Road, Oakland, California 94610.
(67)	Voting and investment power over the ordinary shares is held by WaiMing Wong. The address of Lenovo Group Limited is 23/F Lincoln House, Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong.
(68)

Voting and investment power over the ordinary shares is held by its Majority Member, LIC Israel Investment, LLC. Liberty Technology Venture Capital II, LLC had the right to nominate a member of the board of directors of Neura prior to the Neura Acquisition. The address of Liberty Technology Venture Capital II, LLC is 12300 Liberty Boulevard, Eaglewood, Colorado 80112.

(69)	The address of Marina D Trust is 85th 4 Ave., Suite 1003, New York, New York 10003.
(70)

Voting and investment power over the ordinary shares is held by Ofer Ben-Schachar and Michal Ben-Shachar, co-trustees. The address of Ofer & Michal Ben Shachar, Trustees the Ben-Shachar Family Trust dtd 06/05/1988 is 325 Seale Avenue, Palo Alto, California 94301.

(71)

Voting and investment power over the ordinary shares is held by Liron Petrushka and Naomi Petrushka. The address of Petrushka Family Trust December 2000 is 1041 Apollo Court, Incline Village, Nevada 89451.

(72)

Voting and investment power over the ordinary shares is held by Rami Kalish and Zeev Binman, each of whom disclaims any beneficial ownership of the ordinary shares. Mr. Kalish, Managing General Partner of the securityholders, was a member of the board of directors of Neura prior to the Neura Acquisition. The address for Pitango Venture Capital Fund VI, L.P., Pitango Venture Capital Fund VI-A, L.P., Pitango

Venture Capital Principals Fund VI, L.P., Pitango Continuation Fund 2021, L.P. and Pitango Principals Continuation Fund 2021, L.P. is 11 Hamenofim Street, Herzliya Israel.
(73)	The address of Seffi Kaminitz is 11506 Bianchini Lane, Cupertino, California 95014.
(74)	Voting and investment power over the ordinary shares is held by the seven directors of the securityholder. The address of SingTel Innov8 Pte Ltd is 31 Exeter Road, ComCentre, Singapore 239732.
(75)	The address of Rakesh Sood is 4218 Ynigo Way, Palo Alto, California 94306.
(76)	The address of TriplePoint Ventures 3, LLC is 2755 Sand Hill Road, Suite 150, Menlo Park, California 94025.
(77)

Voting and investment power over the ordinary shares is held by Marina Eleni Smilas, Georgios Andreou, Ioannis Tinis and Andriani Vasou (each of whom disclaims any beneficial ownership of the ordinary shares). Amdocs Development Ltd. had the right to nominate a member of the board of directors of Neura prior to the Neura Acquisition. The address for Amdocs Development Ltd. is 141 Omonia Avenue, The Maritime Centre, PO Box 50483 , 3606 Limassol, Cyprus.

(78)

Voting and investment power over the ordinary shares is held by the eight Managers of La Maison SA, Manager of the securityholder. The address of La LA Maison ITF is 68-70 Boulevard de la Pétrusse L-2320 Luxembourg.

(79)

Voting and investment power over the ordinary shares is held by Thomas W. Watts IV, Managing Partner of Radius Management, LLC, general partner of Radius Investors, LP. The address of Radius Investors, LP is 99 Park Avenue, Suite 1920, New York, New York 10016.

(80)

Represent shares held by OurCrowd General Partner, LP and OurCrowd (Investment in Neura) L.P. (“OurCrowd Entities”). OurCrowd General Partner Limited (“OC General Partner”) is the ultimate controlling general partner of OurCrowd Entities. OC General Partner has the power to direct OurCrowd Entities, to vote and dispose of the shares by decision of its CEO and Director, Mr. Jonathan Medved, who has 80% voting rights. The business address of the foregoing person is c/o OurCrowd, 28 Derech Hebron, Jerusalem 9354214, Israel. Information provided by OurCrowd Entities on October 13, 2021.

(81)

Voting and investment power over the ordinary shares is held by Meirav Har Noy. Moneta Capital L.P.’s general partner had the right to nominate a member of the board of directors of Neura prior to the Neura Acquisition. The address of Moneta Capital L.P. is 1008 Willow House Cricket Square Grand Cayman KY1-1001.

(82)

Voting and investment power over the ordinary shares is held by Meirav Har Noy. Moneta Capital (Delaware) L.P.’s general partner had the right to nominate a member of the board of directors of Neura prior to the Neura Acquisition. The address of Moneta Capital (Delaware) L.P. is 1000 N. West St. #1501 Wilmington DE 19801.

(83)	The address of Dan Valach is Beit Keshet, D.N. Galil Tahton, 1524700.
(84)	The address of Efrat Katan is 30 N. Gould St., Suite 21355, Sheridan, Wyoming 82801.
(85)	The address of Eric Desai is 22 Amicita Avenue, Mill Valley, California 94941.
(86)	Gil Mahler was the Vice President of R&D of Neura prior to the Neura Acquisition. The address of Gil Mahler is 26 Arik Einstein St. Herzeliya, Israel.
(87)	The address of Michael Vladimer is 941 Guerrero Street, San Francisco, California 94110.
(88)	Ori Shaashua was the Chief Product Officer and a member of the board of directors of Neura prior to the Neura Acquisition. The address of Ori Shaashua is 52a Hameginim street Herzliya, Israel 46666.
(89)	The address of Peter Keyashian is 1161 Via Jose, San Jose, California 95120.
(90)	The address of Shimrit Shiran is 29a Templars Avenue, London, NW11 0NU, United Kingdom.
(91)	Triinu Magi was the Chief Technology Officer of Neura prior to the Neura Acquisition. The address of Triinu Magi is Hameginim 52a, Herzeliya, Israel.
(92)

Voting and investment power over the ordinary shares is held by Gil Ben-Artzy, Shuly Galili and Liron Petrushka. The address of UpWest Labs Fund I, L.P. is 550 S California Ave, Suite #1, Palo Alto, CA 94306.

(93)	The address of IBI Capital Compensation and Trusts (2004) Ltd., FBO Adi Erel is 50 North Mill Apartments, Lovelace Street, London, United Kingdom E8 4FE.
(94)	The address of IBI Capital Compensation and Trusts (2004) Ltd., FBO Denis Vichevsky is Pinhas Lavon 21, Netanya Israel 4270127.

(95)	The address of IBI Capital Compensation and Trusts (2004) Ltd., FBO Dror Bren is Pineles 4, Tel Aviv, 6226502, Israel.
(96)	The address of IBI Capital Compensation and Trusts (2004) Ltd., FBO Fade Rudnitsky is 16 Mishmeret Rd., Mishmeret 4069500, Israel.
(97)	The address of IBI Capital Compensation and Trusts (2004) Ltd., FBO Nathan Tedgui is 11 Impasse Truillot 75011 Paris, France.
(98)	The address of IBI Capital Compensation and Trusts (2004) Ltd., FBO Nikita Sherman is Bloch St 10/2, Tel Aviv-Yaffo, Israel.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions—SWAG

Founder Shares

On June 16, 2020, SWAG issued an aggregate of 4,312,500 Founder Shares to the Sponsor for an aggregate purchase price of $25,000.

The Sponsor agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (i) one year after the completion of a Business Combination or (ii) the date on which SWAG completes a liquidation, merger, capital stock exchange or similar transaction that results in the SWAG stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

SWAG Private Placement Warrants

Simultaneously with the consummation of the SWAG IPO and the subsequent exercise of the underwriter’s overallotment option, SWAG consummated the private sale of 5,200,000 private placement warrants to the Sponsor at $1.00 per warrant generating gross proceeds of $5,200,000. The private placement warrants are identical to the warrants underlying the units sold in the SWAG IPO, except that the private placement warrants are not transferable, assignable or salable until 30 days after the completion of a business combination, subject to certain limited exceptions.

Agreements with the Sponsor

SWAG agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the three months ended September 30, 2020 and for the period from June 16, 2020 (inception) through September 30, 2020, SWAG incurred $5,000 in fees for these services, which amount is included in accounts payable and accrued expenses in the condensed balance sheet of SWAG at September 30, 2020 included elsewhere in this registration statement.

Reimbursement of Expenses

Other than as described above, no compensation of any kind was paid by SWAG to the Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the initial business combination. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on SWAG’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, of which there were none as of the date of this registration statement. SWAG’s audit committee reviews on a quarterly basis all payments that were made to the Sponsor, officers, directors or its or their affiliates.

Registration Rights

The holders of SWAG’s shares prior to the SWAG IPO, as well as the holders of the Founder Shares, private units and private placement warrants and any warrants the Sponsor or its affiliates may be issued in payment of working capital loans made to SWAG (and any shares of Class A Stock issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares), are entitled to registration rights pursuant to an agreement signed on the effective date of the SWAG IPO. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that SWAG register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an initial business combination and rights to require SWAG to register for resale such securities pursuant to Rule 415 under the Securities Act. SWAG will bear the expenses incurred in connection with the filing of any such registration statements.

Certain Relationships and Related Person Transactions—Otonomo

Rights of Appointment

Pursuant to the Otonomo Articles as in effect immediately prior to the Business Combination, certain of Otonomo’s shareholders, including related parties, had rights to appoint directors and observers to its board of directors.

All rights to appoint directors and observers terminated upon the closing of the Business Combination on August 13, 2021.

Agreements with Officers

Employment Agreements. Otonomo entered into employment agreements with each of its executive officers, and the terms of each individual’s employment or service, as applicable, were approved by Otonomo’s board of directors. These agreements provide for notice periods of varying duration for termination of the agreement by us or by the relevant executive officer, during which time the executive officer will continue to receive base salary and benefits. These agreements also contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law.

Options. Since Otonomo’s inception, Otonomo has granted options to purchase ordinary shares to its executive officers and directors. Such ordinary shares issuable under these options are subject to contractual lock-up agreements with Otonomo or the underwriters.

Exculpation, indemnification, and insurance. The Otonomo Articles permit it to exculpate, indemnify and insure certain of its officeholders (as such term is defined under the Companies Law) to the fullest extent permitted by the Companies Law. Otonomo entered into agreements with certain officeholders, exculpating them from a breach of their duty of care to Otonomo to the fullest extent permitted by law and undertaking to indemnify them to the fullest extent permitted by law, subject to certain exceptions, including with respect to liabilities resulting from the closing of the Business Combination to the extent that these liabilities are not covered by insurance.

Approval of Related Party Transactions under Israeli Law

Fiduciary Duties of Directors and Executive Officers

The Companies Law codifies the fiduciary duties that office holders owe to a company. An office holder is defined in the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of such person’s title, a director and any other manager directly subordinate to the general manager. Each person listed in the table under the section titled “Management—Management and Board of Directors” is an office holder under the Companies Law.

An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of loyalty requires that an office holder act in good faith and in the best interests of the company.

The duty of care includes a duty to use reasonable means to obtain:

•	information on the appropriateness of a given action submitted for his or her approval or performed by virtue of his or her position; and

•	all other important information pertaining to these actions.

The duty of loyalty includes a duty to:

•	refrain from any conflict of interest between the performance of his or her duties in the company and his or her personal affairs;

•	refrain from any activity that is competitive with the business of the company;

•	refrain from exploiting any business opportunity of the company in order to receive a personal gain for himself or herself or others; and

•	disclose to the company any information or documents relating to the company’s affairs which the office holder received as a result of his or her position as an office holder.

Under the Companies Law, a company may approve an act specified above which would otherwise constitute a breach of the office holder’s duty of loyalty, provided that the office holder acted in good faith, neither the act nor its approval harms the company and the office holder discloses his, her or its personal interest a sufficient time before the approval of such act. Any such approval is subject to the terms of the Companies Law setting forth, among other things, the appropriate organs of the company required to provide such approval and the methods of obtaining such approval.

Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions

The Companies Law requires that an office holder promptly disclose to the board of directors any personal interest that he or she may have, and all related material information known to him or her concerning any existing or proposed transaction with the company. A personal interest includes an interest of any person in an act or transaction of a company, including a personal interest of one’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director or general manager or in which he or she has the right to appoint at least one director or the general manager, but excluding a personal interest stemming solely from one’s ownership of shares in the company. A personal interest includes the personal interest of a person for whom the office holder holds a voting proxy or the personal interest of the office holder with respect to the officer holder’s vote on behalf of a person for whom he or she holds a proxy even if such shareholder has no personal interest in the matter.

If it is determined that an office holder has a personal interest in a non-extraordinary transaction, approval by the board of directors is required for the transaction, unless the company’s articles of association provide for a different method of approval. Any transaction that is adverse to the company’s interests may not be approved by the board of directors.

Approval first by the company’s audit committee and subsequently by the board of directors is required for an extraordinary transaction, meaning any transaction that is not in the ordinary course of business, not on market terms or that is likely to have a material impact on the company’s profitability, assets or liabilities.

A director and any other office holder who has a personal interest in a transaction which is considered at a meeting of the board of directors or the audit committee may generally (unless it is with respect to a transaction which is not an extraordinary transaction) not be present at such a meeting or vote on that matter unless a majority of the directors or members of the audit committee, as applicable, have a personal interest in the matter. If a majority of the members of the audit committee or the board of directors has a personal interest in the approval of such a transaction then all of the directors may participate in deliberations of the audit committee or board of directors, as applicable, with respect to such transaction and vote on the approval thereof and, in such case, shareholder approval is also required.

Pursuant to the Companies Law, compensation arrangements including insurance, indemnification or exculpation arrangements with office holders generally require compensation committee approval and subsequent approval by the board of directors. Compensation arrangements need to comply with the compensation policy of the company. In special circumstances, the compensation committee and the board of directors may approve compensation arrangements that do not comply with the compensation policy of the company, subject to the approval of a majority vote of the shares present and voting at a shareholders meeting, provided that either: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such compensation arrangement; or (b) the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation arrangement and who vote against the arrangement does not exceed two percent of the company’s aggregate voting rights (the “Special Majority Vote for Compensation”). In the event that the Special Majority Vote for Compensation is not obtained, the compensation committee and the board of directors may, subject to certain requirements stipulated in the Companies Law, reconsider the compensation arrangement and approve it, after a detailed review.

Shareholder Duties

Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the company and other shareholders and to refrain from abusing his or her power with respect to the company, including, among other things, in voting at a general meeting and at shareholder class meetings with respect to the following matters:

•	an amendment to the company’s articles of association;

•	an increase of the company’s authorized share capital;

•	a merger; or

•	interested party transactions that require shareholder approval.

In addition, a shareholder has a general duty to refrain from discriminating against other shareholders. Certain shareholders also have a duty of fairness toward the company. These shareholders include any controlling shareholder as such term is used under the Companies Law, any shareholder who knows that it has the power to determine the outcome of a shareholder vote and any shareholder who has the power to appoint or to prevent the appointment of an office holder of the company or exercise any other rights available to it under the company’s articles of association with respect to the company. The Companies Law does not define the substance of this duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty of fairness.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership and disposition of ordinary shares and warrants. This discussion applies only to ordinary shares and warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership and disposal of ordinary shares and warrants. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Otonomo has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	regulated investment companies and real estate investment trusts;

•	brokers, dealers or traders in securities;

•	traders in securities that elect to mark to market interested party transactions that require shareholder approval;

•	tax-exempt organizations or governmental organizations;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•

persons holding ordinary shares and/or warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to ordinary shares and/or warrants, as the case may be, being taken into account in an applicable financial statement;

•	persons that actually or constructively own 5% or more (by vote or value) of the ordinary shares;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	U.S. Holders having a functional currency other than the U.S. dollar;

•	persons who hold or received ordinary shares and/or warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares of ordinary shares and/or warrants, as the case may be, that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or;

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares and/or warrants, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO HOLDERS OF ORDINARY SHARES AND WARRANTS WILL DEPEND ON EACH HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF ORDINARY SHARES AND WARRANTS.

U.S. Holders

Distributions on ordinary shares

If Otonomo makes distributions of cash or property on the ordinary shares, the gross amount of such distributions (including any amount of foreign taxes withheld) will be treated for U.S. federal income tax purposes first as a dividend to the extent of Otonomo’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. If Otonomo does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions below under “ —Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

•

either (a) the shares are readily tradable on an established securities market in the United States, or (b) Otonomo is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

•

Otonomo is neither a PFIC (as discussed below under below under “—Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for Otonomo’s in any taxable year in which the dividend is paid or the preceding taxable year;

•	the U.S. Holder satisfies certain holding period requirements; and

•	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

There can be no assurances that Otonomo will be eligible for benefits of an applicable comprehensive income tax treaty between the United States and Israel. In addition, there also can be no assurance that ordinary shares will be considered “readily tradable” on an established securities market in the United States in accordance with applicable legal authorities. Furthermore, Otonomo will not constitute a “qualified foreign corporation” for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “ —Passive Foreign Investment Company Rules.” U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to ordinary shares. Subject to certain exceptions, dividends on ordinary shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Otonomo with respect to the ordinary shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

Sale, Exchange, Redemption or Other Taxable Disposition of ordinary shares and warrants.

Subject to the discussion below under “ —Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of ordinary shares or warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such ordinary shares and/or warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of ordinary shares or warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the ordinary shares and/or warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any Israeli tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such U.S. Holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under the income tax treaty between the United States and Israel (the “Treaty”), which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in ordinary shares received upon exercise of the warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the warrant received therefore and the exercise price. The U.S. Holder’s holding period for an ordinary share received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder that has otherwise received no proceeds with respect to such warrant generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current U.S federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the ordinary shares received would equal the U.S. Holder’s basis in the warrants exercised therefore. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrants exercised therefore.

It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “ —Sale, Exchange, Redemption or Other Taxable Disposition of ordinary shares and warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of ordinary shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between (i) the fair market value of the warrants deemed surrendered and (ii) the U.S. Holder’s tax basis in such warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of (i) U.S. Holder’s tax basis in the warrants deemed exercised and (ii) the exercise price of such warrants. A U.S. Holder’s holding period for the ordinary shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of warrants.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed under “Description of warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a warrant would, however, be treated as receiving a constructive distribution from Otonomo if, for example, the adjustment increases the holder’s proportionate interest in Otonomo’s assets or earnings and profits (for instance, through an increase in the number of ordinary shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the ordinary shares which is taxable to the holders of such shares as described under “ —Distributions on ordinary shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such warrant received a cash distribution from Otonomo equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the ordinary shares could be materially different from that described above, if Otonomo is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•	at least 75% of its gross income for such year is passive income; or

•

at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, Otonomo will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Otonomo owns, directly or indirectly, 25% or more (by value) of the stock.

Based on the current and anticipated composition of the income, assets and operations of Otonomo and its subsidiaries, Otonomo does not believe it will be treated as a PFIC for the current taxable year.3 However, there can be no assurances in this regard, nor can there be any assurances that Otonomo will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and Otonomo can make no assurances that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Whether Otonomo or any of its subsidiaries is treated as a PFIC is determined on an annual basis. The determination of whether Otonomo or any of its subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of Otonomo’s income and assets, and the market value of its and its subsidiaries’ shares and assets. Changes in the composition of Otonomo’s or any of its subsidiaries’ income or composition of Otonomo’s or any of its subsidiaries’ assets may cause it to be or become a PFIC for the current or subsequent taxable years. Under the PFIC rules, if Otonomo were considered a PFIC at any time that a U.S. Holder owns ordinary shares or warrants, Otonomo would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its ordinary shares or warrants at their fair market value on the last day of the last taxable year in which Otonomo is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the ordinary shares or warrants with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Otonomo subsequently becomes a PFIC.

For each taxable year that Otonomo is treated as a PFIC with respect to a U.S. Holder’s ordinary shares or warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its ordinary shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

•

the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which Otonomo is a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the ordinary shares or warrants cannot be treated as capital gains, even though the U.S. Holder holds the ordinary shares or warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Otonomo may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that Otonomo does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of Otonomo’s subsidiaries.

[3]	Note to Draft: To be confirmed by Otonomo.

If Otonomo is a PFIC, a U.S. Holder of ordinary shares (but not warrants) may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its ordinary shares only if Otonomo provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Otonomo will endeavor to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the ordinary shares in the event Otonomo is treated as a PFIC for any taxable year. There can be no assurance, however, that Otonomo will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election. In addition, U.S. Holders of warrants will not be able to make a QEF election with respect to their warrants.

In the event Otonomo is a PFIC, a U.S. Holder that makes a QEF election with respect to its ordinary shares would generally be required to include in income for each year that Otonomo is treated as a PFIC the U.S. Holder’s pro rata share of Otonomo’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the ordinary shares. Any net deficits or net capital losses of Otonomo for a taxable year would not be passed through and included on the tax return of the U.S. Holder, however. A U.S. Holder’s basis in the ordinary shares would be increased by the amount of income inclusions under the qualified electing fund rules. Dividends actually paid on the ordinary shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the ordinary shares by a corresponding amount.

If Otonomo owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to Otonomo’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis.

If a U.S. Holder does not make a QEF election (or a mark-to-market election, as discussed below) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which Otonomo is a PFIC, then the ordinary shares will generally continue to be treated as an interest in a PFIC, and the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the Excess Distribution Rules to its ordinary shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the ordinary shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the Excess Distribution Rules described above. A U.S. Holder that is eligible to make a QEF election with respect to its ordinary shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective.

U.S. Holders should consult their own tax advisors as to the availability and desirability of a QEF election.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its ordinary shares to elect out of the Excess Distribution Rules discussed above if Otonomo is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, such U.S. Holder will include in income for each year that Otonomo is treated as a PFIC with respect to such ordinary shares an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the ordinary shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such ordinary shares previously included in income. A U.S. Holder’s basis in the ordinary shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions Otonomo makes would generally be subject to the rules discussed above under “ —Distributions on ordinary shares,” except the lower rates applicable to qualified dividend income would not apply. U.S. Holders of warrants will not be able to make a mark-to-market election with respect to their warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The ordinary shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that ordinary shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Otonomo.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which Otonomo is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the ordinary shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its ordinary shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if Otonomo is a PFIC.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

The section applies to Non-U.S. Holders of ordinary shares and warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of ordinary shares or warrants that is not a U.S. Holder, including:

•	a nonresident alien individual, other than certain former citizens and residents of the United States;

•	a foreign corporation; or

•	a foreign estate or trust.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of ordinary shares and warrants to Non-U.S. Holders

Any (i) distributions of cash or property paid to a Non-U.S. Holders in respect of ordinary shares or (ii) gain realized upon the sale or other taxable disposition of ordinary shares and/or warrants generally will not be subject to U.S. federal income taxation unless:

•

the gain or distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•

in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “ —U.S. Holders—Exercise or Lapse of a warrant,” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of the ordinary shares and warrants.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to distributions received by U.S. Holders of ordinary shares, and the proceeds received on sale or other taxable the disposition of ordinary shares or warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any distributions with respect to ordinary shares and proceeds from the sale, exchange, redemption or other disposition of ordinary shares or warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s ordinary shares or warrants, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as

applicable, or the Non-U.S. Holder otherwise establishes an exemption. Distributions paid with respect to ordinary shares and proceeds from the sale of other disposition of ordinary shares or warrants received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

CERTAIN MATERIAL ISRAELI TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership, and disposition of the ordinary shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli tax considerations

The following is a brief summary of certain material Israeli tax laws applicable to Otonomo, and certain Israeli Government programs that benefit Otonomo. This section also contains a discussion of certain material Israeli tax consequences concerning the ownership and disposition of ordinary shares purchased by investors. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on tax legislation that has not yet been subject to judicial or administrative interpretation, Otonomo cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is not intended, and should not be construed, as legal or professional tax advice and is not exhaustive of all possible tax considerations. The discussion is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below, possibly with a retroactive effect.

THEREFORE, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY FOREIGN, STATE OR LOCAL TAXES.

General corporate tax structure in Israel

Israeli companies are generally subject to corporate tax at a flat rate. In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years) which reduced the corporate income tax rate from 25% to 24% effective from January 1, 2017, and to 23% effective from January 1, 2018 and thereafter. However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Preferred Enterprise, a Benefited Enterprise or a Technological Enterprise (each, as defined herein) may be considerably less. Capital gains derived by an Israeli company are generally subject to the corporate tax rate.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.” Otonomo may qualify as an Industrial Company within the meaning of the Industry Encouragement Law.

The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company, of which 90% or more of its income in any tax year, other than income from certain government loans, capital gains, interest and dividends, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area,” in accordance with the definition under section 3A of the Israeli Income Tax Ordinance (New Version) 1961 (the “Ordinance”). An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

The following are the main tax benefits available to Industrial Companies:

•

Amortization of the cost of purchased patent, rights to use a patent, and know-how, which are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing on the year in which such rights were first exercised;

•	Under limited conditions, an election to file consolidated tax returns with controlled Israeli Industrial Companies;

•	Expenses related to a public offering are deductible in equal amounts over three years commencing on the year of the offering.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax benefits and grants for research and development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

•	The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

•	The research and development must be for the promotion of the company; and

•	The research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that are unqualified under the conditions above are deductible in equal amounts over three years.

From time to time we may apply to the Israel Innovation Authority for approval to allow a tax deduction for all or most of the research and development expenses during the year in which they were incurred. There can be no assurance that such application will be accepted. If we are not able to deduct research and development expenses during the year in which they are paid, we may be able to deduct research and development expenses in equal amounts over a period of three years commencing the year in which the payment of such expenses was made.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets). Generally, an investment program that is implemented in accordance with the provisions of the Investment Law, referred to as an Approved Enterprise, a Beneficiary Enterprise, a Preferred Enterprise, a Preferred Technological Enterprise, or a Special Preferred Technological Enterprise, is entitled to the benefits discussed below. These benefits may include cash grants from the Israeli government and tax benefits, based upon, among other things, the geographic location in Israel of the facility in which the investment is made. In order to qualify for these incentives, the Company is required to comply with the requirements of the Investment Law.

The Investment Law was significantly amended effective as of April 1, 2005 (the “2005 Amendment”), as of January 1, 2011 (the “2011 Amendment”) and as of January 1, 2017 (the “2017 Amendment”). Pursuant to the

2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead, irrevocably, to forego such benefits and have the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits.

Tax benefits under the 2011 Amendment

The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 15% with respect to its income derived by its Preferred Enterprise in 2011 and 2012, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 10%. Under the 2011 Amendment, such corporate tax rate was reduced from 15% and 10%, respectively, to 12.5% and 7%, respectively, in 2013, 16% and 9% respectively, in 2014, 2015 and 2016, and 16% and 7.5%, respectively, in 2017 and thereafter. Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, subject to certain conditions and during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a certain development zone.

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to tax at the following rates: (i) Israeli resident corporations–0% (although, if such dividends are subsequently distributed to individuals or a non-Israeli company the below rates detailed in sub sections (ii) and (iii) shall apply) (ii) Israeli resident individuals–20% (iii) non-Israeli residents (individuals and corporations)–20%, subject to a reduced tax rate under the provisions of any applicable double tax treaty. The withholding tax rate applicable to distribution of dividend from such income to non-Israeli residents is 25% (or 30% if distributed to a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, as defined below), which may be reduced by applying in advance for a withholding certificate from the Israel Tax Authority. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “Means of Control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right.

The 2011 Amendment also provided transitional provisions to address companies already enjoying existing tax benefits under the Investment Law. These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011, a Beneficiary Enterprise can elect to continue to benefit from the benefits provided to it before the 2011 Amendment came into effect, provided that certain conditions are met.

New tax benefits under the 2017 Amendment that became effective on January 1, 2017

The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016 and is effective as of January 1, 2017. The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises,” as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

The 2017 Amendment provides that a Preferred Company satisfying certain conditions will qualify as having a “Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technological Income,” as defined in the Investment Law. The corporate tax rate is further reduced to 7.5% with respect to a Preferred Technological Enterprise located in development zone “A.” In addition, a Preferred Technological Company will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the Israel Innovation Authority.

The 2017 Amendment further provides that a Preferred Company satisfying certain conditions (including group consolidated revenues of at least NIS 10 billion) will qualify as a “Special Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the Israel Innovation Authority. A Special Preferred Technological Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

Dividends distributed by a Preferred Technological Enterprise or a Special Preferred Technological Enterprise, paid out of Preferred Technological Income, are generally subject to tax at the rate of 20% or such lower rate as may be provided in an applicable tax treaty. The withholding tax rate applicable to distribution of dividend from such income to non-Israeli residents is 25% (or 30% if distributed to a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period), which may be reduced by applying in advance for a withholding certificate from the Israel Tax Authority. In addition, if such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the withholding tax rate will be 4% (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld.

Otonomo believes that it may be eligible to the tax benefits under the 2017 Amendment. This should be further examined when relevant.

Taxation of our shareholders

Capital Gains Tax on Sales of our Ordinary Shares

Israeli law generally imposes a capital gains tax on the sale of any capital assets by Israeli residents, as defined for Israeli tax purposes, and on the sale of capital assets located in Israel, including shares of Israeli companies, by both Israeli residents and non-Israeli residents, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Ordinance distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s purchase price attributable to an increase in the Israeli consumer price index, or a foreign currency exchange rate, between the date of purchase and the date of sale. Inflationary surplus is currently not subject to tax in Israel. The real gain is the excess of the total capital gain over the inflationary surplus.

Capital gains taxes applicable to non-Israeli resident shareholders.

A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel, will be exempt from Israeli tax if, among other conditions, the shares were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “United States Israel Tax Treaty”), the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S. Israel Tax Treaty (a “U.S. Resident”) is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12 month period preceding the disposition, subject to certain conditions; or (v) such U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In any such case, the sale, exchange or disposition of such shares by the U.S. Resident would be subject to Israeli tax (unless exempt under the Israeli domestic law as described above). Under the United States Israel Tax Treaty, the gain may be treated as foreign source income for United States foreign tax credit purposes, upon an election by the U.S. Resident, and such U.S. Resident may be permitted to claim a credit for such taxes against the United States federal income tax imposed on such sale, subject to the limitations under the United States federal income tax laws applicable to foreign tax credits. The United States Israel Tax Treaty does not provide such credit against any United States state or local taxes.

Regardless of whether shareholders may be liable for Israeli tax on the sale of our ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale (i.e., provide resident certificate and other documentation).

Capital gains taxes applicable to Israeli resident shareholders.

An Israeli resident corporation who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate (currently of 23%). An Israeli resident individual will generally be subject to capital gain tax at the rate of 25%. However, if the individual shareholder is claiming deduction of interest expenditures or he is a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30%. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined in section 2(1) of the Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% in 2021 plus 3% Surtax). Certain Israeli institutions who are exempt from tax under section 9(2) or section 129(C)(a)(1) of the Ordinance (such as exempt trust funds and pension funds) may be exempt from capital gains tax from the sale of the shares.

Taxation of Israeli shareholders on receipt of dividends.

An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not). If the recipient of the dividend is an Israeli resident corporation such dividend income will be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is liable to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under section 9(2) or section 129C(a)(1) of the Ordinance is exempt from tax on dividend.

Dividend distribution by a Preferred Technology Enterprise or a Special Preferred Technology Enterprise is subject to beneficial withholding tax rates. For a further discussion, see “Certain Material Israeli Tax Considerations—Law for the Encouragement of Capital Investments, 5719-1959—New tax benefits under the 2017 Amendment that became effective on January 1, 2017.”

Taxation of non-Israeli shareholders on receipt of dividends.

Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not), unless a reduced rate is provided under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). For example, under the United States Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by a Preferred Enterprise, Approved Enterprise or Beneficial Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, Benefited Enterprise or Preferred Enterprise are not entitled to such reduction under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the conditions related to the outstanding voting rights and the gross income for the previous year (as set forth in the previous sentences) are met. If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise or Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability. Application for the reduced tax rate requires appropriate documentation presented and specific instruction received from the Israeli Tax Authorities to the extent tax is withheld at source at the maximum rates (see above), a qualified tax treaty recipient will have to comply with some administrative procedures with the Israeli Tax Authorities in order to receive back the excess tax withheld.

A foreign resident who had income from a dividend that was accrued from Israeli source, from which the full tax was deducted, will be exempt from filing a tax return in Israel, unless he is liable to additional Surtax (see below) in accordance with section 121B of the Ordinance.

Dividend distribution by a Preferred Technology Enterprise or a Special Preferred Technology Enterprise is subject to beneficial withholding tax rates. For a further discussion, see “Certain Material Israeli Tax Considerations—Law for the Encouragement of Capital Investments, 5719-1959—New tax benefits under the 2017 Amendment that became effective on January 1, 2017.”

Surtax

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 647,640 for 2021, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling warrants, ordinary shares or interests in ordinary shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their warrants, ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of warrants, shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the warrants or ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our warrants, ordinary shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also sell warrants or our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the warrants or ordinary shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the warrants or our ordinary shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Gross & Co., Tel-Aviv, Israel, has passed upon the validity of our ordinary shares offered by this prospectus and certain other Israeli legal matters related to this prospectus. Latham & Watkins LLP, Houston, Texas, has passed upon the validity of our warrants offered by this prospectus and certain other legal matters relating to U.S. law.

EXPERTS

The consolidated financial statements of Otonomo Technologies Ltd. and its subsidiaries as of December 31, 2019 and 2020, and for each of the years in the two-year period ended December 31, 2020, have been included herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Software Acquisition Group Inc. II as of December 31, 2020 and for the period from June 16, 2020 (inception) through December 31, 2020, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon, appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the ordinary shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual and current reports and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://www.otonomo.io. Through our website, we make available, free of charge, annual current reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

Page
Audited Consolidated Financial Statements of Otonomo Technologies Ltd.

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets	F-3

Consolidated Statements of Operations	F-4

Consolidated Statements of Changes in Redeemable Convertible Preferred Shares and Shareholders’ Deficit	F-5

Consolidated Statements of Cash Flows	F-6

Notes to the Consolidated Financial Statements as of December 31, 2020	F-7

Unaudited Condensed Consolidated Financial Statements of Otonomo Technologies Ltd.

Unaudited Condensed Consolidated Balance Sheets	F-26

Unaudited Condensed Consolidated Statements of Operations	F-27

Unaudited Condensed Consolidated Statements of Changes in Redeemable Convertible Preferred Shares and Shareholders’ Deficit	F-28

Unaudited Condensed Consolidated Statements of Cash Flows	F-29

Notes to Unaudited Condensed Consolidated Financial Statements	F-30

Audited Financial Statements of Software Acquisition Group Inc. II

Report of Independent Registered Public Accounting Firm	F-34

Balance Sheet as of December 31, 2020	F-35

Statement of Operations for the period from June 16, 2020 (inception) through December 31, 2020	F-36

Statement of Changes in Stockholders’ Equity for the period from June 16, 2020 (inception) through December 31, 2020	F-37

Statement of Cash Flows for the period from June 16, 2020 (inception) through December 31, 2020	F-38

Notes to Financial Statements	F-39

Unaudited Condensed Financial Statements of Software Acquisition Group Inc. II

Condensed Balance Sheets as of June 30, 2021 (unaudited) and December 31, 2020 (audited)	F-58

Condensed Statement of Operations for the three and six months ended June 30, 2021 and for the period from June 16, 2020 (inception) through June 30, 2020 (unaudited)	F-59

Condensed Statement of Changes in Stockholder’s Equity for the three and six months ended June 30, 2021 and for the period from June 16, 2020 (inception) through June 30, 2020 (unaudited)	F-60

Condensed Statement of Cash Flows for the three and six months ended June 30, 2021 and for the period from June 16, 2020 (inception) through June 30, 2020 (unaudited)	F-61

Notes to Condensed Financial Statements (unaudited)	F-62

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Otonomo Technologies Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Otonomo Technologies Ltd. and its subsidiaries (the “Company”) as of December 31, 2019 and 2020, the related consolidated statements of operations, changes in redeemable convertible preferred shares and shareholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KPMG International

We have served as the Company’s auditor since 2015

Tel-Aviv, Israel

June 24, 2021

Otonomo Technologies Ltd.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31 2019	December 31 2020	Pro Forma Shareholders’ Equity as of December 31 2020
			(unaudited)
Assets
Current assets
Cash and cash equivalents	10,689	14,813
Short-term investments	11,407	12,800
Restricted cash	162	171
Account receivables	23	108
Other receivables and prepaid expenses	780	206

Total current assets	23,061	28,098

Non-current assets
Other long-term assets	186	202
Property and equipment, net	486	625

Total non-current assets	672	827

Total assets	23,733	28,925

Liabilities, Redeemable Convertible Preferred Shares, and Shareholders’ (Deficit) Equity
Current liabilities
Account payables	280	343
Other payables and accrued expenses	2,556	2,655
Deferred revenue	5	265
Warrants for redeemable convertible preferred shares	—	7,731	—

Total current liabilities	2,841	10,994

Commitments and (Note 8)
Redeemable convertible preferred shares, no par value; 71,449,868 shares authorized as at December 31, 2019 and 2020, 58,197,494 and 62,914,408 shares issued and outstanding as at December 31, 2019 and 2020, respectively; no shares issued and outstanding as of December 31, 2020, pro forma (unaudited)	62,195	77,702	—
Shareholders’ (deficit) equity:
Ordinary shares, no par value; 123,862,910 shares authorized as at December 31, 2019 and 2020, 29,949,406 and 31,482,911 shares issued and outstanding as at December 31, 2019 and 2020, respectively 95,576,550 shares issued and outstanding as of December 31, 2020, pro forma (unaudited)	—	—	—
Additional paid-in capital	8,784	10,357	95,790
Accumulated deficit	(50,087)	(70,128)	(70,128)

Total shareholders’ (deficit) equity	(41,303)	(59,771)	25,662

Total liabilities redeemable convertible preferred shares and shareholders’ (deficit) equity	23,733	28,925

The accompanying notes are an integral part of the consolidated financial statements.

Otonomo Technologies Ltd.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Year ended December 31 2019	Year ended December 31 2020
Revenue	129	394
Cost of services	(1,191)	(1,235)

Gross loss	(1,062)	(841)

Operating expenses:
Research and development	(8,237)	(8,634)
Sales and marketing	(8,108)	(5,213)
General and administrative	(2,852)	(2,540)

Total operating expenses	(19,197)	(16,387)

Operating loss	(20,259)	(17,228)
Financial income (expenses), net	1,226	(2,737)

Loss before income tax expense	(19,033)	(19,965)
Income tax expense	(75)	(76)

Net loss	(19,108)	(20,041)

Net loss per share attributable to ordinary shareholders, basic and diluted	(0.64)	(0.65)

Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	29,801,064	30,668,412

Pro forma net loss per share attributable to ordinary shareholders, basic and diluted (unaudited)	(0.22)	(0.21)

Weighted-average shares used in computing pro forma net loss per share attributable to ordinary shareholders, basic and diluted (unaudited)	87,998,558	94,018,974

The accompanying notes are an integral part of the consolidated financial statements.

Otonomo Technologies Ltd.

Consolidated Statements of Changes in Redeemable Convertible Preferred Shares and Shareholders’ deficit

(in thousands, except share and per share data)

	Redeemable Convertible preferred shares		Ordinary shares		Additional paid-in capital	Accumulated deficit	Total
	Number of Shares	USD thousands	Number of Shares	USD thousands	USD thousands	USD thousands	USD thousands
Balance at January 1, 2019	58,197,494	59,486	29,529,034	—	6,747	(30,979)	(24,232)
Exercise of share options	—	—	420,372	—	27	—	27
Proceeds from redeemable convertible preferred shares	—	2,709	—	—	—	—	—
Share-based compensation	—	—	—	—	2,010	—	2,010
Net loss	—	—	—	—	—	(19,108)	(19,108)

Balance at December 31, 2019	58,197,494	62,195	29,949,406	—	8,784	(50,087)	(41,303)
Issuance of redeemable convertible preferred shares, net	4,716,914	15,507	—	—	—	—	—
Exercise of share options	—	—	1,533,505	—	133	—	133
Share-based compensation	—	—	—	—	1,440	—	1,440
Net loss	—	—	—	—	—	(20,041)	(20,041)

Balance at December 31, 2020	62,914,408	77,702	31,482,911	—	10,357	(70,128)	(59,771)

The accompanying notes are an integral part of the consolidated financial statements.

Otonomo Technologies Ltd.

Consolidated Statements of Cash Flows

(in thousands, except share and per share data)

	Year ended December 31 2019	Year ended December 31 2020
Cash flows from operating activities
Net loss	(19,108)	(20,041)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	138	147
Share based compensation	2,010	1,440
Revaluation of warrants	—	3,271
Other	—	134
Changes in operating assets and liabilities:
Account receivables	13	(85)
Other receivables and prepaid expenses	(578)	574
Deferred tax assets	(9)	3
Other payables and accrued expenses	322	99
Account payables	(97)	63
Deferred revenue	5	260

Net cash used in operating activities	(17,304)	(14,135)

Cash flows from investing activities
Purchases of property and equipment	(177)	(420)
Decrease (increase) in short-term investments	10,263	(1,393)
Increase in other long term assets	(107)	(19)

Net cash provided by (used in) investing activities	9,979	(1,832)

Cash flows from financing activities
Proceeds from issuance of redeemable convertible preferred shares and warrants, net	—	19,967
Proceeds from redeemable convertible preferred shares	2,709	—
Proceeds from exercise of share options	27	133

Net cash provided by financing activities	2,736	20,100

Net increase (decrease) in cash and cash equivalents and short-term restricted cash equivalents	(4,589)	4,133
Cash and cash equivalents and Short-term restricted cash equivalents at the beginning of the year	15,440	10,851

Cash and cash equivalents and Short-term restricted cash equivalents as at end of the year	10,851	14,984

Supplemental disclosures of cash flow information
Cash paid for income taxes	48	69

The accompanying notes are an integral part of the consolidated financial statements.

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 1—General

a.

Otonomo Technologies Ltd. (together with its subsidiaries, “Otonomo”, or the “Company”) was incorporated as an Israeli corporation in December 2015. The Company provides an automotive data service platform enabling car manufacturers, drivers and service providers to be part of a connected ecosystem. The Company’s solutions are designed to run in public clouds.

b.	Merger and Subscription agreements

Subsequent to the balance sheet date, on January 31, 2021, the Company signed a business combination agreement with Software Acquisition Group Inc. II, (“SWAG”) (the “Business Combination Agreement”). SWAG is a blank check company incorporated in Delaware that consummated its initial public offering on June 16, 2020, of 15,000,000 units, at $10.00 per Unit, generating gross proceeds of $150,000,000. On September 24, 2020, the underwriters exercised their over-allotment option in full. As a result, SWAG consummated the sale of an additional 2,250,000 units to the underwriter, at $10.00 per unit, and the sale of an additional 450,000 private placement warrants to the Sponsor, at $1.00 per warrant, generating total gross proceeds of $22,950,000. A total of $22,500,000 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to approximately $172,500,000. SWAG was formed for the purpose of effectuating a merger with one or more businesses. As a result of the Business Combination Agreement, and upon consummation of the merger and the other transactions contemplated by the Business Combination Agreement, SWAG will become a wholly owned subsidiary of the Company, with the security holders of SWAG becoming security holders of the Company. Upon consummation of the merger, assuming none of SWAG’s public stockholders demand redemption, the security holders of the Company and certain members of the Company’s management will own approximately 70% of the outstanding ordinary shares of the Company and the security holders of SWAG and the investors purchasing Company Ordinary Shares will own the remaining Company ordinary shares.

Also, on January 31, 2021, the Company entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to the PIPE Investors, an aggregate of 14,250,000 Company Ordinary Shares (on a post-share split basis, see below) for an aggregate purchase price of $142,500,000, to be effected immediately following the Effective Time, on the terms and subject to the conditions set forth therein.

In addition, on January 31, 2021, certain Company shareholders (the “Selling Holders”) entered into a share purchase agreement (the “Share Purchase Agreement”) with investors (the “Secondary Investors”) pursuant to which, among other things, the Secondary Investors agreed to purchase 3,000,000 Company Ordinary Shares (on a post-share split basis) from the Selling Holders for an aggregate purchase price of $30,000,000.

Immediately prior to the Effective Time, each preferred share of the Company will be converted into one Company Ordinary Share. Additionally, the Company will issue securities pursuant to the Subscription Agreements, as described above.

The following securities issuances will be made by the Company to SWAG security holders at the Effective Time and in each case assumes the share split (as defined below) has occurred: (i) each share of Class A common stock of SWAG and each share of Class B common stock of SWAG will be exchanged for one Company Ordinary Share and (ii) each outstanding warrant of SWAG will be assumed by the Company and will become a warrant of the company (“Company Warrant”) (with the number of Company Ordinary Shares underlying the Company Warrant and the exercise price of such Company Warrants subject to adjustment in accordance with the terms of the Merger Agreement).

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 1—General

On April 20, 2021, the Company’s board of directors approved a 1-for-4.6928 share split (the “Share Split”). As a result, all ordinary share, redeemable convertible preferred shares, options for ordinary shares, exercise price and net loss per share amounts were adjusted retroactively for all periods presented in these financial statements.

The transactions described above are targeted to be consummated in the first half of 2021, after the required approval by the stockholders of SWAG (“SWAG Stockholder Approval”), ordinary and preferred shareholders of the Company (“Company Shareholder Approval”), and preferred shareholders of the Company (“Company Preferred Shareholder Approval”).

Note 2—Summary of Significant Accounting Policies

A. Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of Otonomo Technologies Ltd. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

B. Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods and accompanying notes. Significant items subject to such estimates and assumptions include, but are not limited to, value of warrants to redeemable convertible preferred shares and share-based compensation including the determination of the fair value of the Company’s ordinary shares. The Company bases these estimates on historical and anticipated results, trends and various other assumptions that it believes are reasonable under the circumstances, including assumptions as to future events. Actual results could differ from those estimates.

The novel coronavirus (“COVID-19”) pandemic has created, and may continue to create, significant uncertainty in macroeconomic conditions, and the extent of its impact on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and the impact on the Company’s customers and its sales cycles, The Company considered the impact of COVID-19 on the estimates and assumptions and determined that there were no material adverse impacts on the consolidated financial statements for the year ended December 31, 2020. As events continue to evolve and additional information becomes available, the Company’s estimates and assumptions may change materially in future periods.

C. Foreign Currency

The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar (“dollar” or “$”), thus; the dollar is the functional currency of the Company.

The transactions and balances of the Company denominated in U.S. dollars are presented at their original amounts as the U.S. dollar is the currency of the primary economic environment in which the Company has operated and expects to continue to operate in the foreseeable future. Monetary assets

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 2—Summary of Significant Accounting Policies

C. Foreign Currency

and liabilities denominated in a non-U.S. dollar currency are translated using the current exchange rate and non-monetary assets and liabilities and capital accounts denominated in a non-U.S. dollar currency are translated using historical exchange rates.

Statements of operations accounts denominated in a non-U.S. dollar currency are translated using the exchange rates in effect on the transaction dates, except for depreciation, which is translated using historical exchange rates. Adjustments from the translation of the Company’s financial statements to U.S. dollars and foreign exchange transaction gains and losses are included in loss for the period in which exchange rates change. Such adjustments have been immaterial since inception.

Details of exchange rates:

	December 31	December 31
	2019	2020
Exchange rate of U.S. dollar ($) in New Israeli Shekel (NIS)	3.456	3.215
CPI	100.8	100.1

The translation should not be construed as a representation that the foreign currency amounts upon which the translation is based actually represent, or could be converted into, U.S. dollar.

D. Unaudited Pro Forma Shareholders’ Equity

The Company has presented unaudited pro forma shareholders’ equity as of December 31, 2020 in order to show the assumed effect on the balance sheet of the automatic conversion of the outstanding redeemable convertible preferred shares and warrants upon the consummation of a qualified initial public offering (“IPO”). Upon the consummation of an IPO, all of the outstanding redeemable convertible preferred shares (62,914,408 shares) and warrants shares (1,179,231 shares) will automatically convert into 64,093,639 shares of ordinary shares. The unaudited pro forma shareholders’ equity does not give effect to any proceeds from the assumed IPO.

E. Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments and restricted cash. The Company maintains bank accounts in financial institutions that management believes have strong credit ratings.

F. Cash, Cash equivalents and Short-Term Investments

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at their carrying values, which approximates their fair values. Short-term investments consist of bank deposits.

G. Fair Value Measurements

Fair value is defined as the exchange price that would be received from the sale of an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company measures financial assets and liabilities at fair value at each reporting period using a fair value hierarchy which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s classification within the fair value hierarchy is

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 2—Summary of Significant Accounting Policies

G. Fair Value Measurements

based upon the lowest level of input that is significant to the fair value measurement. Three levels of inputs may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Financial instruments consist of cash equivalents, short-term investments, account receivables, and account payables. Short-term investments are stated at fair value on a recurring basis. Cash equivalents, accounts receivable, and accounts payable are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment date.

See Note 9B for more information regarding the warrant for redeemable convertible preferred shares.

H. Accounts Receivables

Accounts receivable are recorded at the invoiced amount and amounts for which revenue has been recognized but not invoiced, net of allowance for doubtful accounts. The allowance for doubtful accounts is based on the Company’s assessment of the collectability of accounts. The allowance of doubtful accounts was not material for the periods presented.

I. Property and Equipment

Property and equipment are stated at cost net of accumulated depreciation. Maintenance and repair expenses are charged to operation as incurred. Depreciation is calculated on the straight-line method based on the estimated useful lives of the assets and commences once the assets are ready for their intended use.

Annual rates at depreciation are as follows:

%
Computers and software	33
Office furniture and equipment	7;15
Leasehold improvements	Shorter of remaining lease term or estimated useful life

Capitalized Software Costs

Costs related to software acquired, developed, or modified solely to meet the Company’s internal requirements, with no substantive plans to market such software at the time of development are capitalized. Costs incurred during the preliminary planning and evaluation stage of the project and during the post implementation operational stage are expensed as incurred. Costs incurred during the application development stage of the project are capitalized. Maintenance costs are expensed as incurred. The amount of qualifying costs for capitalization incurred was immaterial for the years presented.

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 2—Summary of Significant Accounting Policies

J. Impairment of Property and Equipment

The Company evaluates the recoverability of property and equipment for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be fully recoverable. Such events and changes may include significant changes in performance relative to expected operating results, significant changes in asset use, significant negative industry or economic trends, and changes in the Company’s business strategy. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If such review indicates that the carrying amount of property and equipment is not recoverable, the carrying amount of such assets is reduced to fair value. There were no impairment charges to property and equipment during the years presented.

K. Revenue Recognition

The Company derives its revenues from subscription revenues, which are comprised of subscription fees from customers accessing the Company’s enterprise cloud computing services (“SaaS subscriptions”).

The Company elected to adopt Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), effective as of January 1, 2018, utilizing the full retrospective method of adoption. Accordingly, the consolidated financial statements for the years ended December 31, 2019 and 2020 are presented under ASC 606. Under ASC 606, The Company determines revenue recognition through the following five-step framework:

•	Identification of the contract, or contracts, with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company’s SaaS subscriptions revenues consist primarily of fees to provide the Company’s customers access to its cloud-based platform, which includes routine customer support. Subscription service contracts do not provide customers with the right to take possession of the software, are cancelable, and do not contain general rights of return. Generally, subscription revenues are recognized ratably over the contractual term of the arrangement, beginning on the date that the service is made available to the customer.

Subscription contracts typically have a term of one to three years and based on fixed-fee or a pay per use basis. For fixed-fee basis contracts, invoicing occurring in annual or monthly installments at the beginning of each year of the subscription period or at the end of each month, respectively. For pay per use basis contracts, the Company applies the ‘as-invoiced’ practical expedient that permits the Company to recognize revenue in the amount to which it has a right to invoice the customer.

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the services either on their own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract.

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 2—Summary of Significant Accounting Policies

K. Revenue Recognition

The Company provides access to its cloud-hosted software, without providing the customer with the right to take possession of its software, which the Company considers to be a single performance obligation.

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. For contracts that contain multiple performance obligations, the Company allocates the transaction price for each contract to each performance obligation based on the relative standalone selling price for each performance obligation. In instances where performance obligations do not have observable standalone sales, the Company utilizes available information that may include market conditions, pricing strategies, the economic life of the software, and other observable inputs or uses the expected cost-plus margin approach to estimate the price the Company would charge if the products and services were sold separately.

Incremental costs of obtaining a contract that are eligible to capitalization, were immaterial during the reported periods.

Contract assets consist of unbilled accounts receivable, which occur when a right to consideration for the Company’s performance under the customer contract occurs before invoicing to the customer. The amount of unbilled accounts receivable included within accounts receivable, net on the consolidated balance sheets was immaterial for the periods presented.

Contract liabilities consist of deferred revenue. Revenue is deferred when the Company invoices in advance of performance under a contract. The current portion of the deferred revenue balance is recognized as revenue during the 12-month period after the balance sheet date.

L. Cost of Services

Cost of services consists primarily of expenses related to purchase of data from data suppliers, amounts paid to data suppliers under revenue sharing or fixed price arrangements, third-party cloud infrastructure expenses incurred in connection with the Company’s customers’ use of the Company’s platform and the maintenance of the Company’s platform on public clouds, including different regional deployments, and personnel-related costs associated with customer support and professional services, including salaries, benefits, bonuses and share-based compensation. Cost of services also includes allocated overhead costs.

M. Research and Development

Research and development costs include personnel-related expenses associated with the Company’s engineering personnel responsible for the design, development and testing of its products, cost of development environments and tools, and allocated overhead. Research and development costs are expensed as incurred.

N. Share-Based Compensation

Share-based compensation expense related to share awards is recognized based on the fair value of the awards granted. The fair value of each option award is estimated on the grant date using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying ordinary shares, the expected term of the option, the expected volatility of the price of the underlining shares, risk-free interest rates, and the

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 2—Summary of Significant Accounting Policies

N. Share-Based Compensation

expected dividend yield of the shares. The assumptions used to determine the fair value of the option awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. The related share-based compensation expense is recognized on a straight-line basis over the requisite service period of the awards. Forfeitures are accounted for as they occur instead of estimating the number of awards expected to be forfeited.

O. Income Taxes

The Company is subject to income taxes in Israel, the U.S., and other foreign jurisdictions. These foreign jurisdictions may have different statutory tax rates than in Israel. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The financial effect of changes in tax laws or rates is accounted for in the period of enactment. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

The Company recognizes income tax benefits from tax positions only if it believes that it is more likely than not that the tax position will be sustained upon examination. The tax benefits recognized are measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon settlement.

P. Net Loss Per Share

Net Loss Per Share Attributable to Ordinary Shareholders

The Company computes net loss per share using the two-class method required for participating securities. The two-class method requires income available to ordinary shareholders for the period to be allocated between ordinary shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company considers its redeemable convertible preferred shares to be participating securities as the holders of the redeemable convertible preferred shares would be entitled to dividends that would be distributed to the holders of ordinary shares, on a pro-rata basis assuming conversion of all redeemable convertible preferred shares into ordinary shares. These participating securities do not contractually require the holders of such shares to participate in the Company’s losses. As such, net loss for the periods presented was not allocated to the Company’s participating securities.

The Company’s basic net loss per share is calculated by dividing net loss attributable to ordinary shareholders by the weighted-average number of shares of ordinary shares outstanding for the period, without consideration of potentially dilutive securities. The diluted net loss per share is calculated by giving effect to all potentially dilutive securities outstanding for the period using the treasury share method or the if-converted method based on the nature of such securities. Diluted net loss per share is the same as basic net loss per share in periods when the effects of potentially dilutive shares of ordinary shares are anti-dilutive.

Unaudited Pro Forma Net Loss Per Share Attributable to Ordinary Shareholders

Unaudited pro forma basic and diluted net loss per share attributable to ordinary shareholders for the year ended December 31, 2019 and 2020 has been computed to give effect to the conversion of

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 2—Summary of Significant Accounting Policies

P. Net Loss Per Share

redeemable convertible preferred shares into ordinary shares as of the beginning of the period or the original date of issuance, if later.

Q. Segment Information

The Company operates in one operating and reportable segment. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker, who is the Company’s chief executive officer (“CEO”), in deciding how to allocate resources and assessing performance. The Company’s chief operating decision maker allocates resources and assesses performance based upon discrete financial information at the consolidated level.

Revenue by geographical region of the Company’s customers:

	Year ended December 31 2019	Year ended December 31 2020
	USD thousands	USD thousands
United States	—	43
APAC	2	164
EMEA	127	187

Total revenue	129	394

Property and equipment, net of depreciation, by geographic region:

	December 31 2019	December 31 2020
	USD thousands	USD thousands
United States	7	2
Israel	478	622
Rest of world	1	1

Total property and equipment, net	486	625

Number of Customers accounted for over 10% of Revenue

For the year ended December 31, 2019, the Company had three customers that accounted for 12%, 20% and 63%, respectively, of its revenues. For the year ended December 31, 2020, the Company had two customers that accounted for 12% and 30%, respectively, of its revenues.

R. Recently Issued Accounting Pronouncements

As an “Emerging growth company,” the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act. The adoption dates discussed below reflect this election.

In February 2016, the FASB issued ASU No. 2016-02, Leases, which would require lessees to put all leases on their balance sheets, whether operating or financing, while continuing to recognize the

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 2—Summary of Significant Accounting Policies

R. Recently Issued Accounting Pronouncements

expenses on their income statements in a manner similar to current practice. The guidance states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which defers the effective date of ASU 2016-02 for non-public entities to fiscal years beginning after December 15,2021, and interim periods within fiscal years beginning after December 15, 2022. The guidance will be effective for the Company beginning January 1, 2022, and interim periods in fiscal years beginning January 1, 2023. The Company is currently evaluating the effect that ASU 2016-02 will have on its consolidated financial statements and related disclosures.

Note 3—Cash and Cash Equivalents

	December 31 2019	December 31 2020
	USD thousands	USD thousands
In U.S dollar	5,665	13,326
In New Israeli Shekels and Euro	5,024	1,487

	10,689	14,813

Note 4—Other Receivables and Prepaid Expenses

	December 31 2019	December 31 2020
	USD thousands	USD thousands
Prepaid expenses	629	150
Government institutions	143	56
Other	8	—

	780	206

Note 5—Property and Equipment, net

Property and equipment consists of the following:

	December 31 2019	December 31 2020
	USD thousands	USD thousands
Computer and software	341	350
Office furniture and equipment	191	307
Leasehold improvements	280	344

	812	1,001
Less—accumulated depreciation	(326)	(376)

Property and equipment, net	486	625

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 5—Property and Equipment, net

Depreciation expenses were $138 thousand and $147 thousand for the years ended December 31, 2019 and 2020, respectively.

Note 6—Other payables and Accrued Expenses

	December 31 2019	December 31 2020
	USD thousands	USD thousands
Employees & related institutions	1,339	1,378
Vacation and convalescence	513	659
Government institutions	65	64
Accrued expenses and other	639	554

	2,556	2,655

Note 7—Employee Benefit Plans

Pursuant to Israel’s Severance Pay Law, Israeli employees are entitled to severance pay equal to one month’s salary for each year of employment, or a portion thereof. The Company has elected to include its employees in Israel under Section 14 of the Severance Pay Law, under which these employees are entitled only to monthly deposits made in their name with insurance companies, at a rate of 8.33% of their monthly salary. These payments release the Company from any future obligation under the Israeli Severance Pay Law to make severance payments in respect of those employees; therefore, any liability for severance pay due to these employees, and the deposits under Section 14 are not recorded as an asset in the consolidated balance sheets.

Note 8—Commitments

Leases

The Company leases office space under non-cancelable operating lease until December 31, 2022. Total rent expenses under the operating leases were approximately $405 thousand and $456 thousand for the years ended December 31, 2019 and 2020, respectively.

Future minimum lease payments under non-cancelable operating leases at December 31, 2020 are as follows:

USD thousands
2021	482
2022	482

964

Note 9—Redeemable Convertible Preferred Shares and Shareholders’ Equity

A. Ordinary shares

Each ordinary share is entitled to one vote. The holders of ordinary shares are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of shares outstanding.

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 9—Redeemable Convertible Preferred Shares and Shareholders’ Equity

B. Redeemable Convertible Preferred Seed, A, B, C and C-1 Shares

Redeemable Convertible preferred shares consisted of the following:

	As of December 31, 2020
	Balance Sheet	Designated Shares Authorized	Shares Issued and Outstanding	Aggregate Liquidation Preference
	In USD thousands, except share data
Preferred C-1 shares	4,523	1,071,057	1,071,057	3,860
Preferred C shares	36,729	18,278,046	9,742,586	41,309
Preferred B shares	24,927	14,976,327	14,976,327	25,000
Preferred A shares	8,549	20,203,287	20,203,287	8,600
Preferred Seed shares	2,974	16,921,151	16,921,151	3,000

Total redeemable convertible preferred shares	77,702	71,449,868	62,914,408	81,769

	As of December 31, 2019
	Balance Sheet	Designated Shares Authorized	Shares Issued and Outstanding	Aggregate Liquidation Preference
	In USD thousands, except share data
Preferred C-1 shares	4,523	1,071,057	1,071,057	3,860
Preferred C shares	21,222	18,278,046	5,025,672	21,309
Preferred B shares	24,927	14,976,327	14,976,327	25,000
Preferred A shares	8,549	20,203,287	20,203,287	8,600
Preferred Seed shares	2,974	16,921,151	16,921,151	3,000

Total redeemable convertible preferred shares	62,195	71,449,868	58,197,494	61,769

On February 16, 2020, the Company signed an investment agreement for a total consideration of $19,999,995, issuing a total of 4,716,914 Redeemable Convertible Preferred C Shares together with 1,179,231 warrant (“Warrants”). Each warrant is exercisable to one redeemable convertible Preferred C Share with an exercise price of $0.0001 per warrant. As of December 31, 2020, all Warrants were fully exercisable. These Warrants shall automatically be exercised immediately prior to the earlier of (i) the consummation of a Deemed Liquidation Event, (ii) the consummation of an IPO or (iii) February 16, 2022, unless the holder of the Warrants shall earlier provide written notice to the Company that he desires that the Warrants expire in any of the abovementioned dates unexercised.

As the deemed liquidation preference provisions of the Redeemable Convertible Preferred C Shares are considered contingent redemption provisions that are not solely within the Company’s control, the Warrants have been presented as a liability, with a mark-to-market adjustment related to value of the Warrants being charged to the income statement as part of the Financial expenses (income), net every period. For the year ended December 31, 2020, the Company charged $3,271 thousands relating to the Warrant’s fair value increased in the period.

The exercise price of each Warrant is $0.0001 and therefore, the fair value of each Warrant is approximately equal to the fair value of the underlined Redeemable Convertible Preferred C Share.

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 9—Redeemable Convertible Preferred Shares and Shareholders’ Equity

B. Redeemable Convertible Preferred Seed, A, B, C and C-1 Shares

For the February 2020 valuation, the Company utilized the option pricing backsolve method (“OPM”), based upon recent financing rounds of the Redeemable Preferred Shares. The OPM treats the Company’s security classes as call options on total equity value and allocates its equity value across its security classes based on the rights and preferences of the securities within the capital structure under an assumed liquidation event. The OPM method is used when the range of possible future outcomes is difficult to predict and forecasts would be highly speculative. The Company believed this method was the most appropriate given the expectation of various potential liquidity outcomes and the difficulty of selecting appropriate enterprise values given the Company’s early stage of development.

For the September 2020 valuation, the Company utilized a hybrid model of two scenarios: (1) Merger (“M&A”) and (2) Initial Public Offering (“IPO”). The M&A scenario was based on the fair value of the Company’s business using the income approach with input from management. The IPO scenario was based on various market indications and discussions with potential investors. Application of these approaches and methodologies involves the use of estimates, judgments, and assumptions that are highly complex and subjective, such as those regarding the Company’s expected future revenue, expenses, and future cash flows, discount rates, the selection of comparable public companies, and the probability of and timing associated with possible future events.

The Fair value of the Warrants:

	February 16	December 31
	2020	2020
Value of warrant per share	$3.782	$6.557
Number of redeemable convertible preferred shares issuable upon exercise of warrants	1,179,231	1,179,231
Fair value of warrant liability (in thousand)	$4,460	$7,731

The redeemable convertible Preferred Seed, A, B, C and C-1 Shares (the “Preferred Shares”) have the following rights, preferences and privileges:

1.	Conversion

Right to Convert- subject to the applicable provisions of the Companies Law, each Preferred Share shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, into such number of duly and validly issued, fully paid and non-assessable Ordinary Shares as is determined by dividing the original issue price for such Preferred Share by the Conversion Price (as defined in Articles of Association of the Company (the “Articles”)) at the time in effect for such Share (the “Conversion Ratio”). The initial conversion price with respect to each Preferred Share shall be the original issue price therefor; provided that the conversion price shall be subject to adjustments as provided below (as may be adjusted, the “Conversion Price”).

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 9—Redeemable Convertible Preferred Shares and Shareholders’ Equity

B. Redeemable Convertible Preferred Seed, A, B, C and C-1 Shares

Automatic Conversion- each Preferred Share shall automatically be converted, without payment of additional consideration by the holder thereof, at the then applicable Conversion Ratio into Ordinary Shares immediately upon the earlier to occur of: (a) a Qualified IPO; or (b) written consent or written agreement of the Preferred Majority.

2.	Dividends

Preferred stockholders may receive dividend, when declared, based on the provisions set forth in the Articles. The holders of Ordinary Shares and Preferred Shares shall be entitled to receive dividends if and when declared and distributed by the Board, on an as-converted pro-rata and pari-passu basis.

No dividends have been declared as at December 31, 2020.

3.	Voting

Holders of Preferred Shares may vote with a ratio of one vote to each share, based on the conversion ratio as defined in the Company’s Certificate.

4.	Liquidation preference

In the event of: (i) any liquidation, dissolution, bankruptcy or winding up of the Company whether voluntary or involuntary; or (ii) a Deemed Liquidation (each, a “Distribution Event”); any and all funds, assets or proceeds (whether cash, capital, surplus, earnings, Equity Securities or other property of any kind) distributed or available for distribution to the Shareholders, and/or to which Shareholders are entitled to receive pursuant to any Distribution Event (the “Distributable Proceeds”) shall be distributed among the Shareholders in accordance with the following order of preference and priority: the holders of Preferred C Shares and Preferred C-1, the holders of Preferred B Shares, the holders of Preferred Seed Shares and Preferred A Shares.

Each holder of Preferred Shares shall be entitled to receive on a pro rata basis among such holders of the same series of Preferred Shares, prior to and in preference to any distribution of any of such Distributable Proceeds to the holders of previous series of Preferred Shares and the holders of Ordinary Shares, by reason of their ownership thereof, in respect of each Preferred Share held thereby an amount per such Share equal to the greater of: (x) 100% of the Preferred Share Original Issue Price (as applicable), plus any declared but unpaid dividends thereon, less any amount previously paid in preference in respect of such Preferred Share (as applicable) and (y) the amount that would have been paid in respect of such Preferred Share (as applicable), if all such series of Preferred Shares (as applicable) had been converted into Ordinary Shares immediately prior to such Distribution Event (the “Preferred Preference”). If upon any such Distribution Event, the Distributable Proceeds shall be insufficient to pay the holders of Preferred Shares the full amount of the Preferred Preference, the Distributable Proceeds shall be distributed among the holders of Preferred Shares on a pro rata basis, according to the priority mentioned above, in proportion to the respective amounts which would otherwise be payable in respect of the Preferred Shares held thereby, on a pari passu, as-converted basis, if the Preferred Preference was paid in full.

After the payment of the respective Preferred Preference in full, the remaining Distributable Proceeds shall be distributed among the holders of Ordinary Shares, on a pro-rata pari-passu basis, based on the number of Ordinary Shares (excluding Ordinary Shares issuable upon conversion of Preferred Shares) held by each such holder.

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 9—Redeemable Convertible Preferred Shares and Shareholders’ Equity

B. Redeemable Convertible Preferred Seed, A, B, C and C-1 Shares

5.	Redemption

The redeemable convertible preferred shares do not contain any date-certain redemption features.

6.	Classification of Redeemable Convertible Preferred Shares

The deemed liquidation preference provisions of the redeemable convertible preferred shares are considered contingent redemption provisions that are not solely within the Company’s control. Accordingly, the redeemable convertible preferred shares have been presented outside of permanent equity in the mezzanine section of the consolidated balance sheets.

Note 10—Share Based Compensation

A. Share Option Plan General

In February 2016, the Company adopted the 2016 Share Incentive Plan (the “2016 Plan”) for employees and consultants. Under the 2016 Plan, the Board of Directors (the “Board”) has the authority to grant share options to employees and consultants of the Company under varying Israel tax regimes or any other tax ruling provided by the tax authorities to the Company, as well as with respect to non-Israeli residents pursuant to the applicable law in their respective country of residence. Each option entitles the holder to purchase one ordinary share with no par value.

On December 25, 2016, the Company adopted the 2016 U.S. Sub Plan, designated for U.S. persons.

As at December 31, 2020, the Company reserved 9,165,197 ordinary shares for issuance upon the exercise of options under the Company’s 2016 Share Award Plan and U.S. Sub-Plan.

B. Share Based Compensation and Stock Option Grant Information

The following is a summary of the share based compensation activity and related information for the year ended December 31, 2020:

	Options outstanding		Option exercisable
Exercise price	Number outstanding at December 31, 2020	Weighted average remaining contractual life (in years)	Number exercisable at December 31, 2020
$0.06	4,439,630	5.63	4,417,316
$0.14	2,020,538	5.92	959,772
$0.46	119,812	6.83	97,343
$0.07	706,863	7.00	548,354
$0.47	95,789	7.23	65,831
$0.62	283,272	8.05	143,961
$1.59	30,644	8.43	13,407
$1.11	601,063	8.84	116,166
$0.93	16,753	9.36	—
$0.64	850,833	9.40	—

	9,165,197		6,362,150

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 10—Share Based Compensation

B. Share Based Compensation and Stock Option Grant Information

The option allotments are as follows:

	Number of Options	Weighted average exercise price
Outstanding – January 1, 2019	10,378,925
Granted	1,141,392	$0.86
Forfeited	(296,533)	$0.17
Exercised	(420,372)	$0.07

Outstanding – December 31, 2019	10,803,412
Granted	1,349,997	$0.74
Forfeited	(1,454,707)	$0.48
Exercised	(1,533,505)	$0.09

Outstanding – December 31, 2020	9,165,197

Exercisable at end of period	6,362,150

The Company applies FASB ASC Topic 718 in respect of options granted to employees and consultants using the Black-Scholes Model and recorded net compensation expense in respect of options granted to employees of $2,010 thousand and $1,440 thousand for the years ended December 31, 2019 and 2020, respectively. The Company also recognized a tax benefit of $211 thousand and $23 thousand related to the share based compensation that was fully offset by a valuation allowance for the years ended December 31, 2019 and 2020, respectively. The compensation expense was based on the following parameters:

	Year ended December 31 2019	Year ended December 31 2020
Volatility	39.2%-39.5%	38.3%-41.1%
Risk-free interest rate	1.6%-2.6%	0.4%-1.6%
Expected dividends	0.0%	0.0%
Expected life (in years)	5.8-6.1	5.5-6.1

Note 11—Income Taxes

A. Income tax rate

The corporate tax rate in Israel relevant to the Company is 23%.

The Company’s subsidiaries are separately taxed under the domestic tax laws of the jurisdiction of incorporation of each entity.

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 11—Income Taxes

B. Deferred taxes

The following table presents the significant components of the Company’s deferred tax assets and liabilities:

	December 31 2019	December 31 2020
	USD thousands	USD thousands
Deferred tax assets:
Net operating loss carryforwards	8,630	13,448
Capitalized research and development expenses	1,588	1,889
Share based compensation	987	1,084
Accrued expenses	116	151

Deferred tax assets	11,321	16,572
Valuation allowance	(11,301)	(16,557)

Deferred tax assets, net of valuation allowance	20	15

Deferred tax liabilities:
Property and equipment	(2)	—

Deferred tax liabilities	(2)	—

Net deferred taxes	18	15

Based on the available evidence, management believes that it is more likely than not that certain of its deferred tax assets relating to net operating loss carryforwards and other temporary differences in Israel will not be realized and accordingly, a valuation allowance has been recognized.

As of December 31, 2019, and 2020, the Company has not recognized a deferred tax liability in respect of an insignificant amount of undistributed earnings relating to the Company’s foreign subsidiaries, as these earning are considered indefinitely reinvested for working capital and other offshore investment needs. In the event of a distribution of those earnings in the form of dividends, a sale of the subsidiaries, or certain other transactions, we may be liable for income taxes, subject to an adjustment, if any, for foreign tax credits and foreign withholding taxes payable to certain foreign tax authorities. A determination of the unrecognized deferred tax liability related to those earnings is not practicable.

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 11—Income Taxes

C. Income tax expense

The components of the net income (loss) before the provision for income taxes were as follows:

	Year ended December 31 2019	Year ended December 31 2020
	USD thousands	USD thousands
Israel	(19,241)	(20,004)
Foreign	208	39

Total	(19,033)	(19,965)

Income tax expense was as follows: Current:
Israel	—	—
Foreign	84	73

Total current tax expense	84	73

Deferred:
Israel	—	—
Foreign	(9)	3

Total deferred tax expense	(9)	3

Total income tax expense	75	76

D. Reconciliation

A reconciliation of the Company’s theoretical income tax expense to actual income tax expense is as follows:

	Year ended December 31 2019	Year ended December 31 2020
	USD thousands	USD thousands
Loss before income taxes as reported in the consolidated statements of operations	(19,033)	(19,965)
Statutory tax rate	23%	23%

Theoretical income tax benefit	(4,378)	(4,592)
Foreign tax rate differentials	(3)	1
Non-deductible share based compensation	245	288
Non-deductible revaluation of warrants	—	752
Currency transactions gain	(1,226)	(1,602)
Change in valuation allowance	5,385	5,256
Other differences, net	52	(27)

Actual income tax expense	75	76

E. Operating loss carryforwards

As at December 31, 2020, the Company has net operating loss carryforwards in Israel of approximately $58,472 thousand that carry forward indefinitely.

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 11—Income Taxes

F. Accounting for uncertainty in income taxes

As at December 31, 2019 and 2020, the Company did not have any unrecognized tax benefits and does not expect that the amount of unrecognized tax benefits will change significantly within the next 12 months. The Company’s accounting policy is to accrue interest and penalties related to an underpayment of income taxes as a component of income tax expense.

G. Income tax assessments

The Company has no final income tax assessments since its inception.

Note 12—Net Loss Per Share Attributable to Ordinary Shareholders

The following table sets forth the computation of basic and diluted net loss per share attributable to ordinary shareholders for the periods presented:

	Year ended December 31 2019	Year ended December 31 2020
	In USD thousands, except share data
Numerator:
Net loss	(19,108)	(20,041)

Denominator:
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	29,801,064	30,668,412

Net loss per share attributable to ordinary shareholders, basic and diluted	(0.64)	(0.65)

The potential shares of ordinary shares that were excluded from the computation of diluted net loss per share attributable to ordinary shareholders for the periods presented because including them would have been anti-dilutive are as follows:

	Year ended December 31 2019	Year ended December 31 2020
	In USD thousands, except share data
Convertible redeemable preferred shares	58,197,494	62,319,947
Warrants to convertible redeemable preferred shares	—	1,030,615
Outstanding share options	10,695,382	10,228,594

Total	68,892,876	73,579,156

Unaudited Pro Forma Net Loss Per Share Attributable to Ordinary Shareholders

The Company has presented the unaudited pro forma basic and diluted net loss per share attributable to ordinary shareholders for the years ended December 31, 2019 and 2020, which has been computed to

Otonomo Technologies Ltd.

Notes to the Consolidated Financial Statements as at December 31, 2020

Note 12—Net Loss Per Share Attributable to Ordinary Shareholders

give effect to the conversion of its redeemable convertible preferred shares into ordinary shares (using the if-converted method) as though the conversion had occurred as of the beginning of the period or the original date of issuance, if later. The pro forma net loss per share does not include shares being offered in this offering.

The following table sets forth the computation of the unaudited pro forma basic and diluted net loss per share attributable to ordinary shareholders:

	Year ended December 31 2019	Year ended December 31 2020
	In USD thousands, except share data
Numerator:
Net loss	(19,108)	(20,041)

Denominator:
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	29,801,064	30,668,412
Weighted-average of convertible redeemable preferred shares upon assumed conversion in IPO	58,197,494	62,319,947
Weighted-average of warrants to convertible redeemable preferred shares upon assumed conversion in IPO	—	1,030,615

Weighted-average shares used in computing pro forma net loss per share attributable to ordinary shareholders, basic and diluted	87,998,558	94,018,974

Pro forma net loss per share attributable to ordinary shareholders, basic and diluted	(0.22)	(0.21)

Note 13—Subsequent Events

Subsequent to the balance sheet date, during January 2021, the Company granted additional 285,449 options to employees with an estimated unrecognized compensation expense amounted to $2,446 thousands, which is expected to be recognized over a weighted-average period of 2.40 years.

Otonomo Technologies Ltd.

Interim Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31 2020	June 30 2021
	Audited	Unaudited
Assets

Current assets
Cash and cash equivalents	14,813	13,033
Short-term investments	12,800	4,800
Restricted cash	171	169
Account receivables	108	217
Other receivables and prepaid expenses	206	1,093

Total current assets	28,098	19,312

Non-current assets
Other long-term assets	202	204
Property and equipment, net	625	651

Total non-current assets	827	855

Total assets	28,925	20,167

Liabilities, Redeemable Convertible Preferred Shares, and Shareholders’ Deficit

Current liabilities
Account payables	343	463
Other payables and accrued expenses	2,655	2,831
Deferred revenue	265	75
Warrants for redeemable convertible preferred shares	7,731	—

Total current liabilities	10,994	3,369

Redeemable convertible preferred shares, no par value; 71,462,063 shares authorized as at December 31, 2020, and June 30, 2021; 62,925,145 and 64,104,577 shares issued and outstanding as at December 31, 2020, and June 30, 2021, respectively; liquidation preference of $81,769 thousands and $86,769 thousands as at December 31, 2020, and June 30, 2021, respectively *	77,702	88,598

Shareholders’ (deficit) equity:
Ordinary shares, no par value; 123,884,050 shares authorized as at December 31, 2020 and June 30, 2021; 31,488,284 and 31,531,803 shares issued and outstanding as at December 31, 2020, and June 30, 2021, respectively *	—	—
Additional paid-in capital	10,357	11,432
Accumulated deficit	(70,128)	(83,232)

Total shareholders’ deficit	(59,771)	(71,800)

Total liabilities redeemable convertible preferred shares and shareholders’ deficit	28,925	20,167

*	The Company effected a share split as of the Recapitalization, all ordinary share and redeemable convertible preferred shares amounts were adjusted retroactively for all periods. See also Note 1B.

The accompanying notes are an integral part of the interim unaudited condensed consolidated financial statements.

Otonomo Technologies Ltd.

Interim Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Six-month period ended June 30 2020	Six-month period ended June 30 2021
Revenue	112	496
Cost of services	(589)	(976)

Gross loss	(477)	(480)

Operating expenses:
Research and development	(4,042)	(4,817)
Sales and marketing	(2,767)	(2,700)
General and administrative	(1,109)	(1,908)

Total operating expenses	(7,918)	(9,425)

Operating loss	(8,395)	(9,905)
Financial expenses, net	(2,645)	(3,142)

Loss before income tax expense	(11,040)	(13,047)
Income tax expense	(44)	(57)

Net loss	(11,084)	(13,104)

Net loss per share attributable to ordinary shareholders, basic and diluted	(0.37)	(0.42)

Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted *	30,147,656	31,516,984

*	The Company effected a share split as of the Recapitalization, all ordinary share and redeemable convertible preferred shares amounts were adjusted retroactively for all periods. See also Note 1B.

The accompanying notes are an integral part of the interim unaudited condensed consolidated financial statements.

Otonomo Technologies Ltd.

Interim Unaudited Condensed Consolidated Statements of Changes in Redeemable Convertible Preferred Shares and Shareholders’ Deficit

(in thousands, except share and per share data)

	Redeemable Convertible preferred shares		Ordinary shares		Additional paid-in capital	Accumulated deficit	Total
	Number of Shares*	USD thousands	Number of Shares*	USD thousands	USD thousands	USD thousands	USD thousands
Balance at December 31, 2020	62,925,145	77,702	31,488,284	—	10,357	(70,128)	(59,771)
Changes in the period of six months ended June 30, 2021:
Exercise of warrants for redeemable convertible preferred shares	1,179,432	10,896	—	—	—	—	—
Exercise of share options	—	—	43,519	—	27	—	27
Share-based compensation	—	—	—	—	1,048	—	1,048
Net loss	—	—	—	—	—	(13,104)	(13,104)

Balance at June 30, 2021	64,104,577	88,598	31,531,803	—	11,432	(83,232)	(71,800)

Balance at December 31, 2019	58,207,427	62,195	29,954,518	—	8,784	(50,087)	(41,303)
Changes in the period of six months ended June 30, 2020:
Issuance of redeemable convertible preferred shares, net	4,717,718	15,507	—	—	—	—	—
Exercise of share options	—	—	867,706	—	89	—	89
Share-based compensation	—	—	—	—	656	—	656
Net loss	—	—	—	—	—	(11,084)	(11,084)

Balance at June 30, 2020	62,925,145		30,822,224	—	9,529	(61,171)	(51,642)

*	The Company effected a share split as of the Recapitalization, all ordinary share and redeemable convertible preferred shares amounts were adjusted retroactively for all periods. See also Note 1B.

The accompanying notes are an integral part of the interim unaudited condensed consolidated financial statements.

Otonomo Technologies Ltd.

Interim Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands, except share and per share data)

	Six-month period ended June 30 2020	Six-month period ended June 30 2021
Cash flows from operating activities
Net loss	(11,084)	(13,104)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	78	64
Share-based compensation	656	1,048
Revaluation of warrants	2,749	3,165
Other	3	—
Changes in operating assets and liabilities:
Account receivables	(405)	(109)
Other receivables and prepaid expenses	353	(887)
Other payables and accrued expenses	(944)	176
Account payables	200	120
Deferred revenue	177	(190)
Other	3	(1)

Net cash used in operating activities	(8,214)	(9,718)

Cash flows from investing activities
Purchases of property and equipment	(359)	(90)
Decrease (increase) in short-term investments	(12,993)	8,000
Increase in other long-term assets	(8)	(1)

Net cash provided by (used in) investing activities	(13,360)	7,909

Cash flows from financing activities
Proceeds from issuance of redeemable convertible preferred shares and warrants, net	19,967	—
Proceeds from exercise of share options	89	27

Net cash provided by financing activities	20,056	27

Net decrease in cash and cash equivalents and short-term restricted cash equivalents	(1,518)	(1,782)
Cash and cash equivalents and Short-term restricted cash equivalents at the beginning of the period	10,851	14,984

Cash and cash equivalents and Short-term restricted cash equivalents as at end of the period	9,333	13,202

Appendix A – Material non-cash financing activities:
Conversion of warrants to redeemable convertible preferred shares	—	10,896

The accompanying notes are an integral part of the interim unaudited condensed consolidated financial statements.

Otonomo Technologies Ltd.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

Note 1 - General

A.

Otonomo Technologies Ltd. (together with its subsidiaries, “Otonomo”, or the “Company”) was incorporated as an Israeli corporation in December 2015. The Company provides an automotive data service platform enabling car manufacturers, drivers and service providers to be part of a connected ecosystem. The Company’s solutions are designed to run in public clouds.

B.	Closing of the Merger and Subscription agreements

Subsequent to the balance sheet date, on August 13, 2021 (the “Closing Date”), the Company consummated a recapitalization transaction (the “Recapitalization”) pursuant to a merger agreement, dated January 31, 2021 (the “Merger Agreement”), with Software Acquisition Group Inc. II, (“SWAG”), a publicly traded special purpose acquisition company. On the Closing Date, the following transactions occurred pursuant to the terms of the Merger, Subscription and Share Purchase agreements:

1)

Merger Sub merged with and into SWAG, with SWAG surviving the merger. As a result of the Merger, and simultaneously with the other transactions mentioned above, SWAG became a wholly owned subsidiary of the Company, with the securityholders of SWAG becoming securityholders of the Company.

2)	Each outstanding Preferred Share of the Company was converted into one Ordinary Share.

3)

After giving effect to the redemption of approximately $59,863 thousand of SWAG’s Class A Stock, the remaining securityholders of SWAG were issued an aggregate of 14,576,479 of the Company’s ordinary shares for gross proceeds of $112,646 thousand.

4)	In accordance with the terms of the Subscription Agreements, the PIPE Investors were issued an aggregate of 14,250,000 the Company’s ordinary shares for gross proceeds of $142,500 thousand.

5)

In accordance with the terms of the Share Purchase Agreement, the Secondary PIPE Investors purchased 3,000,000 of the Company’s ordinary shares from the Secondary Selling Shareholders at a purchase price of $10.00 per share, for an aggregate purchase price of $30,000 thousand.

6)

The Company effected a share split of each ordinary share into such number of ordinary shares, such that each ordinary share has a value of $10.00 per share after giving effect to such share split. As of June 30, 2021, the share split calculated ratio was 1:4.6936. As a result, all ordinary share, redeemable convertible preferred shares, options for ordinary shares, exercise price and net loss per share amounts were adjusted retroactively for all periods.

Note 2 - Summary of Significant Accounting Policies

A. Basis of Preparation

The accompanying interim unaudited condensed consolidated financial statements included herein have been prepared by the Company in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”). The interim unaudited condensed consolidated financial statements are comprised of the financial statements of the Company. In management’s opinion, the interim financial data presented includes all adjustments necessary for a fair presentation. All intercompany accounts and transactions have been eliminated. Certain information required by U.S.

Otonomo Technologies Ltd.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

Note 2 - Summary of Significant Accounting Policies (cont’d)

A. Basis of Preparation (cont’d)

generally accepted accounting principles (“GAAP”) has been condensed or omitted in accordance with rules and regulations of the SEC. Operating results for the six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for any future period or for the year ending December 31, 2021.

These interim unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2020.

B. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

C. Significant Accounting Policies

The Company’s significant accounting policies are discussed in Note 2, Summary of Significant Accounting Policies, in the Company’s Annual Report for the year ended December 31, 2020. There have been no significant changes to these policies during the six months ended June 30, 2021.

Note 3 - Share-Based Compensation

In January 2021, the Board of directors of the Company approved the grants of 285,498 options to employees, directors and consultants to purchase ordinary shares of the Company. The options were granted at an exercise price of $0.64 per share with a vesting period of three to four years.

During the six-month periods ended June 30, 2021 and 2020, the Company recorded net compensation expenses in respect of options granted to employees, directors and consultants of $1,048 thousand and $656 thousand, respectively.

As of June 30, 2021, there was $5.0 million of total unrecognized compensation cost related to non-vested employees, directors and consultants’ options, granted under the Company’s equity remuneration plans. That cost is expected to be recognized over a weighted-average period of 1.9 years.

A summary of share option activity under the Company’s equity incentive plans and related information is as follows:

	Number of Options	Weighted average exercise price
Outstanding – January 1, 2021	9,166,762
Granted	285,498	$0.64
Forfeited	(45,120)	$0.61
Exercised	(43,519)	$0.62

Outstanding – June 30, 2021	9,363,621

Otonomo Technologies Ltd.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

Note 3 - Share-Based Compensation (cont’d)

The weighted average grant date fair value of employees, directors and consultants’ options granted during the six-month period ended June 30, 2021 was $8.55.

The fair value of the options is measured at the grant date using the Black-Scholes Options-pricing model and the assumptions used to calculate the fair value of the options are as follows (see also note 10B to the Company’s annual financial statements):

January 2021 grants
Weighted average share price	$9.17
Exercise price	$0.64
Expected life of shares options (in years)	5.6 - 6.1
Expected volatility	40.8% - 41.1%
Risk-free interest rate	0.58% - 0.68%
Dividend yield	0%

Note 4 - Financial Instruments

On June 15, 2021, the Company’s warrants for redeemable convertible preferred shares (“Warrants”) were converted to 1,179,432 Redeemable Convertible Preferred C Shares. The warrants were issued as part of February 2020 financing round and were fully exercisable as of December 31, 2020, with an exercise price of $0.0001 per warrant. See also note 9B to the Company’s annual financial statements.

The fair value of warrants was measured using valuation techniques and classified at level 3 in the fair value hierarchy. The exercise price of each Warrant is $0.0001 and therefore, the fair value of each Warrant is approximately equal to the fair value of the underlined Redeemable Convertible Preferred C Share. As of June 15, 2021, the Fair value of warrant per share was $9.24.

The table below shows a reconciliation between the opening balance and the closing balance regarding to financial instruments measured at fair value at level 3 (see also note 9B to the Company’s annual financial statements) in the fair value hierarchy:

USD thousands
Opening balance January 1, 2021	7,731
Total loss recognized in profit and loss from revaluation of warrants	3,165
Conversion of warrants to redeemable convertible preferred shares	(10,896)

Closing balance June 30, 2021	—

Otonomo Technologies Ltd.

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

Note 5 - Net Loss Per Share Attributable to Ordinary Shareholders

The following table sets forth the computation of basic and diluted net loss per share attributable to ordinary shareholders for the periods presented:

	Six-month period ended June 30 2020	Six-month period ended June 30 2021
	In USD thousands, except share data
Numerator:
Net loss	(11,084)	(13,104)

Denominator:
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	30,147,656	31,516,984

Net loss per share attributable to ordinary shareholders, basic and diluted	(0.37)	(0.42)

The potential shares of ordinary shares that were excluded from the computation of diluted net loss per share attributable to ordinary shareholders for the periods presented because including them would have been anti-dilutive are as follows:

	Six-month period ended June 30 2020	Six-month period ended June 30 2021
	In USD thousands, except share data
Convertible redeemable preferred shares	61,726,166	63,386,381
Warrants to convertible redeemable preferred shares	879,687	1,081,146
Outstanding share options	10,700,374	9,351,396

Total	73,306,227	73,818,923

Note 6 - Related Parties

On January 28, 2021, the Board of Directors approved a new compensation arrangement executed with six key executive officers in connection with the Business Combination. The Bonuses, which will be paid in four installments totaling $3.0 million, became payable upon the closing date and vested each quarter within a period of one year.

Note 7 - Subsequent Events

Acquisition of Neura

On October 4, 2021, the Company acquired 100% of Neura Inc’s outstanding equity interests for transaction consideration of approximately $50 million. The consideration for the acquisition will be through the issuance of the Company’s ordinary shares (the “Neura Shares”). The initial accounting for the business combination is incomplete at the time the financial statements are issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Software Acquisition Group Inc. II

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Software Acquisition Group Inc. II (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from June 16, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 16, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of the 2020 Financial Statements

As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and for the period from June 16, 2020 (inception) through December 31, 2020 have been restated.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

Costa Mesa, California

March 11, 2021 except for the effects of the restatement discussed in Note 2 as to which the date is May 25, 2021

SOFTWARE ACQUISITION GROUP INC. II

BALANCE SHEET

DECEMBER 31, 2020 (AS RESTATED)

ASSETS
Current Assets
Cash	$1,003,468
Prepaid expenses	184,279

Total Current Assets	1,187,747
Marketable securities held in Trust Account	172,503,002

TOTAL ASSETS	$173,690,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities—accounts payable and accrued expenses	$232,918

Total current liabilities	232,918

Warrant liability	18,819,750
Deferred underwriting fee payable	6,037,500

Total Liabilities	25,090,168

Commitments
Class A common stock subject to possible redemption 14,360,058 shares at redemption value	143,600,580
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 2,889,942 issued and outstanding (excluding 14,360,058 shares subject to possible redemption)	289
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding	431
Additional paid-in capital	9,361,244
Accumulated deficit	(4,361,963)

Total Stockholders’ Equity	5,000,001

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$173,690,749

The accompanying notes are an integral part of the financial statements.

SOFTWARE ACQUISITION GROUP INC. II

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 16, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020 (AS RESTATED)

Formation and operating costs	$405,128
Loss from operations	(405,128)

Other income (expenses):
Interest income—bank	23
Interest earned on marketable securities held in Trust Account	3,002
Change in fair value of warrant liability	(2,264,000)
Initial public offering costs allocated to warrant liability	(603,860)
Fair value in excess of warrant purchase consideration	(1,092,000)

Other expenses, net	(3,956,835)
Provision for income taxes	—

Net loss	$(4,361,963)

Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	14,609,255
Basic and diluted net loss per share, Common stock subject to possible redemption	$0.00
Basic and diluted weighted average shares outstanding, Common stock	5,349,259
Basic and diluted net loss per share, Common stock	$(0.82)

The accompanying notes are an integral part of the financial statements.

SOFTWARE ACQUISITION GROUP INC. II

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JUNE 16, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020 (AS RESTATED)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – June 16, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	4,312,500	431	24,569	—	25,000
Sale of 17,250,000 Units, net of underwriting discounts, offering costs and warrant liability	17,250,000	1,725	—	—	152,935,819	—	152,937,544
Class A common stock subject to possible redemption	(14,757,705)	(1,476)	—	—	(147,575,574)	—	(147,577,050)
Change in value of common stock subject to redemption	397,647	40	—	—	3,976,430	—	3,976,470
Net loss	—	—	—	—	—	(4,361,963)	(4,361,963)

Balance – December 31, 2020	2,889,942	$289	4,312,500	$431	$9,361,244	$(4,361,963)	$5,000,001

The accompanying notes are an integral part of the financial statements.

SOFTWARE ACQUISITION GROUP INC. II

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 16, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(AS RESTATED)

Net loss	$(4,361,963)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(3,002)
Change in fair value of warrant liability	2,264,000
Fair value in excess of warrant purchase consideration	1,092,000
Initial public offering costs allocated to warrant liability	603,860
Changes in operating assets and liabilities:
Prepaid expenses	(184,279)
Accounts payable and accrued expenses	232,918

Net cash used in operating activities	(356,466)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(172,500,000)

Net cash used in investing activities	(172,500,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	169,050,000
Proceeds from sale of Private Placement Warrants	5,200,000
Proceeds from promissory note – related party	161,337
Repayment of promissory note – related party	(161,337)
Payment of offering costs	(415,066)

Net cash provided by financing activities	173,859,934

Net Change in Cash	1,003,468
Cash – Beginning of period	—

Cash – End of period	$1,003,468

Non-Cash investing and financing activities:
Initial classification of Class A common stock subject to possible redemption	$146,264,120

Change in value of Class A common stock subject to possible redemption	$(2,663,540)

Deferred underwriting fee payable	$6,037,500

The accompanying notes are an integral part of the financial statements.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Software Acquisition Group Inc. II (the “Company”) is a blank check company incorporated in Delaware on June 16, 2020. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not yet commenced any operations. All activity for the period June 16, 2020 (inception) through December 31, 2020 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”), which is described below, identifying a target company for a Business Combination, Otonomo Technologies Ltd., a company organized under the laws of the State of Israel (“Otonomo”) (see Note 12).

The registration statement for the Company’s Initial Public Offering was declared effective on September 14, 2020. On September 17, 2020, the Company consummated the Initial Public Offering of 15,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $150,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,750,000 warrants (each, a “Private Placement Warrant” and, collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Software Acquisition Holdings II LLC (the “Sponsor”), generating gross proceeds of $4,750,000, which is described in Note 5.

Following the closing of the Initial Public Offering on September 17, 2020, an amount of $150,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

On September 24, 2020, the underwriters exercise their over-allotment option in full. As such, the Company consummated the sale of an additional 2,250,000 Units, at $10.00 per Unit, and the sale of an additional 450,000 Private Placement Warrants, at $1.00 per Private Placement Warrant, generating total gross proceeds of $22,950,000. A total of $22,500,000 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $172,500,000.

Transaction costs amounted to $9,902,566, consisting of $3,450,000 of underwriting fees, $6,037,500 of deferred underwriting fees and $415,066 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The public stockholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s Sponsor has agreed (a) to vote its Founder Shares (as defined in Note 6), and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Placement Warrants (including underlying securities) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to stockholders’ rights of pre-Business Combination activity and (d) that the Founder Shares and Private Placement

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Warrants (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

If the Company is unable to complete a Business Combination by March 17, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its stockholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants issued in connection with its Initial Public Offering as components of equity instead of as

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

derivative liabilities. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the warrant agreement includes a provision that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of common shares, all holders of the warrants would be entitled to receive cash for their warrants (the “tender offer provision”).

In connection with the audit of the Company’s financial statements for the period ended December 31, 2020, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s common shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded the tender offer provision included in the warrant agreement fails the “classified in shareholders’ equity” criteria as contemplated by ASC Section 815-40-25.

As a result of the above, the Company should have classified the warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported cash or investment in trust.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

	As Previously Reported	Adjustments	As Restated
Balance sheet as of September 17, 2020 (audited)
Total Liabilities	$5,588,259	$14,672,500	$20,260,759
Class A Common Stock Subject to Possible Redemption	141,107,370	(14,672,500)	126,434,870
Class A Common Stock	89	147	236
Additional Paid-in Capital	5,002,044	1,527,582	6,529,626
Accumulated Deficit	(2,559)	(1,527,729)	(1,530,288)
Total Stockholders’ Equity	5,000,005	—	5,000,005

Number of Class A common shares subject to redemption	14,110,737	(1,467,250)	12,643,487
Balance sheet as of September 30, 2020 (unaudited)
Total Liabilities	$6,067,559	$15,173,250	$21,240,809
Class A Common Stock Subject to Possible Redemption	162,750,300	(15,173,250)	147,577,050
Class A Common Stock	97	152	249
Additional Paid-in Capital	5,071,606	313,208	5,384,814
Accumulated Deficit	(72,126)	(313,360)	(385,486)
Total Stockholders’ Equity	5,000,008	—	5,000,0008

Number of Class A common shares subject to redemption	16,275,030	(1,517,325)	14,757,705

Balance sheet as of December 31, 2020 (audited)
Total Liabilities	$6,270,418	$18,819,750	$25,090,168
Class A Common Stock Subject to Possible Redemption	162,420,330	(18,819,750)	143,600,580
Class A Common Stock	101	188	289
Additional Paid-in Capital	5,401,572	3,959,672	9,361,244
Accumulated Deficit	(402,103)	(3,959,860)	(4,361,963)
Total Stockholders’ Equity	5,000,001	—	5,000,001

Number of Class A common shares subject to redemption	16,242,033	(1,881,975)	14,360,058

Period from July 1, 2020 to September 30, 2020 (unaudited)
Change in fair value of warrant liability	$—	$1,382,500	$1,382,500
Initial public offering costs allocated to warrant liability	—	(603,860)	(603,860)
Fair value in excess of warrant purchase consideration	—	(1,092,000)	(1,092,000)
Net loss	(71,365)	(313,360)	(384,725)
Weighted average shares outstanding, Common stock subject to possible redemption	15,112,852	(1,554,169)	13,558,683
Basic and diluted net earnings per share, Common stock subject to possible redemption	0.00	—	0.00
Weighted average shares outstanding of Common stock	3,917,477	219,611	4,137,088
Basic and diluted net loss per share, Common stock	(0.02)	(0.07)	(0.09)

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

	As Previously Reported	Adjustments	As Restated

Period from June 16, 2020 (inception) to September 30, 2020 (unaudited)
Change in fair value of warrant liability	$—	$1,382,500	$1,382,500
Initial public offering costs allocated to warrant liability	—	(603,860)	(603,860)
Fair value in excess of warrant purchase consideration	—	(1,092,000)	(1,092,000)
Net loss	(72,126)	$(313,360)	$(385,486)
Weighted average shares outstanding, Common stock subject to possible redemption	15,112,852	(1,554,169)	13,558,683
Weighted average shares outstanding of Common stock	3,895,358	190,605	4,085,963
Basic and diluted net loss per share, Common stock	(0.02)	(0.07)	(0.09)
Period from June 16, 2020 (inception) to December 31, 2020 (audited)
Change in fair value of warrant liability	$—	$(2,264,000)	$(2,264,000)
Initial public offering costs allocated to warrant liability	—	(603,860)	(603,860)
Fair value in excess of warrant purchase consideration	—	(1,092,000)	(1,092,000)
Net loss	(402,103)	(3,959,860)	(4,361,963)
Weighted average shares outstanding, Common stock subject to possible redemption	16,131,141	(1,521,886)	14,609,255
Weighted average shares outstanding of Common stock	4,542,198	807,061	5,349,259
Basic and diluted net loss per share, Common stock	(0.09)	(0.73)	(0.82)

Cash Flow Statement for the Period from June 16, 2020 (inception) to September 30, 2020 (audited)
Net loss	$(72,126)	$(313,360)	$(385,486)
Change in fair value of warrant liability	—	(1,382,500)	(1,382,500)
Initial public offering costs allocated to warrant liability	—	603,860	603,860
Fair value in excess of warrant purchase consideration		1,092,000	1,092,000
Initial classification of warrant liability	—	16,555,750	16,555,750
Initial classification of common stock subject to possible redemption	162,819,870	(16,555,750)	146,264,120
Change in value of common stock subject to possible redemption	(69,570)	1,382,500	1,312,930

Cash Flow Statement for the Period from June 16, 2020 (inception) to December 31, 2020 (audited)
Net loss	$(402,103)	$(3,959,860)	$(4,361,963)
Change in fair value of warrant liability		2,264,000	2,264,000
Fair value in excess of warrant purchase consideration		1,092,000	1,092,000
Initial public offering costs allocated to warrant liability	—	603,860	603,860
Initial classification of warrant liability	—	16,555,750	16,555,750
Initial classification of common stock subject to possible redemption	162,819,870	(16,555,750)	146,264,120
Change in value of common stock subject to possible redemption	(399,540)	(2,264,000)	(2,663,540)

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Marketable Securities Held in Trust Account

At December 31, 2020, substantially all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury Securities.

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance and subject to re-measurement, and each balance sheet date thereafter until exercised. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. See Note 11.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its shares of Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The enactment of the CARES Act did not have a material impact on the Company’s income tax accounts.

Net Loss Per Common Share

Net income (loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 13,825,000 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.

Net loss per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to Common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable common stock shares’ proportionate interest.

For the Period from June 16, 2020 (Inception) through December 31, 2020
Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	$3,002
Less: Income taxes and franchise fees	(3,002)

Net loss allocable to shares subject to possible redemption	$—

Denominator: Weighted Average Common stock subject to possible redemption
Basic and diluted weighted average shares outstanding	14,609,255

Basic and diluted net loss per share	$0.00

Non-Redeemable Common Stock
Numerator: Net Loss minus Net Earnings
Net loss	$(4,361,963)
Net loss allocable to Common stock subject to possible redemption	—

Non-Redeemable Net Loss	$(4,361,963)

Denominator: Weighted Average Non-Redeemable Common Stock
Basic and diluted weighted average shares outstanding	5,349,259

Basic and diluted net loss per share	$(0.82)

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 15,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). On September 24, 2020, in connection with the underwriters’ exercise of the over-allotment

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

option in full, the Company sold an additional 2,250,000 Units at a price of $10.00 per Unit. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,750,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, or $4,750,000 in the aggregate. On September 24, 2020, in connection with the underwriters’ exercise of the over-allotment option in full, the Company sold an additional 450,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant or $450,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On June 16, 2020, the Company issued an aggregate of 4,312,500 shares of Class B common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. The Founder Shares include an aggregate of up to 562,500 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor will collectively own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to fully exercise their over-allotment option on September 24, 2020, there are 562,500 Founder Shares no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

Promissory Note — Related Party

On June 16, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing and is payable on the earlier of March 31, 2021 or the completion of the Initial Public Offering. As of September 17, 2020, there was $161,337 outstanding under the Promissory Note, which was subsequently repaid on September 22, 2020.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Administrative Support Agreement

The Company entered into an agreement, commencing on September 14, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the period from June 16, 2020 (inception) through December 31, 2020, the Company incurred $35,000 in fees for these services, of which such amount is included in accounts payable and accrued expenses in the accompanying balance sheet at December 31, 2020.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into warrants at a price of $1.00 per warrant. The warrants will be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

NOTE 7. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on September 14, 2020, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $6,037,500. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 8. STOCKHOLDERS’ EQUITY

Preferred Stock— The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. At December 31, 2020, there were no preferred shares issued or outstanding.

Class A Common Stock— The Company is authorized to issue up to 100,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

share. At December 31, 2020, there were 2,889,942 shares of Class A common stock issued and outstanding, excluding 14,360,058 shares of Class A common stock subject to possible redemption.

Class B Common Stock— The Company is authorized to issue up to 10,000,000 shares of Class B, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2020, there were 4,312,500 Class B common stock issued and outstanding.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional shares of Class A common stock, or equity linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

The Company may issue additional common stock or preferred stock to complete its Business Combination or under an employee incentive plan after completion of its Business Combination.

NOTE 9. WARRANTS

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Once the Public Warrants become exercisable, the Company may redeem the Public Warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per Public Warrant;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder and
•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants will and the common shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 10. INCOME TAX

The Company’s net deferred tax assets is as follows:

December 31, 2020
Deferred tax assets
Net operating loss carryforward	$81,219

Total deferred tax assets	81,219
Valuation Allowance	(81,219)

Deferred tax assets, net of allowance	$—

The income tax provision consists of the following:

December 31, 2020
Federal
Current	$—
Deferred	(81,219)
State and Local
Current	—
Deferred	—
Change in valuation allowance	81,219

Income tax provision	$—

As of December 31, 2020, the Company had $386,757 of U.S. federal net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from June 16, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $81,219.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

December 31, 2020
Statutory federal income tax rate	21.0%
Meals and entertainment	(0.1)%
Change in fair value of warrant liability	(10.9)%
Transaction costs – warrants	(2.9)%
Fair value in excess of warrant purchase consideration	(5.3)%
Valuation allowance	(1.8)%

Income tax provision	0.0%

The Company files income tax returns in the U.S. federal jurisdiction. The Company’s tax returns for the year ended December 31, 2020 remain open and subject to examination.

NOTE 11. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$172,503,002

Liabilities:
Warrant Liability – Public Warrants	1	11,643,750
Warrant Liability – Private Placement	3	7,176,000

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.

The Private Warrants were initially valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates will be implied from the Company’s own public warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the public warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Warrants. For periods subsequent to the detachment of the warrants from the Units, the close price of the public warrant price will be used as the fair value as of each relevant date.

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of June 16, 2020 (inception)	$—	$—	$—
Initial measurement including over-allotment	6,292,000	10,263,750	16,555,750
Change in valuation inputs or other assumptions	884,000	1,380,000	2,264,000

Fair value as of December 31, 2020	$7,176,000	$11,643,750	18,819,750

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to March 11, 2021 (except for the effects of the restatement discussed in Note 2 as to which the date is May 25, 2021). Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

On January 31, 2021, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Otonomo and Butterbur Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Otonomo (“Merger Sub”).

Pursuant to the Business Combination Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Business Combination”). As a result of the Business Combination, and upon consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Transactions”) the Company will become a wholly owned subsidiary of Otonomo, with the securityholders of the Company becoming securityholders of Otonomo.

The following securities issuances will be made by Otonomo to the Company securityholders at the Effective Time and in each case assume the Stock Split (as defined in the Business Combination Agreement) has occurred: (i) each share of Class A common stock of the Company and each share of Class B common stock of the Company will be exchanged for one Otonomo Ordinary Share and (ii) each outstanding warrant of the Company will be assumed by Otonomo and will become a warrant of Otonomo (“Otonomo Warrant”) (with the number of Otonomo Ordinary Shares underlying Otonomo Warrant and the exercise price of such Otonomo Warrants subject to adjustment in accordance with the terms of the Business Combination Agreement).

The Transactions will be consummated subject to the deliverables and provisions as further described in the Business Combination Agreement.

SOFTWARE ACQUISITION GROUP INC. II

CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$155,056	$1,003,468
Prepaid expenses	133,722	184,279

Total Current Assets	288,778	1,187,747
Marketable securities held in Trust Account	172,508,217	172,503,002

TOTAL ASSETS	$172,796,995	$173,690,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities—accounts payable and accrued expenses	171,720	232,918
Warrant liabilities	22,846,750	18,819,750
Deferred underwriting fee payable	6,037,500	6,037,500

Total Liabilities	29,055,970	25,090,168

Commitments
Class A common stock subject to possible redemption, 13,873,441 and 14,360,058 shares at redemption value as of June 30, 2021 and December 31, 2020, respectively	138,741,019	143,600,580
Stockholders’ Equity
Preferred Stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 3,376,559 and 3,245,843 shares issued and outstanding (excluding 13,873,441 and 14,360,058 shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	338	289
Class B common stock, $0.00001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding as of June 30, 2021 and December 31, 2020	431	431
Additional paid-in capital	14,220,756	9,361,244
Accumulated deficit	(9,221,519)	(4,361,963)

Total Stockholders’ Equity	5,000,006	5,000,001

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$172,796,995	$173,690,749

The accompanying notes are an integral part of the unaudited condensed financial statements.

SOFTWARE ACQUISITION GROUP INC. II

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021	For the Period from June 16, 2020 (Inception) through June 30, 2020
Formation and operational costs	$391,976	$837,807	$761

Loss from operations	(391,976)	(837,807)	(761)
Other income (expense):
Interest income—bank	13	36	—
Interest earned on marketable securities held in Trust Account	2,622	5,215	—
Change in fair value of warrant liabilities	(915,750)	(4,027,000)	—

Other expense, net	(913,115)	(4,021,749)	—
Loss before income taxes	(1,305,091)	(4,859,556)	(761)

Net loss	$(1,305,091)	$(4,859,556)	$(761)

Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	13,873,441	14,181,124	—

Basic and diluted net loss per share, Common stock subject to possible redemption	$0.00	$0.00	$0.00

Basic and diluted weighted average shares outstanding, Common stock	7,689,059	7,381,376	3,750,000

Basic and diluted net loss per share, Common stock	$(0.17)	$(0.66)	$0.00

The accompanying notes are an integral part of the unaudited condensed financial statements.

SOFTWARE ACQUISITION GROUP INC. II

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE AND SIX MONTHS ENDED JUNE 30, 2021

(Unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	2,889,942	$289	4,312,500	$431	$9,361,244	$(4,361,963)	$5,000,001
Change in value of common stock subject to possible redemption	355,901	36	—	—	3,554,432	—	3,554,468
Net loss	—	—	—	—	—	(3,554,465)	(3,554,465)

Balance – March 31, 2021	3,245,843	$325	4,312,500	$431	$12,915,676	$(7,916,428)	$5,000,004
Change in value of common stock subject to possible redemption	130,716	13	—	—	1,305,080	—	1,305,093
Net loss	—	—	—	—	—	(1,305,091)	(1,305,091)

Balance – June 30, 2021	3,376,559	$338	4,312,500	$431	$14,220,756	$(9,221,519)	$5,000,006

FOR THE PERIOD FROM JUNE 16, 2020 (INCEPTION) TO JUNE 30, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – June 16, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	4,312,500	431	24,569	—	25,000
Net loss	—	—	—	—	—	(761)	(761)

Balance – June 30, 2021	—	$—	4,312,500	$431	$24,569	$(761)	$24,239

The accompanying notes are an integral part of the unaudited condensed financial statements.

SOFTWARE ACQUISITION GROUP INC. II

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30, 2021	For the Period from June 16, 2020 (Inception) through June 30, 2020
Cash Flows from Operating Activities:
Net loss	$(4,859,556)	$(761)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	4,027,000	—
Interest earned on marketable securities held in Trust Account	(5,215)	—
Changes in operating assets and liabilities:
Prepaid expenses	50,557	—
Accounts payable and accrued expenses	(61,198)	761

Net cash used in operating activities	(848,412)	—

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000

Net cash provided by financing activities	—	25,000

Net Change in Cash	(848,412)	25,000
Cash – Beginning	1,003,468	—

Cash – Ending	$155,056	$25,000

Non-cash investing and financing activities:
Offering costs included in accrued offering costs	$—	$32,500

Initial classification of Class A common stock subject to possible redemption	$143,600,580	$—

Change in value of Class A common stock subject to possible redemption	$(4,859,561)	$—

The accompanying notes are an integral part of the unaudited condensed financial statements.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Software Acquisition Group Inc. II (the “Company”) is a blank check company incorporated in Delaware on June 16, 2020. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2021, the Company had not yet commenced any operations. All activity for the period June 16, 2020 (inception) through June 30, 2021 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”) and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination, Otonomo Technologies Ltd., a company organized under the laws of the State of Israel (“Otonomo”) (see Note 10).

The registration statement for the Company’s Initial Public Offering was declared effective on September 14, 2020. On September 17, 2020, the Company consummated the Initial Public Offering of 15,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $150,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,750,000 warrants (each, a “Private Placement Warrant” and, collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Software Acquisition Holdings II LLC (the “Sponsor”), generating gross proceeds of $4,750,000, which is described in Note 4.

Following the closing of the Initial Public Offering on September 17, 2020, an amount of $150,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

On September 24, 2020, the underwriters exercise their over-allotment option in full. As such, the Company consummated the sale of an additional 2,250,000 Units, at $10.00 per Unit, and the sale of an additional 450,000 Private Placement Warrants, at $1.00 per Private Placement Warrant, generating total gross proceeds of $22,950,000. A total of $22,500,000 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $172,500,000.

Transaction costs amounted to $9,902,566, consisting of $3,450,000 of underwriting fees, $6,037,500 of deferred underwriting fees and $415,066 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The public stockholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s Sponsor has agreed (a) to vote its Founder Shares (as defined in Note 5), and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Placement Warrants (including underlying securities) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

stockholders’ rights of pre-Business Combination activity and (d) that the Founder Shares and Private Placement Warrants (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

If the Company is unable to complete a Business Combination by March 17, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its stockholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X promulgated under the Securities Act. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A as filed with the SEC on May 25, 2021. The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2021 and December 31, 2020.

Marketable Securities Held in Trust Account

At June 30, 2021 and December 31, 2020, substantially all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury Securities.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its shares of Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations (see Note 8).

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Loss per Common Share

Net income (loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 13,825,000 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statements of operations include a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Net loss per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to Common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable common stock shares’ proportionate interest.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021	For the Period From June 24, 2020 (inception) through June 30, 2020
Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	$2,622	$5,215	$—
Less: Income taxes and franchise fees available to be withdrawn from the Trust Account	(2,622)	(5,215)	—

Net loss allocable to shares subject to possible redemption	$—	$—	$—
Denominator: Weighted Average Common stock subject to possible redemption
Basic and diluted weighted average shares outstanding	13,873,441	14,181,124	—
Basic and diluted net loss per share	$—	$—	$—
Non-Redeemable Common Stock
Numerator: Net Loss minus Net Earnings
Net loss	$(1,305,091)	$(4,859,556)	$(761)
Net loss allocable to Common stock subject to possible redemption	—	—	—

Non-Redeemable Net Loss	$(1,305,091)	$(4,859,556)	$(761)
Denominator: Weighted Average Non-Redeemable Common Stock
Basic and diluted weighted average shares outstanding	7,689,059	7,381,376	3,750,000
Basic and diluted net loss per share	$(0.17)	$(0.66)	$—

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$172,508,217	$172,503,002
Liabilities:
Warrant Liability – Public Warrants	1	14,058,750	11,643,750
Warrant Liability – Private Placement	3	8,788,000	7,176,000

At June 30, 2021, there were 8,625,000 Public Warrants outstanding and 5,200,000 Private Warrants outstanding.

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.

Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period. During the three and six months ended June 30, 2021 there were no transfers to/from Levels 1,2, and 3.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

The Private Warrants were valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates will be implied from the Company’s own public warrant pricing. The Public Warrants were valued based upon the closing quoted price as of June 30, 2021.

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2020	$7,176,000	$11,643,750	$18,819,750
Change in valuation inputs or other assumptions	1,612,000	2,415,000	4,027,000

Fair value as of June 30, 2021	$8,788,000	$14,058,750	22,846,750

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 3. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 15,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). On September 24, 2020, in connection with the underwriters’ exercise of the over-allotment

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

option in full, the Company sold an additional 2,250,000 Units at a price of $10.00 per Unit. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 4,750,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, or $4,750,000 in the aggregate. On September 24, 2020, in connection with the underwriters’ exercise of the over-allotment option in full, the Company sold an additional 450,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant or $450,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On June 16, 2020, the Company issued an aggregate of 4,312,500 shares of Class B common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. The Founder Shares include an aggregate of up to 562,500 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor will collectively own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to fully exercise their over-allotment option on September 24, 2020, there are 562,500 Founder Shares no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

Promissory Note — Related Party

On June 16, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing and is payable on the earlier of March 31, 2021 or the completion of the Initial Public Offering. As of September 17, 2020, there was $161,337 outstanding under the Promissory Note, which was subsequently repaid on September 22, 2020. Borrowings under the Promissory Note are no longer available.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Administrative Support Agreement

The Company entered into an agreement, commencing on September 14, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the three and six months ended June 30, 2021, the Company incurred $30,000 and $60,000 in fees for these services, of which $60,000 is included in accounts payable and accrued expenses in the accompanying condensed balance sheets.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into warrants at a price of $1.00 per warrant. The warrants will be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on September 14, 2020, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $6,037,500. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Business Combination Agreement

On January 31, 2021, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Otonomo and Butterbur Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Otonomo (“Merger Sub”).

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Pursuant to the Business Combination Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Business Combination”). As a result of the Business Combination, and upon consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Transactions”) the Company will become a wholly owned subsidiary of Otonomo, with the securityholders of the Company becoming securityholders of Otonomo.

The following securities issuances will be made by Otonomo to the Company securityholders at the Effective Time and in each case assume the Stock Split (as defined in the Business Combination Agreement) has occurred: (i) each share of Class A common stock of the Company and each share of Class B common stock of the Company will be exchanged for one Otonomo Ordinary Share and (ii) each outstanding warrant of the Company will be assumed by Otonomo and will become a warrant of Otonomo (“Otonomo Warrant”) (with the number of Otonomo Ordinary Shares underlying Otonomo Warrant and the exercise price of such Otonomo Warrants subject to adjustment in accordance with the terms of the Business Combination Agreement).

The Transactions will be consummated subject to the deliverables and provisions as further described in the Business Combination Agreement.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. As of June 30, 2021 and December 31, 2020, there were no preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue up to 100,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. As of June 30, 2021 and December 31, 2020, there were 3,376,559 and 3,245,843 shares of Class A common stock issued and outstanding, excluding 13,873,441 and 14,360,058 shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue up to 10,000,000 shares of Class B, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. As of June 30, 2021 and December 31, 2020, there were 4,312,500 Class B common stock issued and outstanding.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional shares of Class A common stock, or equity linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

The Company may issue additional common stock or preferred stock to complete its Business Combination or under an employee incentive plan after completion of its Business Combination.

NOTE 8. WARRANT LIABILITIES

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Once the Public Warrants become exercisable, the Company may redeem the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder and

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

SOFTWARE ACQUISITION GROUP INC. II

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants will and the common shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as describe below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On July 10, 2021, SWAG, Otonomo and Merger Sub entered into an amendment (the “Amendment”) to the Business Combination Agreement to extend the “Termination Date” under the Business Combination Agreement from July 31, 2021 to September 30, 2021.